Exhibit 99.3

PRO FORMA VALUATION REPORT
MUTUAL HOLDING COMPANY
STOCK OFFERNG

Pioneer Bancorp, Inc. | Albany, New York

HOLDING COMPANY FOR:
Pioneer Savings Bank | Albany, New York

Dated as of February 8, 2019

RP FINANCIAL, LC.
Advisory | Planning | Valuation

4250 North Fairfax Drive, Suite 600
Arlington, Virginia 22203
703.528.1700
rpfinancial.com

February 8, 2019

Board of Directors

Pioneer Bancorp, MHC

Pioneer Bancorp, Inc.

Board of Trustees
Pioneer Savings Bank

652 Albany-Shaker Road

Albany, New York 12211

Members of the Boards of Trustees and Directors:

At your request, we have completed and hereby provide an independent appraisal ("Appraisal") of the estimated pro forma market value of the common stock which is to be issued in connection with the stock issuance transaction described below.

This Appraisal is furnished pursuant to the requirements stipulated in the Code of Federal Regulations and has been prepared in accordance with the “Guidelines for Appraisal Reports for the Valuation of Savings and Loan Associations Converting from Mutual to Stock Form of Organization” (the “Valuation Guidelines”) of the Office of Thrift Supervision (“OTS”) and accepted by the Federal Reserve Board (“FRB”), the Office of the Comptroller of the Currency (“OCC”), the Federal Deposit Insurance Corporation (“FDIC”) and the New York State Department of Financial Services (the “Department”), and applicable regulatory interpretations thereof.

Description of Plan of Reorganization and Stock Offering

On January 15, 2019, the Board of Trustees Pioneer Savings Bank adopted a plan of reorganization (the “Reorganization”) pursuant to which Pioneer Savings Bank will reorganize into a two-tier mutual holding company structure. After the Reorganization, Pioneer Bancorp, Inc. (“Pioneer Bancorp” or the “Company”), a Maryland corporation, will be the mid-tier stock holding company and Pioneer Bancorp, MHC (the “MHC”), a New York chartered mutual holding company, will be the top-tier mutual holding company. The Reorganization will be completed as follows:

(i)	Pioneer Savings Bank will organize a New York-chartered interim stock savings bank as a wholly-owned subsidiary ("Interim One");

(ii)	Interim One will organize a New York-chartered interim stock savings bank as a wholly-owned subsidiary (“Interim Two”);

(iii)	Interim One will organize the Company as a wholly-owned subsidiary;

(iv)	the Bank will exchange its mutual savings bank organization certificate for a New York stock savings bank organization certificate and thereby become the Stock Bank, and Interim One will become the wholly-owned subsidiary of the Stock Bank;

Washington Headquarters
4250 North Fairfax Drive	Telephone: (703) 528-1700
Suite 600	Fax No.: (703) 528-1788
Arlington, VA 22203	Toll-Free No.: (866) 723-0594
www.rpfinancial.com	E-Mail: mail@rpfinancial.com

Board of Trustees

Board of Directors
February 8, 2019

(v)	the shares of common stock of Interim One held by the Stock Bank will be cancelled and Interim One will exchange its organization certificate for a New York organization certificate to become the MHC;

(vi)	concurrently with steps (iv) and (v), Interim Two will merge with and into the Stock Bank with the Stock Bank as the resulting entity and a subsidiary of the MHC, whereby all stock of the Stock Bank will be issued to the MHC in exchange for liquidation interests in the MHC; and

(vii)	the MHC will contribute the capital stock of the Stock Bank to the Company and the Stock Bank will become a wholly-owned subsidiary of the Company.

For purposes of this document, Pioneer Savings Bank will hereinafter be referred to as “Pioneer Bank” or the “Bank”.

Concurrent with the Reorganization, Pioneer Bancorp will issue a majority of its common stock to the MHC and sell a minority of its common stock to the public. At the completion of the public stock offering, the Company will retain up to 50% of the net stock proceeds. The MHC will own a controlling interest in the Company of at least 51%, and the Company will be the sole subsidiary of the MHC. The Company will own 100% of the Bank’s outstanding stock. The Company’s initial activity will be ownership of its subsidiary, Pioneer Bank, investment of the net cash proceeds retained at the holding company level and extending a loan to the employee stock ownership plan.

Pioneer Bancorp will offer its common stock in a subscription offering to Eligible Account Holders, Tax-Qualified Plans including Pioneer Bank’s employee stock ownership plan (the “ESOP”), Supplemental Eligible Account Holders and Other Depositors as such terms are defined for purposes of applicable regulatory guidelines governing stock offerings by mutual institutions. To the extent that shares remain available for purchase after satisfaction of all subscriptions received in the subscription offering, the shares may be offered for sale to members of the general public in a community offering and a syndicated community offering. At least 50% of the net proceeds from the stock offering will be invested in Pioneer Bank and the balance of the net proceeds will be retained by the Company.

At this time, no other activities are contemplated for the Company other than the ownership of the Bank, funding a loan to the newly-formed ESOP and reinvestment of the proceeds that are retained by the Company. In the future, Pioneer Bancorp may acquire or organize other operating subsidiaries, diversify into other banking-related activities, pay dividends or repurchase its stock, although there are no specific plans to undertake such activities at the present time.

The Plan provides for the establishment of a new charitable foundation, Pioneer Bank Community Foundation (the “Foundation”). The Foundation’s contribution will be funded with 2.0% of the number of shares of common stock issued in the stock issuance and $250,000 of cash funded by the net proceeds retained by the Company. The purpose of the Foundation is to provide financial support to charitable organizations in the communities in which Pioneer Bank operates and to enable those communities to share in the Bank’s long-term growth. The Foundation will be dedicated completely to community activities and the promotion of charitable causes.

Board of Trustees

Board of Directors
February 8, 2019

RP® Financial, LC.

RP® Financial, LC. (“RP Financial”) is a financial consulting firm serving the financial services industry nationwide that, among other things, specializes in financial valuations and analyses of business enterprises and securities, including the pro forma valuation for savings institutions converting from mutual-to-stock form. The background and experience of RP Financial is detailed in Exhibit V-1. We believe that, except for the fee we will receive for the Appraisal, we are independent of the Company, Pioneer Bank, the MHC and the other parties engaged by Pioneer Bank, the Company or the MHC to assist in the minority stock offering process.

Valuation Methodology

In preparing our Appraisal, we have reviewed the regulatory applications of the Company, the Bank and the MHC, including the prospectus as filed with the FRB, the FDIC, the Department and the Securities and Exchange Commission (“SEC”). We have conducted a financial analysis of the Company, Pioneer Bank and the MHC that has included a review of audited financial information for the fiscal years ended June 30, 2014 through June 30, 2018, unaudited financial statements as of and for the six months ended December 31, 2018, a review of various unaudited information and internal financial reports through December 31, 2018, and due diligence related discussions with the Bank’s management; Bonadio & Co., LLP, the Bank’s independent auditor; Luse Goreman, PC, the Bank’s counsel for the stock issuance and Sandler O’Neill & Partners, L.P., the Bank’s marketing advisor in connection with the stock offering. All assumptions and conclusions set forth in the Appraisal were reached independently from such discussions. In addition, where appropriate, we have considered information based on other available published sources that we believe are reliable. While we believe the information and data gathered from all these sources are reliable, we cannot guarantee the accuracy and completeness of such information.

We have investigated the competitive environment within which Pioneer Bank operates and have assessed Pioneer Bank’s relative strengths and weaknesses. We have kept abreast of the changing regulatory and legislative environment for financial institutions and analyzed the potential impact on Pioneer Bank and the industry as a whole. We have analyzed the potential effects of the stock offering on Pioneer Bank’s operating characteristics and financial performance as they relate to the pro forma market value of Pioneer Bancorp. We have reviewed the economic and demographic characteristics of the Bank’s primary market area. We have compared Pioneer Bank’s financial performance and condition with selected publicly-traded thrifts in accordance with the Valuation Guidelines, as well as all publicly-traded thrifts and thrift holding companies. We have reviewed the current conditions in the securities markets in general and the market for thrift stocks in particular, including the market for existing thrift issues and initial public offerings by thrifts and thrift holding companies. We have excluded from such analyses thrifts subject to announced or rumored acquisition, and/or institutions that exhibit other unusual characteristics.

The Appraisal is based on Pioneer Bank’s representation that the information contained in the regulatory applications and additional information furnished to us by Pioneer Bank and its independent auditor, legal counsel and other authorized agents are truthful, accurate and complete. We did not independently verify the financial statements and other information provided by Pioneer Bank, or its independent auditor, legal counsel and other authorized agents nor did we independently value the assets or liabilities of Pioneer Bank. The valuation considers Pioneer Bank only as a going concern and should not be considered as an indication of Pioneer Bank’s liquidation value.

Board of Trustees

Board of Directors
February 8, 2019

Our appraised value is predicated on a continuation of the current operating environment for Pioneer Bank and for all thrifts and their holding companies. Changes in the local, state and national economy, the legislative and regulatory environment for financial institutions and mutual holding companies, the stock market, interest rates, and other external forces (such as natural disasters or significant world events) may occur from time to time, often with great unpredictability and may materially impact the value of thrift stocks as a whole or the value of Pioneer Bancorp’s stock alone. It is our understanding that there are no current plans for selling control of Pioneer Bancorp following completion of the stock offering. To the extent that such factors can be foreseen, they have been factored into our analysis.

The estimated pro forma market value is defined as the price at which Pioneer Bancorp’s common stock, immediately upon completion of the stock offering, would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell and both having reasonable knowledge of relevant facts.

Valuation Conclusion

Based on the foregoing, it is our opinion that, as of February 8, 2019, the estimated aggregate pro forma market value of the shares to be issued immediately following the minority stock offering, both shares issued publicly as well as to the MHC, equaled $196,428,570 at the midpoint, equal to 19,642,857 shares offered at a per share value of $10.00. Pursuant to conversion guidelines, the 15% offering range indicates a minimum value of $166,964,280 and a maximum value of $225,892,860. Based on the $10.00 per share offering price determined by the Board, this valuation range equates to total shares outstanding of 16,696,428 at the minimum and 22,589,286 at the maximum. In the event the appraised value is subject to an increase, the aggregate pro forma market value may be increased up to a super maximum value of $259,776,790 without a resolicitation. Based on the $10.00 per share offering price, the super maximum value would result in total shares outstanding of 25,977,679. The Board of Directors has established a public offering range such that the public ownership of the Company will constitute a 43.0% ownership interest prior to the issuance of shares to the Foundation. Accordingly, the offering to the public of the minority stock will equal $71,794,650 at the minimum, $84,464,290 at the midpoint, $97,133,930 at the maximum and $111,704,020 at the super maximum of the valuation range. Based on the public offering range and inclusive of the shares issued to the Foundation, equal to 2.0% of the shares issued in the stock issuance, the public ownership of shares will represent 45.0% of the shares issued throughout the valuation range.

Board of Trustees

Board of Directors
February 8, 2019

Limiting Factors and Considerations

The valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of the common stock. Moreover, because such valuation is determined in accordance with applicable regulatory guidelines and is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of common stock in the stock offering will thereafter be able to buy or sell such shares at prices related to the foregoing valuation of the estimated pro forma market value thereof. The appraisal reflects only a valuation range as of this date for the pro forma market value of Pioneer Bancorp immediately upon issuance of the stock and does not take into account any trading activity with respect to the purchase and sale of common stock in the secondary market on the date of issuance of such securities or at anytime thereafter following the completion of the stock offering.

RP Financial’s valuation was based on the financial condition and operations of Pioneer Bank as of December 31, 2018, the date of the financial data included in the prospectus.

RP Financial is not a seller of securities within the meaning of any federal and state securities laws and any report prepared by RP Financial shall not be used as an offer or solicitation with respect to the purchase or sale of any securities. RP Financial maintains a policy which prohibits RP Financial, its principals or employees from purchasing stock of its client institutions.

This valuation will be updated as provided for in the conversion regulations and guidelines. These updates will consider, among other things, any developments or changes in the financial performance and condition of Pioneer Bank, management policies, and current conditions in the equity markets for thrift shares, both existing issues and new issues. These updates may also consider changes in other external factors which impact value including, but not limited to: various changes in the legislative and regulatory environment for financial institutions, the stock market and the market for thrift stocks, and interest rates. Should any such new developments or changes be material, in our opinion, to the valuation of the shares, appropriate adjustments to the estimated pro forma market value will be made. The reasons for any such adjustments will be explained in the update at the date of the release of the update. The valuation will also be updated at the completion of Pioneer Bancorp’s stock offering.

Respectfully submitted,

RP® FINANCIAL, LC.

Marcus Faust
Managing Director

Gregory E. Dunn
Director

RP® Financial, LC.	TABLE OF CONTENTS

i

TABLE OF CONTENTS
PIONEER BANCORP, INC.

PIONEER BANK
Albany, New York

PAGE
DESCRIPTION		NUMBER

CHAPTER ONE	OVERVIEW AND FINANCIAL ANALYSIS

	Introduction	I.1
	Plan of Reorganization and Stock Offering	I.1
	Strategic Overview	I.3
	Balance Sheet Trends	I.6
	Income and Expense Trends	I.9
	Interest Rate Risk Management	I.12
	Lending Activities and Strategy	I.13
	Asset Quality	I.16
	Funding Composition and Strategy	I.16
	Subsidiary Activities	1.17
	Legal Proceedings	I.18

CHAPTER TWO	MARKET AREA

	Introduction	II.1
	National Economic Factors	II.1
	Market Area Demographics	II.4
	Regional Economy	II.6
	Unemployment Trends	II.8
	Market Area Deposit Characteristics and Competition	II.9

CHAPTER THREE	PEER GROUP ANALYSIS

	Peer Group Selection	III.1
	Financial Condition	III.5
	Income and Expense Components	III.8
	Loan Composition	III.11
	Interest Rate Risk	III.11
	Credit Risk	III.14
	Summary	III.16

RP® Financial, LC.	TABLE OF CONTENTS

ii

TABLE OF CONTENTS

PIONEER BANCORP, INC.
PIONEER BANK
Albany, New York

(continued)

PAGE
DESCRIPTION			NUMBER

CHAPTER FOUR	VALUATION ANALYSIS

Introduction			IV.1
Appraisal Guidelines			IV.1
RP Financial Approach to the Valuation			IV.1
Valuation Analysis			IV.2
1.	Financial Condition		IV.3
2.	Profitability, Growth and Viability of Earnings		IV.4
3.	Asset Growth		IV.6
4.	Primary Market Area		IV.6
5.	Dividends		IV.7
6.	Liquidity of the Shares		IV.8
7.	Marketing of the Issue		IV.9
	A.	The Public Market	IV.9
	B.	The New Issue Market	IV.13
	C.	The Acquisition Market	IV.13
8.	Management		IV.15
9.	Effect of Government Regulation and Regulatory Reform		IV.16
Summary of Adjustments			IV.16
Valuation Approaches: Fully-Converted Basis			IV.16
Basis of Valuation- Fully-Converted Pricing Ratios			IV.18
1.	Price-to-Earnings ("P/E")		IV.18
2.	Price-to-Book ("P/B")		IV.20
3.	Price-to-Assets ("P/A")		IV.22
Comparison to Publicly-Traded MHCs			IV.23
Comparison to Recent MHC Offerings			IV.25
Valuation Conclusion			IV.27

RP® Financial, LC.	LIST OF TABLES

iii

LIST OF TABLES
PIONEER BANCORP, INC.
PIONEER BANK
Albany, New York

TABLE
Number	DESCRIPTION	page

1.1	Historical Balance Sheet Data	I.7
1.2	Historical Income Statements	I.10

2.1	Summary Demographic/Economic Data	II.5
2.2	Primary Market Area Employment Sectors	II.7
2.3	Market Area Largest Employers	II.8
2.4	Unemployment Trends	II.8
2.5	Deposit Summary	II.9
2.6	Market Area Deposit Competitors	II.11

3.1	Peer Group of Publicly-Traded Thrifts	III.3
3.2	Balance Sheet Composition and Growth Rates	III.6
3.3	Income as a Pct. of Avg. Assets and Yields, Costs, Spreads	III.9
3.4	Loan Portfolio Composition and Related Information	III.12
3.5	Interest Rate Risk Measures and Net Interest Income Volatility	III.13
3.6	Credit Risk Measures and Related Information	III.15

4.1	Market Area Unemployment Rates	IV.7
4.2	Pricing Characteristics and After-Market Trends	IV.14
4.3	Fully-Converted Pricing Versus Peer Group	IV.19
4.4	MHC Market Pricing Versus Peer Group	IV.21
4.5	Calculation of Implied Per Share Data- Incorporating MHC Second Step Conversion	IV.24
4.6	MHC Institutions Implied Pricing Ratios, Full Conversion Basis	IV.26

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS

I.1

I. Overview and Financial Analysis

Introduction

Pioneer Savings Bank, established in 1889, is a New York-chartered savings bank headquartered in Albany, New York. Pioneer Savings Bank serves the the Capital Region of New York State, which includes Albany, Rensselaer, Saratoga, Greene, Schenectady and Warren Counties in New York and surrounding markets through 22 full-service banking offices including one which is located in its administrative office building. Pioneer Savings Bank has three wholly-owned subsidiaries, Pioneer Commercial Bank, Pioneer Financial Services, Inc., and Anchor Agency, Inc. (See Subsidiary Activities). A map of Pioneer Savings Bank’s office locations is provided in Exhibit I-1. Pioneer Savings Bank is a member of the Federal Home Loan Bank (“FHLB”) system and its deposits are insured up to the maximum allowable amount by the Federal Deposit Insurance Corporation (“FDIC”). As of December 31, 2018, the Pioneer Savings Bank had total assets of $1.287 billion, total deposits of $1.115 billion and total equity of $126.4 million equal to 9.82% of total assets. Pioneer Savings Bank’s audited financial statements are included by reference as Exhibit I-2.

Plan of Reorganization and Stock Offering

On January 15, 2019, the Board of Trustees of Pioneer Savings Bank adopted a plan of reorganization (the “Reorganization”) pursuant to which Pioneer Savings Bank will reorganize into a two-tier mutual holding company structure. After the Reorganization, Pioneer Bancorp, Inc. (“Pioneer Bancorp” or the “Company”), a Maryland corporation, will be the mid-tier stock holding company and Pioneer Bancorp, MHC (the “MHC”), a New York chartered mutual holding company, will be the top-tier mutual holding company. The Reorganization will be completed as follows:

(i)	Pioneer Savings Bank will organize a New York-chartered interim stock savings bank as a wholly-owned subsidiary ("Interim One");

(ii)	Interim One will organize a New York-chartered interim stock savings bank as a wholly-owned subsidiary (“Interim Two”);

(iii)	Interim One will organize the Company as a wholly-owned subsidiary;

(iv)	the Bank will exchange its mutual savings bank organization certificate for a New York stock savings bank organization certificate and thereby become the Stock Bank, and Interim One will become the wholly-owned subsidiary of the Stock Bank;

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS

I.2

(v)	the shares of common stock of Interim One held by the Stock Bank will be cancelled and Interim One will exchange its organization certificate for a New York organization certificate to become the MHC;

(vi)	concurrently with steps (iv) and (v), Interim Two will merge with and into the Stock Bank with the Stock Bank as the resulting entity and a subsidiary of the MHC, whereby all stock of the Stock Bank will be issued to the MHC in exchange for liquidation interests in the MHC; and

(vii)	the MHC will contribute the capital stock of the Stock Bank to the Company and the Stock Bank will become a wholly-owned subsidiary of the Company.

For purposes of this document, Pioneer Savings Bank will hereinafter be referred to as “Pioneer Bank” or the “Bank”.

Concurrent with the Reorganization, Pioneer Bancorp will issue a majority of its common stock to the MHC and sell a minority of its common stock to the public. At the completion of the public stock offering, the Company will retain up to 50% of the net stock proceeds. The MHC will own a controlling interest in the Company of at least 51%, and the Company will be the sole subsidiary of the MHC. The Company will own 100% of the Bank’s outstanding stock. The Company’s initial activity will be ownership of its subsidiary, Pioneer Bank, investment of the net cash proceeds retained at the holding company level and extending a loan to the employee stock ownership plan.

Pioneer Bancorp will offer its common stock in a subscription offering to Eligible Account Holders, Tax-Qualified Plans including Pioneer Bank’s employee stock ownership plan (the “ESOP”), Supplemental Eligible Account Holders and Other Depositors as such terms are defined for purposes of applicable regulatory guidelines governing stock offerings by mutual institutions. To the extent that shares remain available for purchase after satisfaction of all subscriptions received in the subscription offering, the shares may be offered for sale to members of the general public in a community offering and a syndicated community offering. At least 50% of the net proceeds from the stock offering will be invested in Pioneer Bank and the balance of the net proceeds will be retained by the Company.

At this time, no other activities are contemplated for the Company other than the ownership of Pioneer Bank, a loan to the newly-formed ESOP and reinvestment of the proceeds that are retained by the Company. In the future, Pioneer Bancorp may use the proceeds it retains from the offering to invest in securities; repurchase shares of its common stock, including repurchases to fund stock-based benefit plans; to finance potential acquisition of financial institutions or financial services companies, although the Bank does not currently have any agreements regarding any specific acquisition transaction; and general corporate purposes.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS

I.3

The Reorganization provides for the establishment of a new charitable foundation (the “Foundation”). The Foundation contribution will be funded with 2% of the number of shares of common stock issued in the stock issuance and $250,000 of cash funded by the net proceeds retained by the Company. The purpose of the Foundation is to provide financial support to charitable organizations in the communities in which Pioneer Bank operates and to enable those communities to share in the Bank’s long-term growth. The Foundation will be dedicated completely to community activities and the promotion of charitable causes.

Strategic Overview

Pioneer Bank maintains a local community banking emphasis, with a primary strategic objective of meeting the borrowing and deposit needs of its local customer base. Pioneer Bank’s strategic emphasis in recent years has been to provide full-service community banking products and services. Pioneer Bank is pursuing a strategy of strengthening its community bank franchise dedicated to meeting the banking needs of its business and retail customers in the communities that are served by Pioneer Bank. In recent years, growth strategies have emphasized loan growth driven by growth of commercial real estate, commercial business and 1-4 family permanent mortgage loans. In connection with the implementation of a full service community banking strategy, Pioneer Bank has invested in branches, including by acquiring two branches with $30 million of deposits in August 2016; infrastructure and personnel to manage and facilitate balance sheet growth and revenue diversification strategies.

To further diversify Pioneer Bank’s revenue streams via insurance, employee benefits and wealth management related fee income, in recent years, the Bank undertook three acquisitions. In May 2018, Pioneer Bank acquired substantially all of the operating assets of Ward Financial Management, LTD, a financial services agency to expand wealth management services. Prior to that in July 2017, Pioneer Bank acquired substantially all of the operating assets of Capital Region Strategic Employee Benefit Services LLC of Latham, New York to expand its insurance business by offering related employee benefits products and services. In July 2016, Pioneer Bank acquired Albany, New York based Anchor Agency Inc., an independent insurance agency to offer consumer and commercial insurance products.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS

I.4

The Bank’s objective is to fund asset growth through deposit growth, emphasizing growth of lower cost core deposits. Core deposit growth is expected to continue to be facilitated by growth of commercial business lending relationships, pursuant to which Pioneer Bank seeks to establish a full service banking relationship with its commercial business and, to a lesser degree, commercial real estate loan customers through offering a full range of commercial loan and deposit products and services. As a complement to Pioneer Bank’s consumer and business deposit products and services, Pioneer Bank also offers municipal deposit products and thereby gathers deposits from municipalities in the Capital Region. Municipal deposits are on deposit at Pioneer Commercial Bank, a New York State Commercial Bank and wholly-owned subsidiary of Pioneer Bank (See Subsidiary Activities).

The investment portfolio provides supplemental interest income and is considered to be indicative of a low risk investment philosophy. U.S. Government and agency obligations constitute the largest concentration of the investment portfolio, followed by municipal bonds. Other investments held by the Bank include common and preferred stocks and small balances of mortgage-backed and asset-backed securities.

Deposits have consistently served as the primary funding source for Pioneer Bank, with seasonal utilization of short-term FHLB borrowings to provide additional funding during seasonal low periods of the Bank’s municipal deposit base Core deposits, consisting mostly of transaction and money market account deposits, followed by savings account deposits constitute the major portion of Pioneer Bank’s deposit base. Borrowings held by Pioneer Bank as of December 31, 2018 consisted entirely of FHLB advances totaling $30 million.

Pioneer Bank’s earnings base is largely dependent upon net interest income and operating expense levels and to a lesser degree on a combination of service charges on deposits, insurance, wealth management and other income sources. Pioneer Bank’s net interest margin has trended higher in recent years, which has been facilitated by higher yielding loan growth that has provided for a more rapid increases in the yield on earning assets compared to Pioneer Bank’s cost of funds. At the same time, non-interest operating income driven by growth of wealth management and insurance related income has been an increasing contributor to Pioneer Bank’s earnings in recent years. Containment of increases in operating expenses combined with asset growth has served to leverage the Bank’s operating expense ratio in recent years, which along growth of net interest income and non-interest operating income has translated into an improving efficiency ratio.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS

I.5

The post-offering business plan of Pioneer Bank is expected to continue to focus on implementing strategic initiatives to further develop and grow its full service community banking franchise. Accordingly, Pioneer Bank will continue to be an independent full service community bank, with a commitment to meeting the consumer and commercial banking needs of individuals and businesses in the Capital region of New York.

Pioneer Bank’s Board of Trustees has elected to complete a public stock offering to sustain growth strategies and to facilitate implementation of its strategic plan. The capital realized from the stock offering will allow for additional growth of the balance sheet. The additional funds realized from the stock offering will provide an alternative funding source to deposits and borrowings in meeting the Bank’s future funding needs, which may facilitate a reduction in Pioneer Bank’s funding costs. Additionally, the Bank’s higher equity-to-assets ratio will enable the Bank to pursue additional expansion opportunities. Such expansion would most likely occur through the establishment of additional banking offices, or acquisition of branches and deposits from other financial institutions operating in the Capital Region; and the expansion of its wealth management and insurance activities through acquisition of businesses with operations in the Capital Region of New York. The Bank will also be in a better position to pursue growth through acquisition of other financial institutions following the stock offering, given its strengthened capital position. The projected uses of proceeds are highlighted below.

•	The Company. The Company is expected to retain 50% of the net offering proceeds. At present, funds at the Company level, net of the loan to the ESOP, are expected to be primarily invested initially into liquid funds held as a deposit at Pioneer Bank. Over time, the funds may be utilized for various corporate purposes, possibly including acquisitions, infusing additional equity into Pioneer Bank, repurchases of common stock and the payment of cash dividends.

•	Pioneer Bank. Approximately 50% of the net conversion proceeds will be infused into Pioneer Bank. Cash proceeds (i.e., net proceeds less deposits withdrawn to fund stock purchases) infused into Pioneer Bank are anticipated to become part of general operating funds and are expected to be primarily utilized to fund loan growth over time.

Overall, it will be the Bank’s objective to pursue controlled growth that will serve to increase returns, while continuing to emphasize management of the overall risk associated with Pioneer Bank’s operations.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS

I.6

Balance Sheet Trends

Table 1.1 shows Pioneer Bank’s historical balance sheet data for the past five and one-half fiscal years. From June 30, 2014 through December 31, 2018, Pioneer Bank’s assets increased at a 10.40% annual rate. Asset growth was largely driven by loan growth, which was primarily funded by deposit growth. A summary of Pioneer Bank’s key operating ratios for the past five and one-half fiscal years is presented in Exhibit I-3.

Pioneer Bank’s loans receivable portfolio increased at an 11.55% annual rate from June 30, 2014 through December 31, 2018. The balance of loans receivable has consistently trended higher over the five and one-half years. The most significant loan growth was realized during the fiscal year ended June 30, 2017, which was primarily attributable to growth of the commercial real estate and commercial business loan portfolios. Pioneer Bank’s higher loan growth rate compared to its asset growth rate served to increase the loans-to-assets ratio from 76.29% at fiscal yearend 2014 to 79.95% at December 31, 2018.

Growth of Pioneer Bank’s loan portfolio since fiscal yearend 2014 has been primarily driven by growth of commercial business, commercial real estate loans and 1-4 family loans, while the overall composition of the loan portfolio since fiscal year end 2014 has shifted somewhat more towards higher concentrations of commercial business loans, 1-4 family permanent mortgage loans and commercial construction loans. From fiscal yearend 2014 through December 31, 2018, commercial real estate loans (non-residential and multi-family loans) decreased from 40.77% of total loans to 36.48% of total loans and commercial business loans increased from 13.90% of total loans to 17.62% of total loans. Over the same time period, the relative concentrations of 1-4 family loans increased from 26.23% of total loans to 28.98% of total loans and home equity loans and lines of credit decreased from 10.48% of total loans to 7.66% of total loans. Commercial construction loans increased from 5.72% of total loans to 7.13% of total loans over the same period, while consumer loans decreased from 2.89% of total loans to 2.13% of total loans.

The intent of Pioneer Bank’s investment policy is to provide liquidity and to generate a favorable return within the context of supporting Pioneer Bank’s overall credit and interest rate risk objectives. It is anticipated that proceeds retained at the holding company level will be invested into liquid funds held as a deposit at Pioneer Bank. Since fiscal yearend 2014, Pioneer Bank’s level of cash and investment securities (inclusive of FHLB stock) ranged from a low of 11.07% of assets at fiscal yearend 2017 to a high of 18.14% of assets at fiscal yearend 2014. As of December 31, 2018, the balance of cash and investments equaled 13.21% of total assets. U.S. government and agency securities securities totaling $83.4 million comprised the most significant component of Pioneer Bank’s investment portfolio at December 31, 2018. Other investments held by Pioneer Bank at December 31, 2018 consisted of municipal bonds ($18.9 million), preferred stocks ($6.0 million), common stocks ($2.8 million), mortgage backed securities ($1.1 million) and asset-backed securities ($144,000). As of December 31, 2018, investments maintained as as available for sale totaled $107.1 million and investments maintained as held to maturity totaled $4.3 million. Investments maintained as available-at December 31, 2018 had a net unrealized loss of $681,000. Exhibit I-4 provides historical detail of Pioneer Bank’s investment portfolio. As of December 31, 2018, Pioneer Bank also held $56.5 million of cash and cash equivalents and $2.2 million of FHLB stock.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS

I.7

Table 1.1

Pioneer Bank

Historical Balance Sheet Data

													06/30/14- 12/31/18
	At June 30,										At December 31,		Annual.
	2014		2015		2016		2017		2018		2018		Growth Rate
	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Pct
	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)	(%)
Total Amount of:
Assets	$824,620	100.00%	$881,285	100.00%	$995,918	100.00%	$1,134,139	100.00%	$1,284,128	100.00%	$1,286,967	100.00%	10.40%
Cash and cash equivalents	58,809	7.13%	35,141	3.99%	34,518	3.47%	40,261	3.55%	120,280	9.37%	56,456	4.39%	-0.90%
Investment securities	89,792	10.89%	112,139	12.72%	104,762	10.52%	84,188	7.42%	93,360	7.27%	111,419	8.66%	4.91%
Loans receivable, net	629,134	76.29%	678,796	77.02%	789,010	79.22%	932,762	82.24%	985,902	76.78%	1,028,920	79.95%	11.55%
Loans held-for-sale	576	0.07%	1,062	0.12%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-100.00%
FHLB stock	958	0.12%	986	0.11%	1,584	0.16%	1,149	0.10%	883	0.07%	2,233	0.17%	20.69%
Bank-owned life insurance	17,279	2.10%	17,423	1.98%	17,527	1.76%	17,601	1.55%	17,715	1.38%	17,780	1.38%	0.64%
Goodwill/Other intangibles	-	0.00%	-	0.00%	-	0.00%	5,740	0.51%	10,167	0.79%	10,005	0.78%	NM
Deposits	$716,487	86.89%	$769,124	87.27%	$864,189	86.77%	$1,010,026	89.06%	$1,150,262	89.58%	$1,114,959	86.63%	10.33%
FHLB advances and other borrowings	1,750	0.21%	6,758	0.77%	17,000	1.71%	5,000	0.44%	0	0.00%	30,000	2.33%	88.04%

Equity	$93,158	11.30%	$93,620	10.62%	$93,610	9.40%	$104,013	9.17%	$118,063	9.19%	$126,394	9.82%	7.02%
Tangible equity	93,158	11.30%	93,620	10.62%	93,610	9.40%	98,273	8.66%	107,896	8.40%	116,389	9.03%	5.07%

Loans/Deposits		87.81%		88.26%		91.30%		92.35%		85.71%		92.28%

Number of offices	17		17		18		22		22		22

(1) Ratios are as a percent of ending assets.

Sources: Pioneer Bank's prospectus, audited and unaudited financial statements and RP Financial calculations.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS

I.8

Pioneer Bank also maintains an investment in bank-owned life insurance (“BOLI”) policies, which cover the lives of certain current and former officers of Pioneer Bank. The life insurance policies earn tax-exempt income through cash value accumulation and death proceeds. As of December 31, 2018, the cash surrender value of Pioneer Bank’s BOLI equaled $17.8 million.

Since fiscal yearend 2014, Pioneer Bank’s funding needs have primarily been addressed through a combination of deposits and internal cash flows and to a much lesser degree borrowings. From fiscal yearend 2014 through December 31, 2018, Pioneer Bank’s deposits increased at a 10.33% annual rate. Deposits as a percent of assets remained fairly stable equaling 86.89% of assets at fiscal yearend 2014 and 86.63% of assets at December 31, 2018. Deposits growth was sustained from fiscal yearend 2014 through fiscal yearend 2018, which was followed by a slight decrease in deposits during the six months ended December 31, 2018. Deposit growth trends in recent years reflect that deposit growth has primarily consisted of core deposits and, to a lesser extent, growth in certificates of deposit (“CDs”). Core deposits comprised 88.87% of total deposits at December 31, 2018, versus 85.81% of total deposits at June 30, 2016.

Borrowings serve as an alternative funding source for Pioneer Bank to provide additional funding during seasonal low periods for the Bank’s municipal deposit base. From fiscal yearend 2014 through December 31, 2018, borrowings increased from $1.8 million or 0.21% of assets to $30.0 million or 2.33% of assets. Borrowings currently held by Pioneer Bank consist of FHLB advances.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS

I.9

Pioneer Bank’s equity increased at a 7.02% annual rate from fiscal yearend 2014 through December 31, 2018, which was largely related to retention of earnings. A higher rate of asset growth relative to equity growth since fiscal yearend 2014 provided for a decrease in Pioneer Bank’s equity-to-assets ratio from 11.30% at fiscal yearend 2014 to 9.82% at December 31, 2018. Similarly, Pioneer Bank’s tangible equity-to-assets ratio decreased from 11.30% at fiscal yearend 2014 to 9.03% at December 31, 2018. Goodwill and other intangibles totaled $10.0 million or 0.78% of assets at December 31, 2018. Pioneer Bank maintained capital surpluses relative to all of its regulatory capital requirements at December 31, 2018. The addition of stock proceeds will serve to strengthen Pioneer Bank’s capital position, as well as support growth opportunities. At the same time, the increase in the pro forma capital position may initially depress the ROE.

Income and Expense Trends

Table 1.2 shows Pioneer Bank’s historical income statements for the past five fiscal years and for the twelve months ended December 31, 2018. Pioneer Bank’s reported earnings ranged from a low of $4.4 million or 0.54% of average assets for the fiscal year ended June 30, 2014 to a high of $16.8 million or 1.30% of average assets for the twelve months ended December 31, 2018. Net interest income and operating expenses represent the primary components of Pioneer Bank’s recurring earnings, while non-interest operating income has become an increasingly significant contributor to Pioneer Bank’s earnings. On a net basis, non-operating income and losses have generally not been a significant factor in Pioneer Bank’s earnings over the past five and one-half fiscal years, while loan loss provisions have had a varied impact on the Bank’s earnings over the past five and one-half fiscal years.

During the period covered in Table 1.2, Pioneer Bank’s net interest income to average assets ratio ranged from a low of 3.22% for fiscal year 2016 to a high of 3.62% for the twelve months ended December 31, 2018. The upward trend in Pioneer Bank’s net interest income ratio since 2016 was due to a more significant increase in the interest income ratio compared to interest expense ratio, which was supported by a widening of the Bank’s yield-cost spread realized through a comparatively higher increase in the yield earned on interest-earning assets relative to the increase in the Bank’s cost of funds. Overall, during the past five and one-half years, Pioneer Bank’s interest rate spread ranged from a low of 3.40% for fiscal year 2015 to a high of 3.93% for the six months ended December 31, 2018. Pioneer Bank’s net interest rate spreads, and yields and costs for the past five and one-half fiscal years are set forth in Exhibit I-3 and Exhibit I-5.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS

I.10

Table 1.2

Pioneer Bank

Historical Income Statements

For the Year Ended June 30,	For the 12 Months
2014	2015	2016	2017	2018	Ended 12/31/18
Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)
($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)

Interest and dividend income	$28,237	3.50%	$28,805	3.42%	$32,161	3.39%	$37,621	3.48%	$46,486	3.73%	$50,536	3.91%
Interest expense	(1,478)	-0.18%	(1,314)	-0.16%	(1,648)	-0.17%	(2,411)	-0.22%	(3,186)	-0.26%	(3,758)	-0.29%
Net interest income	$26,759	3.31%	$27,491	3.26%	$30,513	3.22%	$35,210	3.25%	$43,300	3.47%	$46,778	3.62%
Provision for loan losses	(890)	-0.11%	(962)	-0.11%	(1,180)	-0.12%	(2,395)	-0.22%	(1,970)	-0.16%	(2,230)	-0.17%
Net interest income after provisions	$25,869	3.20%	$26,529	3.15%	$29,333	3.09%	$32,815	3.03%	$41,330	3.31%	$44,548	3.45%
Gain on sale of loans	$62	0.01%	$75	0.01%	$34	0.00%	$0	0.00%	$0	0.00%	$0	0.00%
Other non-intereset operating income	7,317	0.91%	7,024	0.83%	7,480	0.79%	11,167	1.03%	12,120	0.97%	13,270	1.03%
Operating expense	(27,017)	-3.35%	(27,327)	-3.24%	(30,272)	-3.19%	(35,366)	-3.27%	(36,325)	-2.91%	(36,906)	-2.86%
Net operating income	$6,231	0.77%	$6,301	0.75%	$6,575	0.69%	$8,616	0.80%	$17,125	1.37%	$20,912	1.62%

Non-Operating Income/(Losses)
Net gain (loss) on securities	$283	0.04%	$317	0.04%	$140	0.01%	$519	0.05%	$812	0.07%	$10	0.00%
Net gain (loss) on sale and write-down of OREO	(181)	-0.02%	-	-	(41)	0.00%	-	-	-	-	(17)	0.00%
Net gain (loss) disposal of assets	(228)	-0.03%	(18)	0.00%	613	0.06%	(789)	-0.07%	(128)	-0.01%	127	0.01%
Net non-operating income(loss)	($126)	-0.02%	$299	0.04%	$712	0.08%	($270)	-0.02%	$684	0.05%	$120	0.01%

Net income before tax	$6,105	0.76%	$6,600	0.78%	$7,287	0.77%	$8,346	0.77%	$17,809	1.43%	$21,032	1.63%
Income tax provision	(1,745)	-0.22%	(2,220)	-0.26%	(2,289)	-0.24%	(2,715)	-0.25%	(6,310)	-0.51%	(4,235)	-0.33%
Net income (loss)	$4,360	0.54%	$4,380	0.52%	$4,998	0.53%	$5,631	0.52%	$11,499	0.92%	$16,797	1.30%

Adjusted Earnings
Net income	$4,360	0.54%	$4,380	0.52%	$4,998	0.53%	$5,631	0.52%	$11,499	0.93%	$16,797	1.30%
Add(Deduct): Non-operating income	126	0.02%	(299)	-0.04%	(712)	-0.08%	270	0.02%	(684)	-0.05%	(120)	-0.01%
Tax effect (2)	(33)	0.00%	78	0.01%	185	0.02%	(70)	-0.01%	178	0.01%	31	0.00%
Adjusted earnings	$4,453	0.55%	$4,159	0.49%	$4,471	0.47%	$5,831	0.54%	$10,993	0.88%	$16,708	1.29%

Expense Coverage Ratio (3)	0.99	x	1.01	x	1.01	x	0.99	x	1.19	x	1.27	x
Efficiency Ratio (4)	79.20%	79.02%	79.55%	76.40%	65.54%	61.51%

(1)	Ratios are as a percent of average assets.
(2)	Assumes a 26.0% effective tax rate.
(3)	Expense coverage ratio calculated as net interest income before provisions for loan losses divided by operating expenses.
(4)	Efficiency ratio calculated as operating expenses divided by the sum of net interest income before provisions for loan losses plus non-interest operating income.

Sources: Pioneer Bank's prospectus, audited & unaudited financial statements and RP Financial calculations.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS

I.11

Loan loss provisions have had a varied impact on Pioneer Bank’s earnings over the past five and one-half fiscal years. During the period covered in Table 1.2, the amount of loan loss provisions established ranged from low of $890,000 or 0.11% of average assets for fiscal year 2014 to a high of $2.4 million or 0.22% of average assets for fiscal year 2017. For the twelve months ended December 31, 2018, the Bank reported loan loss provisions of $2.2 million or 0.17% of average assets. The increase in loss provisions established in recent years was related to a combination of loan portfolio growth, an increase in non-performing loans and an increase in net charge-offs recorded during the six months ended December 31, 2018. As of December 31, 2018, Pioneer Bank maintained loan loss allowances of $13.6 million, equal to 1.13% of total loans receivable and 115.83% of non-performing loans. Exhibit I-6 sets forth Pioneer Bank’s loan loss allowance activity for the past five and one-half fiscal years.

Non-interest operating income has become a more significant contributor to Pioneer Bank’s earnings in recent years. While bank fees and service charges continue to be the largest contributor to non-interest operating income, insurance and wealth management revenues have become a more significant source of non-interest operating income through acquisition and expansion of those businesses. Throughout the period shown in Table 1.2, non-interest operating income ranged from a from a low of $7.1 million or 0.84% of average assets for fiscal year 2015 to a high of $13.3 million or 1.03% of average assets for the twelve months ended December 31, 2018.

Operating expenses constitute the other major component of Pioneer Bank’s earnings and have decreased as a percentage of average assets in recent years, even though the Bank has been expanding off-balance sheet activities, primarily wealth management and insurance services. Overall, Pioneer Bank’s operating expense to average assets ratio has declined from a high of 3.35% during fiscal year 2014 to a low of 2.86% of average assets during the twelve months ended December 31, 2018.

Overall, during the past five and one-half years, Pioneer Bank’s expense coverage ratios (net interest income divided by operating expenses) ranged from a low of 0.99x for fiscal years 2014 and 2017 to a high of 1.27x for the twelve months ended December 31, 2018. Similarly, Pioneer Bank’s efficiency ratio (operating expenses as a percent of the sum of net interest income and other operating income) reflected an improving trend in core earnings in recent years. The Bank’s efficiency ratio remained in the range of 79% to 80% for fiscal years 2014 through 2016 and then trended lower to equal 61.51% for the twelve months ended December 31, 2018.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS

I.12

On a net basis, non-operating income and losses have generally not been a significant factor in Pioneer Bank’s earnings during the period covered in Table 1.2. With the exception of fiscal years 2014 and 2017, realized securities gains and gains on the disposal of other assets more than offset losses on the sale of other real estate owned (“OREO”) and disposal of other assets. Overall, net non-operating income and losses ranged from a net loss of $270,000 or 0.02% of average assets for fiscal year 2017 to a net gain of $711,000 or 0.07% of average assets for fiscal year 2016. For the twelve months ended December 31, 2018, net non-operating income equaled $120,000 or 0.01% of average assets.

Over the past five and one-half years, Pioneer Bank’s effective tax rate ranged from a low of 20.14% during the twelve months ended December 31, 2018 to a high of 35.43% during fiscal year 2018. The relatively high effective tax rate recorded for fiscal year 2018 includes a reduction in the value of Pioneer Bank’s deferred tax assets and a corresponding charge to income tax expense of $1.2 million, as the result of the reduction in Pioneer Bank’s federal marginal tax rate from 34% to 21% in connection with the Tax Cuts and Jobs Act signed into law on December 22, 2017. As set forth in Pioneer Bank’s prospectus, Pioneer Bank’s marginal effective tax rate (state and federal) is 26.0%.

Interest Rate Risk Management

The Bank’s balance sheet is slightly liability sensitive in the short-term (less than one year). While financial institutions in general have been experiencing some interest spread compression during recent periods, due to the average yield earned on interest-earning assets declining more relative to the average rate paid on interest-bearing liabilities, the Bank has been effective in increasing its interest rate spread through increasing the overall yield earned on interest-earning assets while also maintaining a relative stable cost of funds. The increase in yield has been primarily realized through loan growth driven by growth of higher yielding types of loans. As of December 31, 2018, an analysis of the Bank’s net equity value (“NEV”) indicated that in the event of an instantaneous parallel 200 basis point increase in the yield curve NEV would decrease by 6.8%, which was within policy limits (see Exhibit I-7).

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS

I.13

Pioneer Bank pursues a number of strategies to manage interest rate risk, particularly with respect to seeking to limit the repricing mismatch between interest rate sensitive assets and liabilities. Pioneer Bank manages interest rate risk from the asset side of the balance sheet through emphasizing investing in short-term investment securities with terms of two years or less, maintaining most of the investment portfolio as available for sale and significant lending diversification into other types of lending beyond 1-4 family permanent mortgage loans which consist primarily of adjustable rate or shorter term fixed rate loans. As of June 30, 2018, of Pioneer Bank’s total loans due after June 30, 2019, adjustable rate loans comprised 51.3% of total loans receivable (see Exhibit I-8). On the liability side of the balance sheet, management of interest rate risk has been pursued through emphasizing growth of lower costing and less interest rate sensitive transaction, money market and savings account deposits. Transaction, money market and savings deposits comprised 88.87% of Pioneer Bank’s total deposits at December 31, 2018.

The infusion of stock proceeds will serve to further limit Pioneer Bank’s interest rate risk exposure, as most of the net proceeds will be redeployed into interest-earning assets and the increase in Pioneer Bank’s capital position will lessen the proportion of interest rate sensitive liabilities funding assets.

Lending Activities and Strategy

In recent years and pursuant to Pioneer Bank’s current strategic plan, Pioneer Bank is pursuing a diversified lending strategy emphasizing commercial business and commercial real estate loans as the primary areas of targeted loan growth. Other areas of lending for Pioneer Bank include 1-4 family permanent mortgage loans (which it purchases from a large originator in the Capital Region and uses as collateral for FHLB advances), construction loans, home equity loans and lines of credit and other consumer loans. Exhibit I-9 provides historical detail of Pioneer Bank’s loan portfolio composition for the past five and one-half years and Exhibit I-10 provides the contractual maturity of Pioneer Bank’s loan portfolio by loan type as of December 31, 2018.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS

I.14

Commercial Real Estate and Multi-Family Loans. Commercial real estate and multi-family loans consist largely of loans originated by Pioneer Bank, which are generally collateralized by properties in the Capital Region of New York or otherwise involve borrowers and/or guarantors that have ties to the Capital Region. On a limited basis, Pioneer Bank supplements originations of commercial real estate and multi-family loans with purchased loan participations from other banks. Loan participations are subject to the same underwriting criteria and loan approvals as applied to loans originated by Pioneer Bank. Pioneer Bank generally originates commercial real estate and multi-family loans up to a loan-to-value (“LTV”) ratio of 80% and generally requires a minimum debt-coverage ratio of 1.20 times. Commercial real estate and multi-family loans are generally originated for amortization terms of up to 20 years. Commercial real estate and multi-family loans are generally offered as five-year adjustable rate loans with a ten year term, which are typically indexed to the 5-year FHLB of New York amortizing indications, plus a margin subject to an interest rate floor. Properties securing the commercial real estate and multi-family loan portfolio include office buildings, industrial/warehouse and manufacturing facilities, retail plazas, medical office buildings, hotels, restaurants and apartment buildings. At December 31, 2018, Pioneer Bank’s largest commercial real estate loan had an outstanding balance of $9.5 million and was secured by an office building located in the Bank’s primary market area. At December 31, 2018, this loan was performing in accordance with its original terms. At December 31, 2018, Pioneer Bank’s largest multi-family loan had an outstanding balance of $7.6 million and was secured by a property in the Bank’s primary market area. At December 31, 2018, this loan was performing in accordance with its original terms. As of December 31, 2018, Pioneer Bank’s outstanding balance of commercial real estate and multi-family loans totaled $379.5 million equal to 36.48% of total loans outstanding.

1-4 Family Residential Loans. In recent years, Pioneer Bank originated primarily fixed rate and, to a much lesser degree, adjustable rate 1-4 family permanent mortgage loans with terms of up to 30 years. On a selected basis, the Bank sold fixed rate loan originations to the secondary market with servicing retained by the Bank. In January 2016, Pioneer Bank ceased in-house originations of 1-4 family permanent mortgage loans and began purchasing 1-4 family permanent mortgage loans, including the related mortgage servicing rights, from a third- party originator based in the Capital Region. As of December 31, 2018, Pioneer Bank’s outstanding balance of 1-4 family loans totaled $279.8 million equal to 26.90% of total loans outstanding.

Home Equity Loans and Lines of Credit. Pioneer Bank’s 1-4 family lending activities include in-house originated home equity loans and lines of credit. Home equity loans are offered as fixed rate loans with terms of up to 20 years. Home equity lines of credit are indexed to the prime rate as published in The Wall Street Journal and are offered as interest-only revolving lines of credit with a draw period of up to 10 years followed by a 15 year repayment term. Pioneer Bank will generally originate home equity loans and lines of credit up to a maximum LTV ratio of 80%, inclusive of other liens on the property. As of December 31, 2018, Pioneer Bank’s outstanding balance of home equity loans and lines of credit totaled $79.7 million equal to 7.66% of total loans outstanding.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS

I.15

Construction and Land Development Loans. Construction loans originated by Pioneer Bank consist of loans to finance the construction of 1-4 family residences, commercial real estate properties and multi-family properties. Pioneer Bank also originates loans on unimproved land for purposes of development. Construction and land development loans are generally structured as 12 to 24 month interest-only loans with a floating interest rate based on the prime rate as published in The Wall Street Journal or LIBOR. At the end of the construction phase, the loan generally converts to a permanent commercial real estate mortgage loan or the loan may be payable in full. However, the Bank’s construction loans for the construction of one- to four-family residential developments do not convert to permanent residential real estate loans. Construction loans are generally offered up to a maximum LTV ratio of 75% of the appraised value on a completed basis or the cost of completion, whichever is less. Land development loans on raw land and on improved lots are generally offered up to a maximum LTV ratio of 75%. As of December 31, 2018, Pioneer Bank’s outstanding balance of commercial construction loans totaled $95.8 million equal to 9.21% of total loans outstanding.

Commercial Business Loans. The commercial business loan portfolio is generated through extending loans to businesses operating in the Capital Region of New York. Expansion of commercial business lending activities continues to be a desired area of loan growth for Pioneer Bank, pursuant to which the Bank establishes full servicing banking relationship with its commercial loan customers through offering a full range of commercial loan products that are packaged with lower cost commercial deposit products. Pioneer Bank offers a variety of secured and unsecured commercial business loans that include term loans for equipment financing and business acquisitions, working capital loans, inventory financing and revolving lines of credit. Fixed rate loans are offered for terms of up to ten years and are fully amortizing. Revolving lines of credit are generally extended as floating rate loans indexed to The Wall Street Journal prime rate or LIBOR. Fixed rate loans are priced based on a spread above the comparable term FHLB Amortizing Advance rate. Fixed rate loans may also be converted to a variable rate through the use of interest rate derivative products (i.e. “swaps”). Swaps are priced on a loan by loan basis. As of December 31, 2018, Pioneer Bank’s outstanding balance of commercial business loans totaled $183.3 million equal to 17.62% of total loans outstanding.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS

I.16

Other Consumer Loans. Consumer loans and lines of credit have been a somewhat limited area of lending diversification for Pioneer Bank, with such loans consisting primarily of unsecured personal loans and personal loans secured by investment and deposit accounts and, to a lesser extent, loans on automobiles and overdraft accounts. As of December 31, 2018, Pioneer Bank’s outstanding balance of other consumer loans totaled $22.1 million equal to 2.13% of total loans outstanding.

Asset Quality

Historically, Pioneer Bank’s lending emphasis on lending in local and familiar markets generally supported maintenance of relatively favorable credit quality measures. Over the past five and one-half years, Pioneer Bank’s balance of non-performing assets has been relatively steady, ranging from a high of $11.8 million or 0.92% of assets at December 31, 2018 to a low of $6.3 million or 0.63% of assets at fiscal yearend 2016. As shown in Exhibit I-11, non-performing assets at December 31, 2018 consisted of $8.4 million of non-accruing loans, $3.3 million of accruing loans past due 90 days or more and $55,000 of OREO.

To track Pioneer Bank’s asset quality and the adequacy of valuation allowances, Pioneer Bank has established detailed asset classification policies and procedures. Classified assets are reviewed monthly by senior management and the Board. Pursuant to these procedures, when needed, Pioneer Bank establishes additional valuation allowances to cover anticipated losses in classified or non-classified assets. As of December 31, 2018, Pioneer Bank maintained loan loss allowances of $13.6 million equal to 1.31% of total loans receivable and 115.83% of non-performing loans.

Funding Composition and Strategy

Deposits have consistently served as Pioneer Bank’s primary funding source and at December 31, 2018, deposits accounted for 97.38% of Pioneer Bank’s combined balance of deposits and borrowings. Exhibit I-12 sets forth Pioneer Bank’s deposit composition for the past three and one-half fiscal years. Transaction, savings and money market deposits constituted 88.87% of total deposits at December 31, 2018, as compared to 85.81% of total deposits at June 30, 2016. The increase in the concentration of core deposits comprising total deposits since fiscal yearend 2016 was realized through comparatively stronger growth of core deposits relative to growth of CDs. Since fiscal yearend 2016, non-interest-bearing demand accounts and money market accounts have been the largest sources of core deposit growth for Pioneer Bank and also comprise the two largest concentrations of Pioneer Bank’s core deposits. As of December 31, 2018, non-interest-bearing demand accounts and money market accounts totaled $653.2 million or 65.92% of core deposits.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS

I.17

The balance of Pioneer Bank’s deposits consists of CDs, which equaled $124.1 million or 11.13% of total deposits at December 31, 2018 compared to $122.6 million or 14.19% of total deposits at fiscal yearend 2016. As of December 31, 2018, jumbo CDs (CD accounts with balances of $100,000 or more) amounted to $53.9 million or 43.44% of total CDs and $23.1 million or 42.79% of the jumbo CDs were schedules to mature in one year or less. Exhibit I-13 sets forth the maturity schedule of Pioneer Bank’s jumbo CDs as of December 31, 2018.

Borrowings serve as an alternative funding source for Pioneer Bank to facilitate management of funding costs and interest rate risk Borrowings totaled $30.0 million at December 31, 2018 and consisted of FHLB advances. The FHLB advances had a weighted average interest rate of 2.67% during the six months ended December 31, 2018. Exhibit I-14 provides further detail of Pioneer Bank’s borrowings activities during the past three and one-half fiscal years.

Subsidiary Activities

Pioneer Bank currently has three wholly-owned subsidiaries: Pioneer Financial Services, Inc., Anchor Agency, Inc. and Pioneer Commercial Bank.

Pioneer Financial Services, Inc. Pioneer Financial Services, Inc., a New York Corporation and wholly owned subsidiary of Pioneer Bank, provides wealth management services to Pioneer Bank’s customers in partnership with LPL Financial, a registered broker dealer. It had $481.5 million of assets under management at December 31, 2018. Pioneer Financial Services, Inc. operates under the name Pioneer Wealth Management out of Pioneer Bank’s headquarters in Albany, New York, and has licensed representatives available in the Bank’s branch offices. Wealth management services provided by Pioneer Financial Services, Inc. to customers include investment advice, retirement income planning, estate planning, business succession and employer retirement planning.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS

I.18

Anchor Agency, Inc. On July 1, 2016, Pioneer Bank completed the acquisition of Anchor Agency, Inc. Anchor Agency, Inc., a New York corporation and wholly-owned subsidiary of Pioneer Bank, is a full-service insurance agency offering personal and commercial insurance, including homeowners, automobile and comprehensive business insurance. Anchor Agency, Inc. works with major national insurance companies, as well as specialty markets. Anchor Agency, Inc. also offers employee benefits products and consulting services under the name Pioneer Benefits Consulting, including group health, dental, disability and life insurance products and human resource management services. Anchor Agency, Inc. operates out of Pioneer Bank’s headquarters in Albany, New York. The expansion into the insurance and employee benefit services business has enabled Pioneer Bank to evolve from a traditional depository institution into a full-service financial services organization.

Pioneer Commercial Bank. Pioneer Commercial Bank is a New York-chartered limited purpose commercial bank. Pioneer Bank incorporated Pioneer Commercial Bank in October 2004 in order to hold municipal deposits. New York State prohibits a savings bank from soliciting and servicing public funds (deposits of counties, cities, towns, school districts, etc.). The use of a limited-purpose commercial bank subsidiary has facilitated the expansion of municipal deposit banking services throughout the service area of Pioneer Bank. At December 31, 2018, Pioneer Commercial Bank held $239.2 million in assets, consisting primarily of cash and municipal obligations. All disclosures in this prospectus relating to Pioneer Bank’s consolidated investments and deposits include the investments and deposits that are held by Pioneer Commercial Bank.

Legal Proceedings

Pioneer Bank is not currently party to any pending legal proceedings that Pioneer Bank’s management believes would have a material adverse effect on Pioneer Bank’s financial condition, results of operations or cash flows.

RP® Financial, LC.	MARKET AREA
II.1

II. MARKET AREA

Introduction

Pioneer Bank is headquartered in Albany, New York and currently serves the Albany-Schenectady-Troy metropolitan area (“Albany MSA”) through 22 full-service banking offices. The Bank maintains branch locations in the counties of Albany (9), Rensselaer (4), Saratoga (4), Schenectady (2), Greene (2) and Warren (1). Details regarding the Bank’s office properties are set forth in Exhibit II-1.

With operations in a metropolitan area, the Bank’s competitive environment includes a significant number of commercial banks and other financial services companies, some of which have a regional or national presence and are larger than the Bank in terms of deposits, loans, scope of operations, and number of branches. These institutions also have greater resources at their disposal than the Bank. The Albany MSA has a highly developed economy, with a relatively high concentration of skilled workers.

Future growth opportunities for Pioneer Bank depend on the future growth and stability of the local and regional economy, demographic growth trends and the nature and intensity of the competitive environment. These factors have been briefly examined to help determine the growth potential that exists for the Bank, the relative economic health of the Bank’s market area, and the resultant impact on value.

National Economic Factors

The future success of the Bank’s operations is partially dependent upon various national and local economic trends. In assessing national economic trends over the past few quarters, The July 2018 unemployment rate fell to 3.9%, with the U.S. economy adding 157,000 jobs in July which was less than expected. Manufacturing and service sector activity for July expanded at slower rates, with respective readings of 58.1 and 55.7. July retail sales showed a healthy 0.5% increase, while July U.S. housing starts increased 0.9%. Comparatively, July sales of existing and new homes declined by 0.7% and 1.7%, respectively. The pace of manufacturing activity for August accelerated to a 14-year high, with an index reading of 61.3. Similarly, August service sector expanded at a higher rate, based on an index reading of 58.5. The U.S. economy added 201,000 jobs in August, which was more than expected, and the August unemployment rate held steady at 3.9%. Existing home sales for August were unchanged from the prior month, while new home sales bounced back in August increasing 3.5% compared to July. Manufacturing activity for September expanded at a slower rate with an index reading of 59.8, while September service sector activity accelerated to a 10-year high index reading of 61.6. The September unemployment rate for the U.S. fell to a new generational low of 3.7%, which was the lowest unemployment rate since December 1969. The U.S. economy added 134,000 jobs during September. However, notwithstanding the robust economic data, the housing market continued to languish. September existing home sales declined 3.4%, while September new home sales declined 5.5% and stood at their lowest level in nearly two years. Third quarter GDP increased at an annual rate of 3.5% (subsequently revised to 3.4%), which exceeded expectations.

RP® Financial, LC.	MARKET AREA
II.2

Manufacturing and service sector activity for October 2018 expanded at slower rates, with respective readings of 57.7 and 60.3. U.S. employers added 250,000 jobs in October and the October unemployment rate held steady at 3.7%. October retail sales increased 0.8% and, after six straight months of declines, existing home sales for October increased 1.4%. Comparatively, new home sales for October fell 8.9% and October pending home sales declined by 2.6%. November manufacturing activity accelerated to an index reading of 59.3, while service sector activity for November increased to an index reading of 60.7. The U.S. economy added 155,000 jobs in November, while the November unemployment rate held steady at 3.7%. November existing and new home sales increased by1.9% and 16.9%, respectively. Manufacturing activity slowed in December to a reading of 54.1, which was the largest one month drop since the end of 2008. Service sector activity for December edged lower to an index reading of 58.0. The U.S. economy added 312,000 jobs in December, which beat economists’ expectations. The December unemployment rate edged up to 3.9%, as more people entered the labor force. Existing home sales for December fell 6.4%, which was the weakest level since 2015. For all of 2018, existing home sales were the lowest report in three years.

The U.S. economy added 304,000 jobs in January 2019, which exceeded expectations, and the January unemployment rate increased to 4.0% as more people entered the labor force. Manufacturing activity accelerated in January with an index reading of 56.6, while service activity declined for a second consecutive month with an index reading of 56.7.

In terms of interest rates trends over the past few quarters, the 10-year Treasury yield stabilized around 2.85% during the first half of July 2018, with June consumer price data showing U.S. inflation hitting its highest rate in more than six years. In late-July, Treasury yields surged higher as investors dumped government bonds in favor of stocks amid strong second quarter earnings results and signs of U.S. economic growth accelerating. The Federal Reserve concluded its early-August policy meeting keeping its target interest rate unchanged as expected and gave an upbeat assessment of the economy, suggesting another rate increase was likely at its next meeting. The outcome of the Federal Reserve meeting and news of rising federal budget deficits helped to push the 10-year Treasury yield up to 3.0% following the Federal Reserve meeting. For the balance of August, the 10-year Treasury yield edged down to slightly below 3.0%. The favorable employment report for August helped to push the 10-year Treasury yield back above 3.0% in mid-September, as the benchmark rate approached a seven-year high. Long-term Treasury yields stabilized through the end of September, as the Federal Reserve concluded its late-September policy meeting voting to lift interest rates by another quarter point and signaled they would continue to implement a path of gradual rate hikes.

RP® Financial, LC.	MARKET AREA
II.3

Long-term Treasury yields hit fresh highs in early-October 2018, as robust economic data and an easing of trade tensions across North America sparked fresh optimism about the global growth outlook. After climbing up to 3.23% with the release of the September employment report, the 10-year Treasury yield edged lower through the end of October and then bounced higher in early-November. The October employment report, which showed that U.S. wages grew at the fastest rate since April 2009, was the primary catalyst that drove Treasury yields higher. The Federal Reserve held rates steady at its early-November policy meeting and suggested another rate increase was likely by the end of the year. Following the Federal Reserve meeting, long-term Treasury yields drifted lower into late-November. The downward trend in long-term Treasury yields continued into December, as doubts over the U.S.-China trade truce renewed concerns about the pace of economic growth. Treasury yields further declined after the Federal Reserve’s mid-December policy meeting concluded with a 0.25% rate increase to its target rate to a range between 2.25% and 2.5%, as investors gravitated toward safe-haven investments in the closing weeks of 2018 amid significant volatility in the stock market.

Long-term Treasury yields continued to edge lower at the start of 2019, as an index reading for manufacturing activity in December posted its largest one month decline since the end of 2008. Stronger-than-expected job growth reported for December served to reverse the downward trend in long-term Treasury yields at the end of the first week of 2019, which was followed by interest rates stabilizing through late-January. Long-term Treasury yields edged lower at the end of January after the Federal Reserve concluded its policy meeting electing to hold their benchmark rate steady and indicated that it was done raising rates for now. As of February 8, 2019, the bond equivalent yields for U.S. Treasury bonds with terms of one and ten years equaled 2.54% and 2.63%, respectively, versus comparable year ago yields of 1.91% and 2.85%. Exhibit II-2 provides historical interest rate trends.

RP® Financial, LC.	MARKET AREA
II.4

Based on the consensus outlook of economists surveyed by The Wall Street Journal in January 2019, GDP growth was projected to decrease to 2.2% in 2019. The unemployment rate was forecasted to equal 3.6% in June 2019 and in December 2019. An average of 157,000 jobs were projected to be added per month during 2019. On average, the economists forecasted an increase in the federal funds rate to 2.59% in June 2019 and to 2.75% in December 2019. On average, the economists forecasted that the 10-year Treasury yield would increase to 2.96% in June 2019 and increase to 3.10% by the end of 2019. The surveyed economists also forecasted home prices would rise 3.8% in 2019 and housing starts were forecasted to increase slightly in 2019.

The January 2019 mortgage finance forecast from the Mortgage Bankers Association (the “MBA”) was for 2019 existing home sales to increase by 3.4% from 2018 sales and new home sales were forecasted to increase by 3.8% in 2019 from sales in 2018. The 2019 median sale prices for new and existing homes were forecasted to increase by 2.6% and 4.9%, respectively. Total mortgage production was forecasted to decline in 2019 to $1.613 trillion, compared to $1.643 trillion in 2018. The forecasted decrease in 2019 originations was based on a 4.0% increase in purchase volume and a 16.8% decrease in refinancing volume. Purchase mortgage originations were forecasted to total $1.232 trillion in 2019, versus refinancing volume totaling $381 billion. Housing starts for 2019 were projected to increase by 2.0% to total 1.285 million.

Market Area Demographics

Demographic and economic growth trends, measured by changes in population, number of households, age distribution and median household income, provide key insight into the health of the market area served by Pioneer Bank. Demographic data for the primary market area counties, as well as for New York, and the U.S., is provided in Table 2.1.

Population data indicates growth trends for the primary market area counties have been somewhat varied over the past five years. For the 2014 to 2019 period, Saratoga County and Albany County recorded the strongest population growth rates with annual growth rates of 0.8% and 0.3%, respectively. Comparatively, Green and Warren Counties experienced population shrinkage over the five year period. Five year population growth rates for the U.S. and New York equaled 0.7% and 0.2%, respectively.

RP® Financial, LC.	MARKET AREA
II.5

Table 2.1

Pioneer Bank

Summary Demographic/Economic Data

	Year			Growth Rate
	2014	2019	2024	2014-2019	2019-2024
				(%)	(%)
Population (000)
USA	317,199	329,236	340,950	0.7%	0.7%
New York	19,675	19,904	20,197	0.2%	0.3%
Saratoga, NY	224	232	239	0.8%	0.6%
Schenectady, NY	155	156	157	0.1%	0.2%
Greene, NY	48	47	47	-0.4%	-0.2%
Warren, NY	65	64	64	-0.3%	0.0%
Albany, NY	306	311	315	0.3%	0.3%
Rensselaer, NY	160	160	161	0.0%	0.1%

Households (000)
USA	120,163	125,019	129,684	0.8%	0.7%
New York	7,462	7,584	7,719	0.3%	0.4%
Saratoga, NY	91	95	99	1.0%	0.7%
Schenectady, NY	63	63	64	0.0%	0.2%
Greene, NY	20	19	19	-0.2%	0.0%
Warren, NY	28	28	28	0.0%	0.1%
Albany, NY	128	130	132	0.4%	0.4%
Rensselaer, NY	65	66	67	0.2%	0.3%

Median Household Income ($)
USA	51,579	63,174	68,744	4.1%	1.7%
New York	57,619	68,659	74,601	3.6%	1.7%
Saratoga, NY	69,888	83,671	91,847	3.7%	1.9%
Schenectady, NY	54,620	61,896	63,016	2.5%	0.4%
Greene, NY	50,801	55,559	58,768	1.8%	1.1%
Warren, NY	56,044	62,464	65,649	2.2%	1.0%
Albany, NY	60,750	67,889	75,044	2.2%	2.0%
Rensselaer, NY	62,595	70,080	77,169	2.3%	1.9%

Per Capita Income ($)
USA	27,721	34,902	38,568	4.7%	2.0%
New York	32,019	39,830	43,799	4.5%	1.9%
Saratoga, NY	35,835	44,561	49,711	4.5%	2.2%
Schenectady, NY	28,614	33,053	33,747	2.9%	0.4%
Greene, NY	28,305	32,556	34,899	2.8%	1.4%
Warren, NY	30,671	34,369	36,768	2.3%	1.4%
Albany, NY	33,787	42,013	47,260	4.5%	2.4%
Rensselaer, NY	32,664	38,475	43,344	3.3%	2.4%

2019 Age Distribution (%)	0-14 Yrs.	15-34 Yrs.	35-54 Yrs.	55-69 Yrs.	70+ Yrs.
USA	18.6	26.9	25.3	18.5	10.7
New York	17.4	27.4	25.6	18.7	10.8
Saratoga, NY	16.4	23.9	26.9	21.4	11.4
Schenectady, NY	17.7	25.8	25.2	19.7	11.6
Greene, NY	13.4	23.9	24.3	23.9	14.5
Warren, NY	14.7	22.6	24.1	24.3	14.4
Albany, NY	15.2	30.6	23.9	19.3	11.1
Rensselaer, NY	16.1	27.4	24.8	20.7	11.0

2019 HH Income Dist. (%)	Less Than 25,000	$25,000 to 50,000	$50,000 to 100,000	$100,000+
USA	19.6	21.5	29.2	29.7
New York	19.9	19.0	26.7	34.4
Saratoga, NY	11.5	16.3	31.4	40.8
Schenectady, NY	19.6	22.3	31.5	26.5
Greene, NY	21.9	24.1	30.4	23.6
Warren, NY	18.1	22.7	32.2	27.0
Albany, NY	18.2	19.9	28.9	32.9
Rensselaer, NY	15.7	20.9	30.4	33.0

Source: S&P Global Market Intelligence.

RP® Financial, LC.	MARKET AREA
II.6

Household growth rates for the primary market area counties paralleled population growth trends, with Saratoga County and Albany County displaying the highest household growth rates for the past five years. Also consistent with population growth trends, the number of households declined in Greene County and household growth for Warren County was flat over the past five years. Over the next five years, population and household growth rates for the primary area counties are generally projected to be relatively stable or improve slightly relative to the growth trends recorded over the past five years, although population and household growth rates for Saratoga County are projected to be slightly lower.

Income measures show that the counties of Saratoga, Albany and Rensselaer are relatively affluent markets, with household and per capita income measures that exceed the comparable U.S. measures. Household and per capita income measures for Schenectady and Warren Counties were similar to the U.S. measures, while Green County’s household and per capita income were lower than the U.S. measures. Over the past five years, median household income growth rates for the primary market area counties fell below the U.S. annual growth rate of 4.1%, ranging from a high of 3.7% for Saratoga County to a low of 1.8% for Greene County. Over the next five years, median household income annual growth rates ranged from 0.4% for Schenectady County to 2.0% for Albany County compared to 1.7% for both the U.S. and the State of New York.

A comparison of household income distribution measures provides another indication of the relative affluence of Saratoga, Albany and Rensselaer Counties, which maintained a higher percentage of households with incomes above $100,000 compared to the U.S. Comparatively, Greene, Schenectady and Warren Counties maintained lower percentages of households with incomes above $100,000 compared to the U.S. Age distribution measures for the primary market area counties were fairly similar to the comparable U.S. and New York measures, although Greene and Warren Counties had relatively older populations.

Regional Economy

Comparative employment data shown in Table 2.2 shows that, except for Warren County, employment in education/healthcare/social services followed by services were the largest and second largest employment sectors in all of the primary market area counties, as well as New York. Service jobs constituted the largest employment sector for Warren County, followed by employment in education/healthcare/social services. Wholesale/retail trade jobs were the third largest employment sector for all three of the primary area counties, as well as for New York. Other noteworthy employment sectors for the primary market area counties included manufacturing and government jobs. Overall, the distribution of employment exhibited in the primary market area is indicative of a diverse economic environment.

RP® Financial, LC.	MARKET AREA
II.7

Table 2.2

Pioneer Bank

Primary Market Area Employment Sectors

(Percent of Labor Force)

		Saratoga	Schenectady	Greene, NY	Warren, NY	Albany, NY	Rensselaer, NY
Employment Sector	New York	County	County	County	County	County	County
	(% of Total Employment)

Services	26.4%	23.9%	23.3%	22.3%	28.1%	25.2%	21.7%
Education,Healthcare, Soc. Serv.	27.4%	24.7%	28.1%	24.7%	25.8%	27.2%	27.8%
Government	4.4%	7.1%	8.3%	9.1%	3.9%	12.0%	10.5%
Wholesale/Retail Trade	13.1%	15.0%	13.7%	13.7%	18.2%	12.1%	12.1%
Finance/Insurance/Real Estate	7.9%	7.2%	7.4%	5.8%	4.3%	7.4%	5.8%
Manufacturing	6.3%	9.9%	7.5%	6.9%	8.6%	4.8%	7.2%
Construction	5.6%	6.3%	4.5%	7.5%	5.5%	4.8%	6.2%
Information	3.0%	2.0%	2.4%	2.4%	1.5%	2.3%	2.1%
Transportation/Utility	5.3%	3.3%	4.7%	6.0%	3.9%	3.8%	6.0%
Agriculture	0.5%	0.6%	0.2%	1.7%	0.2%	0.4%	0.6%
	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Source: S&P Global Market Intelligence.

The market area served by the Bank, characterized primarily as Albany MSA, has a highly developed and diverse economy. Healthcare, defense technology and education jobs constitute major sources of employment in the Bank’s regional market area. Government jobs are also a prominent source of employment, as Albany is the capital of the State of New York. Table 2.3 lists the major employers in the Albany MSA.

RP® Financial, LC.	MARKET AREA
II.8

Table 2.3

Pioneer Bank

Market Area Largest Employers

Employer	Industry

St. Peter's Health Partners	Health care
Albany Medical Center	Academic medical center
Golub Corporation	Retail, supermarkets
General Electric	Gas, steam, wind turbines
Hannaford Supermarkets	Supermarkets
Ellis Medicine	Medical center network
Steward Shops	Convenience stores
Bechtel Marine Propulsion	Research and development
Glen Falls Hospital	Health network
Center for Disability Services Holding Corp.	Disability services

Source: alloveralbany.com

Unemployment Trends

Comparative unemployment rates for the primary market area counties, as well as for the U.S. and New York, are shown in Table 2.4. December 2018 unemployment rates for the primary market area counties ranged from a low of 3.2% for Saratoga County and Albany County to a high of 4.9% for Warren County. Comparative unemployment rates for the U.S. and New York equal to 3.7% and 3.8%, respectively. Consistent with the national and state trends, all of the primary market area counties reported lower unemployment rates for November 2018 compared to a year ago.

Table 2.4

Pioneer Bank

Unemployment Trends

	December, 2017	December, 2018
Region	Unemployment	Unemployment

USA	3.9%	3.7%
New York	4.4%	3.8%
Saratoga, NY	4.1%	3.2%
Schenectady, NY	4.5%	3.6%
Greene, NY	5.6%	4.1%
Warren, NY	6.5%	4.9%
Albany, NY	4.0%	3.2%
Rensselaer, NY	4.3%	3.3%

Source: S&P Global Market Intelligence.

RP® Financial, LC.	MARKET AREA
II.9

Market Area Deposit Characteristics and Competition

The Bank’s deposit base is closely tied to the economic fortunes of the Albany MSA and, in particular, the areas that are nearby to one of Pioneer Bank’s branches. Table 2.5 displays deposit market trends from June 30, 2013 through June 30, 2018 for all commercial bank and savings institution branches located in the market area counties and the State of New York. Consistent with the State of New York, commercial banks maintained a larger market share of deposits than savings institutions in all the primary market area counties with the exception of Greene County. Overall, from June 30, 2013 to June 30, 2018, bank and thrift deposits increased in all of the primary market area counties.

Table 2.5

Pioneer Bank

Deposit Summary

	As of June 30,
	2013			2018			Deposit
		Market	No. of		Market	No. of	Growth Rate
	Deposits	Share	Branches	Deposits	Share	Branches	2013-2018
	(Dollars in Thousands)						(%)

New York	$1,120,318,000	100.0%	5,382	$1,647,382,000	100.0%	4,956	8.0%
Commercial Banks	1,048,174,000	93.6%	4,427	1,581,125,000	96.0%	4,254	8.6%
Savings Institutions	72,144,000	6.4%	947	66,257,000	4.0%	694	-1.7%

Saratgoga County	$3,681,000	100.0%	85	$4,725,000	100.0%	79	5.1%
Commercial Banks	3,105,000	84.4%	64	4,059,000	85.9%	61	5.5%
Savings Institutions	576,000	15.6%	21	666,000	14.1%	18	2.9%
Pioneer Bank	81,079	2.2%	4	163,384	3.5%	4	15.0%

Schnectady County	$2,440,000	100.0%	49	$2,770,000	100.0%	45	2.6%
Commercial Banks	1,429,000	58.6%	31	1,707,000	61.6%	29	3.6%
Savings Institutions	1,011,000	41.4%	18	1,063,000	38.4%	16	1.0%
Pioneer Bank	90,312	3.7%	1	131,969	4.8%	2	7.9%

Greene County	$1,072,000	99.9%	25	$1,615,000	100.0%	21	8.5%
Commercial Banks	527,000	49.2%	15	718,000	44.5%	10	6.4%
Savings Institutions	544,000	50.7%	10	897,000	55.5%	11	10.5%
Pioneer Bank	43,241	4.0%	2	29,976	1.9%	2	-7.1%

Warren County	$1,476,000	100.0%	32	$1,898,000	100.0%	31	5.2%
Commercial Banks	1,418,000	96.1%	29	1,810,000	95.4%	26	5.0%
Savings Institutions	58,000	3.9%	3	88,000	4.6%	5	8.7%
Pioneer Bank	$0	0.0%	0	$14,883	0.8%	1	NA

Albany County	$14,066,000	100.0%	122	$19,375,000	100.0%	114	6.6%
Commercial Banks	12,419,000	88.3%	84	17,898,000	92.4%	84	7.6%
Savings Institutions	1,647,000	11.7%	38	1,477,000	7.6%	30	-2.2%
Pioneer Bank	279,232	2.0%	7	451,390	2.3%	9	10.1%

Rensselaer County	$1,822,000	100.0%	44	$2,105,000	100.0%	36	2.9%
Commercial Banks	1,347,000	73.9%	31	1,492,000	70.9%	25	2.1%
Savings Institutions	475,000	26.1%	13	613,000	29.1%	11	5.2%
Pioneer Bank	$191,342	10.5%	3	$364,047	17.3%	4	13.7%

Source: FDIC

RP® Financial, LC.	MARKET AREA
II.10

The Bank maintains its largest balance of deposits in Albany County, where the Bank is headquartered and maintains its largest branch presence. Based on June 30, 2018 deposit data, Pioneer Bank’s $451.4 million of deposits provided for a 2.3% market share of bank and thrift deposits in Albany County. The Bank’s deposit market share in the primary market area counties ranged from 0.8% in Warren County to 17.3% in Rensselaer County. During the five year period covered in Table 2.5, Pioneer Bank gained deposit market in all of the primary market area counties with the exception of Greene County.

Competition among financial institutions in the Bank’s market area is significant. Among the Bank’s competitors are much larger and more diversified institutions, which have greater resources than maintained by Pioneer Bank. Financial institution competitors in the Bank’s primary market area include other locally based banks, as well as regional, super regional and money center banks. From a competitive standpoint, Pioneer Bank has sought to emphasize its community orientation in the markets served by its branches. Table 2.6 lists the Bank’s largest competitors in the market area counties, based on deposit market share as noted parenthetically.

RP® Financial, LC.	MARKET AREA
II.11

Table 2.6

Pioneer Bank

Market Area Deposit Competitors

Location	Name	Market Share (%)	Rank
Saratoga, NY	Adirondack Trust Company (NY)	20.29
	Bank of America Corporation (NC)	13.97
	KeyCorp (OH)	13.73
	Arrow Financial Corp. (NY)	10.65
	TrustCo Bank Corp NY (NY)	10.64
	Pioneer SB (NY)	3.46	9 out of 15

Schenectady, NY	TrustCo Bank Corp NY (NY)	33.62
	KeyCorp (OH)	16.84
	Bank of America Corporation (NC)	14.73
	Glenville Bank Holding Co. (NY)	11.75
	NBT Bancorp Inc. (NY)	6.41
	Pioneer SB (NY)	4.76	6 out of 12

Greene, NY	Greene County Bncp Inc. (MHC) (NY)	72.64
	National Bank of Coxsackie (NY)	11.54
	KeyCorp (OH)	6.71
	TrustCo Bank Corp NY (NY)	4.95
	NBT Bancorp Inc. (NY)	2.30
	Pioneer SB (NY)	1.86	6 out of 6

Warren, NY	Arrow Financial Corp. (NY)	51.86
	Toronto - Dominion Bank	20.85
	Citizens Financial Group	6.62
	KeyCorp (OH)	4.80
	NBT Bancorp Inc. (NY)	4.14
	Pioneer SB (NY)	0.78	10 out of 10

Albany, NY	KeyCorp (OH)	50.02
	Citizens Financial Group Inc. (RI)	20.63
	M&T Bank Corp. (NY)	7.21
	Bank of America Corporation (NC)	5.95
	TrustCo Bank Corp NY (NY)	5.01
	Pioneer SB (NY)	2.33	6 out of 20

Rensselaer, NY	KeyCorp (OH)	37.04
	Pioneer SB (NY)	17.30	2 out of 11
	TrustCo Bank Corp NY (NY)	11.81
	Citizens Financial Group Inc. (RI)	7.69
	M&T Bank Corp. (NY)	7.22

Source: S&P Global Market Intelligence.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.1

III. PEER GROUP ANALYSIS

This chapter presents an analysis of Pioneer Bank’s operations versus a group of comparable savings institutions (the "Peer Group") selected from the universe of all publicly-traded savings institutions in a manner consistent with the regulatory valuation guidelines. The basis of the pro forma market valuation of Pioneer Bank is derived from the pricing ratios of the Peer Group institutions, incorporating valuation adjustments for key differences in relation to the Peer Group. Since no Peer Group can be exactly comparable to Pioneer Bank, key areas examined for differences are: financial condition; profitability, growth and viability of earnings; asset growth; primary market area; dividends; liquidity of the shares; marketing of the issue; management; and effect of government regulations and regulatory reform.

Peer Group Selection

The Peer Group selection process is governed by the general parameters set forth in the regulatory valuation guidelines. Accordingly, the Peer Group is comprised of only those publicly-traded savings institutions whose common stock is either listed on the NYSE or NASDAQ, since their stock trading activity is regularly reported and generally more frequent than non-publicly traded and closely-held institutions. Institutions that are not listed on the NYSE or NASDAQ are inappropriate, since the trading activity for thinly-traded or closely-held stocks are typically highly irregular in terms of frequency and price and thus may not be a reliable indicator of market value. We have also excluded from the Peer Group those companies under acquisition or subject to rumored acquisition and recent conversions, since their pricing ratios are subject to unusual distortion and/or have limited trading history. A recent listing of the universe of all publicly-traded savings institutions is included as Exhibit III-1.

Ideally, the Peer Group, which must have at least 10 members to comply with the regulatory valuation guidelines, should be comprised of publicly-traded MHCs with comparable resources, strategies and financial characteristics as Pioneer Bank. However, there are currently only 14 publicly-traded MHCs in total. Accordingly, in deriving a Peer Group comprised of institutions with relatively comparable characteristics as Pioneer Bank, the companies selected for Pioneer Bank’s Peer Group are all fully-converted companies. The valuation adjustments applied in the Chapter IV analysis will take into consideration differences between Pioneer Bank’s MHC form of ownership relative to the fully-converted Peer Group companies. Also included in Chapter IV is a pricing analysis of the publicly-traded MHCs on a fully-converted basis.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.2

From the universe of publicly-traded thrifts, we selected ten institutions with characteristics similar to those of Pioneer Bank. In the selection process, we applied three “screens” to the universe of all public companies that were eligible for consideration:

o	Screen #1 Mid-Atlantic institutions with assets between $725 million and $2.5 billion, tangible equity-to-assets ratios of greater than 7.50% and positive reported and core earnings. Five companies met the criteria for Screen #1 and all five were included in the Peer Group: ESSA Bancorp, Inc. of Pennsylvania, PCSB Financial Corporation of New York, Prudential Bancorp, Inc. of Pennsylvania, Severn Bancorp, Inc. of Maryland and Standard AVB Financial Corp. of Pennsylvania. Exhibit III-2 provides financial and public market pricing characteristics of all publicly-traded Mid-Atlantic thrifts.

o	Screen #2 New England institutions with assets between $725 million and $2.5 billion, tangible equity-to-assets ratios of greater than 7.50% and positive reported and core earnings. Three companies met the criteria for Screen #2 and all three were included in the Peer Group: Hingham Institution for Savings of Massachusetts, Wellesley Bancorp, Inc. of Massachusetts and Western New England Bancorp, Inc. of Massachusetts. Exhibit III-3 provides financial and public market pricing characteristics of all publicly-traded New England thrifts.

o	Screen #3 Midwest institutions with assets between $725 million and $2.5 billion, tangible equity-to-assets ratios of greater than 7.50% and positive reported and core earnings. Two companies met the criteria for Screen #3 and both were included in the Peer Group: HMN Financial, Inc. of Minnesota and Waterstone Financial, Inc. of Wisconsin. Exhibit III-4 provides financial and public market pricing characteristics of all publicly-traded Midwest thrifts.

Table 3.1 shows the general characteristics of each of the ten Peer Group companies and Exhibit III-5 provides summary demographic and deposit market share data for the primary market areas served by each of the Peer Group companies. While there are expectedly some differences between the Peer Group companies and Pioneer Bank, we believe that the Peer Group companies, on average, provide a good basis for valuation subject to valuation adjustments. The following sections present a comparison of Pioneer Bancorp’s financial condition, income and expense trends, loan composition, interest rate risk and credit risk versus the Peer Group as of the most recent publicly available date. Comparative data for all publicly-traded thrifts, and publicly-traded New York thrifts have been included in the Chapter III tables as well.

RP® Financial, LC.	PEER GROUP ANALYSIS
Page III.3

Table 3.1

Peer Group of Publicly-Traded Thrifts

As of September 30, 2018

										As of
										February 8, 2019
							Total		Fiscal	Stock	Market
Ticker	Financial Institution	Exchange		Region	City	State	Assets	Offices	Mth End	Price	Value
							($Mil)			($)	($Mil)

ESSA	ESSA Bancorp, Inc.	NASDAQ	0	MA	Stroudsburg	PA	$1,834	23	Sep	$15.25	$168
HIFS	Hingham Institution for Savings	NASDAQ	0	NE	Hingham	MA	2,370	13	Dec	$183.95	$392
HMNF	HMN Financial, Inc.	NASDAQ	0	MW	Rochester	MN	737	14	Dec	$19.55	$90
PCSB	PCSB Financial Corporation	NASDAQ	0	MA	Yorktown Heights	NY	1,474	17	Jun	$20.70	$338
PBIP	Prudential Bancorp, Inc.	NASDAQ	0	MA	Philadelphia	PA	1,081	11	Sep	$18.01	$160
SVBI	Severn Bancorp, Inc.	NASDAQ	0	MA	Annapolis	MD	889	5	Dec	$8.85	$113
STND	Standard AVB Financial Corp.	NASDAQ	0	MA	Monroeville	PA	983	19	Dec	$30.49	$141
WSBF	Waterstone Financial, Inc.	NASDAQ	0	MW	Wauwatosa	WI	1,919	13	Dec	$16.24	$425
WEBK	Wellesley Bancorp, Inc.	NASDAQ	0	NE	Wellesley	MA	837	6	Dec	$32.00	$77
WNEB	Western New England Bancorp, Inc.	NASDAQ	0	NE	Westfield	MA	2,151	24	Dec	$9.80	$271

Source:	S&P Global Market Intelligence.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.4

In addition to the selection criteria used to identify the Peer Group companies, a summary description of the key comparable characteristics of each of the Peer Group companies relative to Pioneer Bank’s characteristics is detailed below.

o	ESSA Bancorp, Inc. of Pennsylvania. Comparable due to similar size of branch network, lending diversification emphasis on commercial real estate loans and similar level of non-performing assets as a percent of assets.

o	Hingham Institution for Savings of Massachusetts. Comparable due to similar interest-earning asset composition, similar return on average assets and lending diversification emphasis on commercial real estate loans.

o	HMN Financial, Inc. of Minnesota. Comparable due to similar interest-earning asset, similar interest-bearing funding composition, similar net interest income to average assets ratio, relatively high earnings contribution from sources of non-interest operating income, similar combined concentration of mortgage-backed securities and 1-4 family permanent mortgage loans comprising assets, lending diversification emphasis on commercial real estate loans and similar level of non-performing assets as a percent of assets.

o	PCSB Financial Corporation of New York. Comparable due to similar asset size, similar interest-bearing funding composition, lending diversification emphasis on commercial real estate loans and similar level of non-performing assets as a percent of assets.

o	Prudential Bancorp, Inc. of Pennsylvania. Comparable due to similar asset size, lending diversification emphasis on commercial real estate loans and similar level of non-performing assets as a percent of assets.

o	Severn Bancorp, Inc. of Maryland. Comparable due to similar interest-earning asset composition, similar net interest income to average assets ratio, relatively high earnings contribution from sources of non-interest operating income, similar operating expenses as a percent of average assets and lending diversification emphasis on commercial real estate loans,

o	Standard AVB Financial Corp. of Pennsylvania. Comparable due to similar size of branch network, similar asset size, similar interest-earning asset composition and lending diversification emphasis on commercial real estate loans.

o	Waterstone Financial, Inc. of Wisconsin. Comparable due to similar interest-earning asset composition, similar return on average assets, relatively high earnings contribution from sources of non-interest operating income and lending diversification emphasis on commercial real estate loans.

o	Wellesley Bancorp, Inc. of Massachusetts. Comparable due to lending diversification emphasis on commercial real estate loans.

o	Western New England Bancorp, Inc. Comparable to similar size of branch network, similar interest-earning asset composition, lending diversification emphasis on commercial real estate loans and similar level of non-performing assets as a percent of assets.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.5

In aggregate, the Peer Group companies maintained a similar level of tangible equity as the industry average (11.95% of assets versus 11.90% for all public companies), generated similar earnings as a percent of average assets (0.96% core ROAA versus 0.89% for all public companies), and earned a slightly higher ROE (8.03% core ROE versus 7.49% for all public companies). Overall, the Peer Group's average P/TB ratio and average core P/E multiple were lower than the respective averages for all publicly-traded thrifts.

	All
	Publicly-Traded		Peer Group

Financial Characteristics (Averages)
Assets ($Mil)	$4,285		$1,428
Market capitalization ($Mil)	$619		$218
Tangible equity/assets (%)	11.90%		11.95%
Core return on average assets (%)	0.89		0.96
Core return on average equity (%)	7.49		8.03

Pricing Ratios (Averages)(1)
Core price/earnings (x)	17.00	x	14.38	x
Price/tangible book (%)	140.56%		129.23%
Price/assets (%)	15.02		15.54

(1) Based on market prices as of February 8, 2019.

Ideally, the Peer Group companies would be comparable to Pioneer Bank in terms of all of the selection criteria, but the universe of publicly-traded thrifts does not provide for an appropriate number of such companies. However, in general, the companies selected for the Peer Group were fairly comparable to Pioneer Bank, as will be highlighted in the following comparative analysis. Comparative data for all publicly-traded thrifts and publicly-traded New York thrifts have been included in the Chapter III tables as well.

Financial Condition

Table 3.2 shows comparative balance sheet measures for Pioneer Bank and the Peer Group, reflecting the expected similarities and some differences given the selection procedures outlined above. Pioneer Bank’s and the Peer Group's ratios reflect balances as of December 31, 2018 and September 30, 2018, respectively. Pioneer Bank’s equity-to-assets ratio of 9.82% was lower than the Peer Group's average of 12.54%. With the infusion of the net proceeds, the Bank’s pro forma equity-to-assets ratio will exceed the Peer Group’s equity-to-assets ratio. Tangible equity-to-assets ratios for Pioneer Bank and the Peer Group equaled 9.04% and 11.95%, respectively. The Bank’s higher pro forma capital position will be favorable from a risk perspective and in terms of future earnings potential that could be realized through leverage and lower funding costs. At the same time, the Bank’s higher pro forma capitalization may initially depress return on equity. Both Pioneer Bank’s and the Peer Group's capital ratios reflected capital surpluses with respect to the regulatory capital requirements.

RP® Financial, LC.	PEER GROUP ANALYSIS
Page III.6

Table 3.2

Balance Sheet Composition and Growth Rates

Comparable Institution Analysis

As of September 30, 2018

			Balance Sheet as a Percent of Assets										Balance Sheet Annual Growth Rates							Regulatory Capital
			Cash &	MBS &		Net		Borrowed	Sub.	Total	Goodwill	Tangible		MBS, Cash &			Borrows.	Total	Tangible	Tier 1	Tier 1	Risk-Based
			Equivalents	Invest	BOLI	Loans (1)	Deposits	Funds	Debt	Equity	& Intang	Equity	Assets	Investments	Loans	Deposits	&Sub debt	Equity	Equity	Leverage	Risk-Based	Capital

Pioneer Bank		NY	4.39%	8.83%	1.38%	79.95%	86.63%	2.33%	0.00%	9.82%	0.78%	9.04%	8.79%	22.41%	6.76%	6.81%	230.19%	13.87%	11.94%	9.70%	12.04%	13.29%
December 31, 2018

All Thrifts
Averages			4.66%	13.88%	1.63%	76.31%	74.05%	11.41%	0.46%	12.91%	1.00%	11.90%	7.96%	4.72%	11.81%	9.91%	-5.08%	11.75%	10.42%	11.99%	16.86%	18.02%
Medians			3.19%	10.66%	1.76%	78.14%	75.20%	10.74%	0.00%	11.88%	0.30%	10.78%	5.56%	-3.18%	7.75%	6.19%	-4.30%	2.49%	2.92%	11.40%	15.18%	16.15%

All NY Thrifts
Averages			4.93%	13.41%	1.28%	77.06%	75.76%	10.87%	0.67%	11.40%	1.18%	10.22%	1.28%	18.09%	1.28%	3.01%	-19.68%	0.39%	0.08%	11.12%	16.78%	18.18%
Medians			3.38%	10.66%	1.62%	77.43%	78.20%	5.78%	0.00%	9.77%	0.44%	8.71%	1.02%	-0.21%	5.94%	4.31%	-13.10%	2.76%	2.87%	9.60%	14.06%	15.70%

Comparable Group
Averages			5.43%	15.33%	1.74%	74.75%	74.35%	11.75%	0.35%	12.54%	0.59%	11.95%	6.33%	8.70%	5.86%	10.21%	-10.46%	1.73%	1.87%	11.85%	16.20%	17.10%
Medians			4.09%	11.84%	1.86%	77.90%	74.32%	12.46%	0.00%	11.03%	0.29%	10.68%	3.98%	-0.94%	6.07%	6.40%	-12.89%	0.36%	1.10%	11.05%	14.95%	15.66%

Comparable Group
ESSA	ESSA Bancorp, Inc.	PA	2.40%	20.96%	2.11%	71.17%	72.90%	16.28%	0.00%	9.77%	0.83%	8.94%	2.72%	-4.04%	5.53%	4.86%	-4.21%	-1.94%	-1.84%	9.28%	12.70%	13.59%
HIFS	Hingham Institution for Savings	MA	12.51%	2.59%	0.52%	83.38%	72.36%	18.23%	0.00%	8.85%	0.00%	8.85%	7.02%	-12.76%	11.67%	18.40%	-24.90%	16.71%	16.71%	9.05%	12.49%	13.30%
HMNF	HMN Financial, Inc.	MN	6.52%	10.91%	0.00%	79.76%	88.34%	0.00%	0.00%	10.85%	0.15%	10.70%	2.91%	17.11%	0.44%	3.57%	NA	-0.79%	-0.68%	10.49%	12.66%	13.91%
PCSB	PCSB Financial Corporation	NY	4.63%	30.10%	1.62%	61.38%	78.20%	1.28%	0.00%	19.66%	0.44%	19.22%	4.45%	-0.21%	7.75%	6.60%	-47.38%	2.76%	2.87%	13.80%	21.17%	21.68%
PBIP	Prudential Bancorp, Inc.	PA	4.60%	34.56%	2.65%	55.77%	72.54%	14.31%	0.00%	11.88%	0.62%	11.26%	20.19%	53.85%	5.53%	23.31%	35.31%	-5.71%	-5.90%	11.86%	18.76%	19.59%
SVBI	Severn Bancorp, Inc.	MD	11.26%	6.63%	0.58%	77.66%	78.06%	8.26%	2.32%	10.78%	0.12%	10.66%	10.98%	46.93%	6.60%	16.96%	-17.49%	4.20%	4.24%	13.55%	16.85%	18.10%
STND	Standard AVB Financial Corp.	PA	3.57%	15.65%	2.28%	74.08%	73.82%	11.92%	0.00%	13.77%	2.90%	10.87%	-0.28%	10.60%	-2.59%	1.93%	-12.89%	1.52%	2.96%	11.10%	15.94%	16.63%
WSBF	Waterstone Financial, Inc.	WI	3.07%	10.35%	3.50%	80.08%	52.33%	23.50%	0.00%	21.08%	0.03%	21.05%	3.52%	-17.43%	8.08%	4.98%	3.59%	-1.77%	-1.78%	19.92%	26.10%	27.01%
WEBK	Wellesley Bancorp, Inc.	MA	2.90%	8.74%	0.92%	86.12%	80.12%	10.74%	1.17%	7.53%	0.00%	7.53%	8.71%	-5.35%	11.12%	15.30%	-19.65%	6.74%	6.74%	8.49%	11.41%	12.46%
WNEB	Western New England Bancorp, Inc.	MA	2.88%	12.78%	3.20%	78.14%	74.82%	12.99%	0.00%	11.22%	0.76%	10.46%	3.07%	-1.68%	4.48%	6.19%	-6.53%	-4.46%	-4.62%	10.99%	13.95%	14.69%

(1) Includes loans held for sale.

Source:	S&P Global Market Intelligence and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2019 by RP® Financial, LC.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.7

The interest-earning asset compositions for Pioneer Bank and the Peer Group were somewhat similar, with loans constituting the bulk of interest-earning assets for both Pioneer Bank and the Peer Group. Pioneer Bank’s loans-to-assets ratio of 79.95% was higher than the Peer Group ratio of 74.75%. Comparatively, Pioneer Bank’s cash and investments-to-assets ratio of 13.22% was lower than the comparable Peer Group ratio of 20.76%. Overall, Pioneer Bank's interest-earning assets amounted to 93.17% of assets, which was less than the Peer Group ratio of 95.51%. Pioneer Bank’s non-interest earning assets included BOLI equal to 1.38% of assets and goodwill/intangibles equal to 0.78% of assets, while the Peer Group maintained BOLI equal to 1.74% of assets and goodwill/intangibles equal to 0.59% of assets.

Pioneer Bank’s funding liabilities reflected a funding composition that was more weighted toward deposits compared to the Peer Group's funding composition. Pioneer Bank’s deposits equaled 86.63% of assets, as compared to the Peer Group’s ratio of 74.35%. Comparatively, Pioneer Bank maintained a lower level of borrowings to fund assets, as indicated by borrowings-to-assets ratios of 2.33% and 12.10% for Pioneer Bank and the Peer Group, respectively. Total interest-bearing liabilities maintained by Pioneer Bank and the Peer Group, as a percent of assets, equaled 88.96% and 86.45%, respectively.

A key measure of balance sheet strength for a thrift institution is its interest-earnings assets/interest-bearing liabilities (“IEA/IBL”) ratio. Presently, Pioneer Bank’s IEA/IBL ratio is lower than the Peer Group’s ratio, based on IEA/IBL ratios of 104.73% and 110.48%, respectively. The additional capital realized from stock proceeds should serve to provide the Bank with an IEA/IBL ratio that is more comparable to the Peer Group’s ratio, as the increase in capital provided by the infusion of stock proceeds will serve to lower the level of interest-bearing liabilities funding assets and will be primarily deployed into interest-earning assets.

The growth rate section of Table 3.2 shows annual  growth rates for key balance sheet items. Pioneer Bank’s growth rates are based on the eighteen months ended December 31, 2018, annualized, whereas the growth rates for the Peer Group are based on the twelve months ended September 30, 2018. Pioneer Bank recorded an 8.79% increase in assets, versus asset growth of 6.33% recorded by the Peer Group. Asset growth for Pioneer Bank was driven by a 6.76% increase in loans and a 22.41% increase in cash and investments. Comparatively, asset growth for the Peer Group was driven by a 5.86% increase in loans and was supplemented with an 8.70% increase in cash and investments.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.8

Asset growth for Pioneer Bank was funded by a 6.81% increase in deposits and a 230.19% increase in borrowings. Asset growth for the Peer Group was primarily funded through deposit growth of 10.21%, which also funded a 10.46% reduction in the Peer Group’s borrowings. Pioneer Bank’s tangible equity growth rate equaled 11.94%, which was attributable to retention of earnings. Comparatively, the Peer Group’s tangible capital growth rate equaled 1.87%. The Bank’s post-conversion capital growth rate will initially be constrained by maintenance of a higher pro forma capital position. Additionally, implementation of any stock repurchases and dividend payments, pursuant to regulatory limitations and guidelines, could also slow the Bank’s capital growth rate in the longer term following the stock offering.

Income and Expense Components

Table 3.3 displays statements of operations for Pioneer Bank and the Peer Group. Pioneer Bank’s ratios are based on earnings for the twelve months ended December 31, 2018 and the Peer Group’s ratios are based on earnings for the twelve months ended September 30, 2018. Pioneer Bank and the Peer Group reported net income to average assets ratios of 1.30% and 0.81%, respectively. Pioneer Bank’s higher return was realized through a higher net interest income ratio and a lower effective tax rate, which were partially offset by the Peer Group’s higher ratio of non-interest operating income and lower ratios for loan loss provisions and operating expenses.

The Bank’s higher net interest income to average assets ratio was realized through both a higher interest income ratio and a lower interest expense ratio. The Bank’s higher interest income ratio was supported by maintaining a higher overall yield earned on interest-earning assets (4.26% versus 3.91% for the Peer Group), which was partially offset by the Peer Group’s higher concentration of assets maintained in interest-earning assets. Similarly, the Bank’s lower interest expense ratio was supported by maintaining a lower cost of funds (0.46% versus 0.77% for the Peer Group), which was partially by the Peer Group’s lower level of interest-bearing liabilities funding assets. Overall, Pioneer Bank and the Peer Group reported net interest income to average assets ratios of 3.62% and 3.01%, respectively.

RP® Financial, LC.	PEER GROUP ANALYSIS
Page III.9

Table 3.3

Income as Percent of Average Assets and Yields, Costs, Spreads

Comparable Institution Analysis

For the 12 Months Ended September 30, 2018

				Net Interest Income					Non-Interest Income			Non-Op. Items			Yields, Costs, and Spreads
							Loss	NII	Gain	Other	Total			Provision				MEMO:	MEMO:
			Net				Provis.	After	on Sale of	Non-Int	Non-Int	Net Gains/	Extrao.	for	Yield	Cost	Yld-Cost	Assets/	Effective
			Income	Income	Expense	NII	on IEA	Provis.	Loans	Income	Expense	Losses (1)	Items	Taxes	On IEA	Of IBL	Spread	FTE Emp.	Tax Rate
			(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	($000)	(%)
Pioneer Bank		NY
December 31, 2018			1.30%	3.91%	0.29%	3.62%	0.17%	3.45%	0.00%	1.03%	2.86%	0.01%	0.00%	0.33%	4.26%	0.46%	3.80%	$5,027	20.14%

All Thrifts
Averages			0.78%	3.88%	0.81%	3.07%	0.08%	3.00%	0.43%	0.53%	2.78%	0.02%	0.00%	0.40%	3.90%	0.63%	3.27%	$7,738	36.57%
Medians			0.75%	3.70%	0.87%	2.97%	0.07%	2.90%	0.02%	0.41%	2.63%	0.00%	0.00%	0.40%	3.87%	0.58%	3.26%	$6,173	34.48%

All NY Thrifts
Averages			0.67%	3.57%	0.85%	2.72%	0.05%	2.67%	0.12%	0.35%	2.48%	0.24%	0.00%	0.22%	3.92%	0.61%	3.31%	$8,752	38.10%
Medians			0.85%	3.62%	0.92%	2.71%	0.02%	2.70%	0.00%	0.37%	2.23%	0.00%	0.00%	0.23%	3.92%	0.60%	3.27%	$6,054	33.69%

Comparable Group
Averages			0.81%	3.83%	0.82%	3.01%	0.05%	2.96%	0.67%	0.39%	2.74%	0.00%	0.00%	0.48%	3.91%	0.77%	3.14%	$8,842	38.31%
Medians			0.71%	3.80%	0.92%	2.92%	0.06%	2.91%	0.01%	0.42%	2.23%	0.00%	0.00%	0.43%	3.89%	0.65%	3.13%	$6,723	39.59%

Comparable Group
ESSA	ESSA Bancorp, Inc.	PA	0.36%	3.55%	0.90%	2.66%	0.22%	2.44%	0.00%	0.42%	2.17%	-0.02%	0.00%	0.31%	3.83%	0.43%	3.40%	$6,597	46.45%
HIFS	Hingham Institution for Savings	MA	1.42%	3.99%	1.09%	2.90%	0.06%	2.83%	0.00%	0.06%	0.87%	0.06%	0.00%	0.66%	4.06%	1.33%	2.73%	$23,706	31.72%
HMNF	HMN Financial, Inc.	MN	0.87%	4.07%	0.28%	3.79%	-0.06%	3.85%	0.31%	0.76%	3.50%	0.00%	0.00%	0.54%	4.31%	0.66%	3.65%	$4,051	38.47%
PCSB	PCSB Financial Corporation	NY	0.50%	3.41%	0.49%	2.92%	0.02%	2.90%	0.00%	0.17%	2.23%	0.00%	0.00%	0.34%	3.72%	0.63%	3.09%	$8,706	40.71%
PBIP	Prudential Bancorp, Inc.	PA	0.72%	3.57%	1.04%	2.53%	0.08%	2.45%	0.00%	0.29%	1.60%	-0.04%	0.00%	0.38%	3.29%	0.07%	3.22%	$13,505	34.38%
SVBI	Severn Bancorp, Inc.	MD	0.69%	4.42%	0.99%	3.43%	-0.04%	3.47%	0.29%	0.68%	3.11%	0.00%	0.00%	0.63%	3.62%	0.45%	3.17%	$5,098	47.70%
STND	Standard AVB Financial Corp.	PA	0.86%	3.72%	0.70%	3.01%	0.07%	2.95%	0.02%	0.42%	2.23%	0.00%	0.00%	0.30%	3.77%	1.16%	2.61%	$6,173	25.59%
WSBF	Waterstone Financial, Inc.	WI	1.52%	3.87%	0.95%	2.92%	-0.06%	2.97%	6.10%	0.41%	7.21%	0.00%	0.00%	0.76%	4.40%	1.43%	2.98%	$1,966	33.21%
WEBK	Wellesley Bancorp, Inc.	MA	0.57%	3.98%	0.96%	3.01%	0.09%	2.92%	0.01%	0.27%	2.23%	0.00%	0.00%	0.40%	4.10%	0.41%	3.69%	$11,774	41.61%
WNEB	Western New England Bancorp, Inc.	MA	0.59%	3.74%	0.84%	2.90%	0.10%	2.80%	0.00%	0.42%	2.20%	0.01%	0.00%	0.45%	3.96%	1.12%	2.84%	$6,848	43.24%

(1) Net gains/losses includes gain/loss on sale of securities and nonrecurring income and expense.

Source:	S&P Global Market Intelligence and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2019 by RP® Financial, LC.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.10

In another key area of core earnings strength, the Bank maintained a slightly higher level of operating expenses than the Peer Group. For the period covered in Table 3.3, the Bank and the Peer Group reported operating expense to average assets ratios of 2.86% and 2.74%, respectively. The Bank’s slightly higher operating expense ratio is indicative of its greater degree of diversification of products and services which generate sources of non-interest operating, including largely off-balance sheet activities related to its wealth management and insurance operations. Consistent with the Bank’s higher operating expense ratio, Pioneer Bank maintained a comparatively higher number of employees relative to its asset size. Assets per full time equivalent employee equaled $5.0 million for the Bank, versus a comparable measure of $8.8 million for the Peer Group. On a post-offering basis, the Bank’s operating expenses can be expected to increase with the addition of stock benefit plans and certain expenses that result from being a publicly-traded company, with such expenses already impacting the Peer Group's operating expenses. At the same time, Pioneer Bank’s capacity to leverage operating expenses will exceed the Peer Group’s leverage capacity following the increase in capital realized from the infusion of net stock proceeds.

When viewed together net interest income and operating expenses provide considerable insight into a thrift's earnings strength, since those sources of income and expenses are typically the most prominent components of earnings and are generally more predictable than losses and gains realized from the sale of assets or other non-recurring activities. In this regard, as measured by their expense coverage ratios (net interest income divided by operating expenses), the Bank’s earnings were more favorable than the Peer Group’s. Expense coverage ratios for Pioneer Bank and the Peer Group equaled 1.27x and 1.10x, respectively.

Sources of non-interest operating income provided a slightly larger contribution to the Peer Group’s earnings, with such income amounting to 1.03% and 1.06% of Pioneer Bank’s and the Peer Group’s average assets, respectively. Taking non-interest operating income into account in comparing the Bank’s and the Peer Group's earnings, Pioneer Bank’s efficiency ratio (operating expenses, as a percent of the sum of non-interest operating income and net interest income) of 61.51% was more favorable than the Peer Group's efficiency ratio of 67.32%.

Loan loss provisions had a slightly larger impact on Pioneer Bank’s earnings, with loan loss provisions established by Pioneer Bank equaling 0.17% of average assets. Comparatively, the Peer Group recorded loan loss provisions equal to 0.05% of average assets.

Net non-operating gains and losses equaled net gains of 0.01% of average assets for Pioneer Bank, versus no impact on the Peer Group’s earnings. Typically, gains and losses generated from the sale of assets and other non-operating activities are viewed as earnings with a relatively high degree of volatility, particularly to the extent that such gains and losses result from the sale of investments or other assets that are not considered to be part of an institution’s core operations. Extraordinary items were not a material factor in either Pioneer Bank’s or the Peer Group's earnings.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.11

Taxes had a less significant impact on Pioneer Bank’s earnings, as Pioneer Bank and the Peer Group posted effective tax rates of 20.14% and 38.31%, respectively. As indicated in the prospectus, Pioneer Bank’s effective marginal tax rate is equal to 26.00%.

Loan Composition

Table 3.4 presents data related to Pioneer Bank’s and the Peer Group’s loan portfolio compositions (including the investment in mortgage-backed securities). Pioneer Bank’s loan portfolio composition reflected a lower combined concentration of 1-4 family permanent mortgage loans and mortgage-backed securities in comparison to the Peer Group (21.82% of assets versus 40.95% for the Peer Group), as the Peer Group had higher concentrations of both 1-4 family loans and mortgage-backed securities. Loan servicing intangibles constituted a very minor balance sheet item for both Pioneer Bank and the Peer Group ($263,000 versus $460,000 for the Peer Group).

Overall, diversification into higher risk and higher yielding types of lending was more significant for Pioneer Bank, which was primarily attributable to Pioneer Bank’s significantly higher concentration of commercial business loans (14.24% of assets versus 4.47% for the Peer Group). Commercial real estate loans constituted the most significant type of lending diversification for both Pioneer Bank and the Peer Group (24.54% of assets versus 19.79% for the Peer Group). The Bank also maintained higher concentrations of consumer loans and construction/land loans, while the Peer Group maintained a higher concentration of multi-family loans. In total, construction/land, commercial real estate, multi-family, commercial business and consumer loans comprised 59.09% and 38.30% of Pioneer Bank’s and the Peer Group’s assets, respectively. Overall, Pioneer Bank’s asset composition provided for a higher risk weighted assets-to-assets ratio of 81.50%, versus a comparable Peer Group ratio of 72.08%.

Interest Rate Risk

Table 3.5 reflects various key ratios highlighting the relative interest rate risk exposure of Pioneer Bank versus the Peer Group. In terms of balance sheet composition, Pioneer Bank’s interest rate risk characteristics were considered to be less favorable than the comparable measures for the Peer Group. Most notably, Pioneer Bank’s tangible equity-to-assets ratio and IEA/IBL ratio were lower than the comparable Peer Group ratios. Additionally, Pioneer Bank maintained a slightly higher ratio of non-interest earning assets as a percent of assets. On a pro forma basis, the infusion of stock proceeds should serve to provide Pioneer Bank with more comparable balance sheet interest rate risk characteristics as maintained by the Peer Group, as the result of the increases that will be realized in the Bank’s equity-to-assets and IEA/IBL ratios following the infusion of stock proceeds.

RP® Financial, LC.	PEER GROUP ANALYSIS
Page III.12

Table 3.4

Loan Portfolio Composition and Related Information

Comparable Institution Analysis

As of September 30, 2018

		Portfolio Composition as a Percent of Assets
			1-4	Constr.	Multi-		Commerc.		RWA/	Servicing
		MBS	Family	& Land	Family	Comm RE	Business	Consumer	Assets	Assets
		(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	($000)
Pioneer Bank
December 31, 2018	NY	0.08%	21.74%	7.44%	4.95%	24.54%	14.24%	7.92%	81.50%	$263

Comparable Group
Averages		6.07%	34.88%	6.37%	7.67%	19.79%	4.47%	1.17%	72.08%	$460
Medians		4.30%	34.60%	5.05%	3.91%	17.65%	3.60%	0.11%	73.40%	$254

Comparable Group
ESSA Bancorp, Inc.	PA	0.00%	36.36%	3.71%	2.74%	14.39%	0.00%	7.91%	72.40%	$206
Hingham Institution for Savings	MA	0.00%	43.88%	5.42%	17.08%	17.55%	0.02%	0.02%	70.85%	$0
HMN Financial, Inc.	MN	1.11%	21.85%	8.21%	4.59%	31.71%	10.74%	3.09%	82.21%	$1,845
PCSB Financial Corporation	NY	16.80%	19.52%	1.99%	6.44%	29.42%	3.39%	0.02%	65.12%	$0
Prudential Bancorp, Inc.	PA	18.29%	29.85%	9.79%	3.17%	11.04%	2.34%	0.09%	60.80%	$0
Severn Bancorp, Inc.	MD	2.95%	32.84%	14.59%	0.78%	26.33%	3.82%	0.21%	74.39%	$482
Standard AVB Financial Corp.	PA	5.76%	46.12%	1.77%	3.44%	17.76%	4.54%	0.13%	67.30%	$461
Waterstone Financial, Inc.	WI	5.65%	36.54%	0.47%	30.62%	11.63%	1.73%	0.02%	76.20%	$1,212
Wellesley Bancorp, Inc.	MA	1.84%	49.25%	13.04%	4.06%	13.83%	6.81%	0.01%	74.46%	$96
Western New England Bancorp, Inc.	MA	8.31%	32.63%	4.68%	3.76%	24.20%	11.30%	0.19%	77.07%	$302

Note: Bank level data

Sources:	S&P Global Market Intelligence and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reilable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2019 by RP® Financial, LC.

RP® Financial, LC.	PEER GROUP ANALYSIS
Page III.13

Table 3.5

Interest Rate Risk Measures and Net Interest Income Volatility

Comparable Institution Analysis

As of December 31, 2018

			Balance Sheet Measures
			Tangible		Non-Earn.	Quarterly Change in Net Interest Income
			Equity/	IEA/	Assets/
			Assets	IBL	Assets	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017
			(%)	(%)	(%)	(change in net interest income is annualized in basis points)
Pioneer Bank
December 31, 2018			9.0%	104.7%	6.8%	11	12	6	-6	5	15

All NY Thrifts
Average			10.2%	109.3%	4.6%	-7	1	-4	-1	1	-6
Median			8.7%	108.2%	3.8%	-6	-5	-1	-2	6	-7

Comparable Group
Average			12.0%	110.8%	4.5%	-6	5	0	0	4	8
Median			10.7%	108.8%	4.8%	-4	0	-2	3	0	7

Comparable Group
ESSA	ESSA Bancorp, Inc.	PA	8.9%	106.0%	5.5%	-15	15	1	3	3	-2
HIFS	Hingham Institution for Savings	MA	8.8%	108.7%	1.5%	-1	1	-6	-5	-4	-4
HMNF	HMN Financial, Inc.	MN	10.7%	110.0%	2.8%	21	6	22	-27	-2	12
PCSB	PCSB Financial Corporation	NY	19.2%	120.9%	3.9%	-26	23	-1	11	13	-18
PBIP	Prudential Bancorp, Inc.	PA	11.3%	109.3%	5.1%	-23	-8	-3	-9	-5	25
SVBI	Severn Bancorp, Inc.	MD	10.7%	107.8%	4.5%	12	-5	13	13	17	20
STND	Standard AVB Financial Corp.	PA	10.9%	108.8%	6.7%	-4	-1	-3	-7	19	24
WSBF	Waterstone Financial, Inc.	WI	21.0%	123.3%	6.5%	-3	-1	2	12	-2	4
WEBK	Wellesley Bancorp, Inc.	MA	7.5%	106.2%	2.2%	1	-2	-11	3	-4	9
WNEB	Western New England Bancorp, Inc.	MA	10.5%	106.8%	6.2%	-26	18	-13	10	1	5

Source:	S&P Global Market Intelligence and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2019 by RP® Financial, LC.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.14

To analyze interest rate risk associated with the net interest margin, we reviewed quarterly changes in net interest income as a percent of average assets for Pioneer Bank and the Peer Group. In general, the comparative fluctuations in Pioneer Bank’s and the Peer Group’s net interest income ratios implied that a slightly greater degree of interest rate risk was associated with Pioneer Bank’s net interest margin, based on the interest rate environment that prevailed during the period covered in Table 3.5. The stability of Pioneer Bank’s net interest margin should be enhanced by the infusion of stock proceeds, as interest rate sensitive liabilities will be funding a lower portion of Pioneer Bank’s assets and the proceeds will be substantially deployed into interest-earning assets.

Credit Risk

Overall, based on a comparison of credit risk measures, Pioneer Bank’s implied credit risk exposure was viewed to be slightly greater relative to the Peer Group’s implied credit risk exposure. As shown in Table 3.6, Pioneer Bank’s ratios for non-performing assets/assets and non-performing loans/loans equaled 0.92% and 1.13%, respectively, versus comparable measures of 0.77% and 1.02% for the Peer Group. It should be noted that the measures for non-performing assets and non-performing loans in Table 3.6 include accruing loans that are classified as troubled debt restructurings. The Bank’s and the Peer Group’s loss reserves as a percent of non-performing loans equaled 115.83%and 203.65%, respectively. Loss reserves maintained as percent of loans receivable equaled 1.13% for Pioneer Bank, versus 0.88% for the Peer Group. Net loan charge-offs were a larger factor for the Bank, as net loan charge-offs for the Bank and the Peer Group equaled 0.11% and 0.01% of loans, respectively.

RP® Financial, LC.	PEER GROUP ANALYSIS
Page III.15

Table 3.6

Credit Risk Measures and Related Information

Comparable Institution Analysis - Bank Level

As of September 30, 2018

			NPAs &	Adj NPAs &				Rsrves/
		REO/	90+Del/	90+Del/	NPLs/	Rsrves/	Rsrves/	NPAs &	Net Loan	NLCs/
		Assets	Assets (1)	Assets (2)	Loans (3)	Loans HFI	NPLs (3)	90+Del (1)	Chargeoffs (4)	Loans
		(%)	(%)	(%)	(%)	(%)	(%)	(%)	($000)	(%)
Pioneer Bank	NY
December 31, 2018		0.00%	0.92%	0.92%	1.13%	1.31%	115.83%	115.29%	$1,167	0.11%

Comparable Group
Averages		0.05%	0.77%	0.55%	1.02%	0.88%	203.65%	194.93%	$220	0.01%
Medians		0.05%	0.73%	0.59%	0.94%	0.87%	115.59%	104.00%	$37	0.01%

Comparable Group
ESSA Bancorp, Inc.	PA	0.06%	1.00%	0.64%	1.30%	0.89%	68.31%	64.04%	$1,681	0.13%
Hingham Institution for Savings	MA	0.00%	0.08%	0.02%	0.09%	0.68%	719.32%	719.32%	$0	0.00%
HMN Financial, Inc.	MN	0.06%	0.86%	0.80%	1.00%	1.48%	148.39%	138.76%	$0	0.00%
PCSB Financial Corporation	NY	0.05%	0.76%	0.57%	1.16%	0.55%	47.38%	44.15%	$689	0.08%
Prudential Bancorp, Inc.	PA	0.09%	1.39%	1.33%	2.31%	0.85%	36.80%	34.30%	$118	0.02%
Severn Bancorp, Inc.	MD	0.03%	1.91%	0.68%	2.38%	1.16%	48.27%	47.46%	$-405	-0.06%
Standard AVB Financial Corp.	PA	0.05%	0.31%	0.30%	0.34%	0.62%	184.73%	150.31%	$75	0.01%
Waterstone Financial, Inc.	WI	0.11%	0.55%	0.45%	0.54%	0.97%	157.56%	125.20%	$-284	-0.02%
Wellesley Bancorp, Inc.	MA	0.00%	0.14%	0.14%	0.17%	0.90%	542.99%	542.99%	$0	0.00%
Western New England Bancorp, Inc.	MA	0.00%	0.69%	0.60%	0.87%	0.72%	82.79%	82.79%	$330	0.02%

(1)	NPAs are defined as nonaccrual loans, accruing loans 90 days plus delinquent, performing TDRs, and OREO.
(2)	Adjusted NPAs are defined as nonaccrual loans, accruing loans 90 days plus delinquent and OREO (performing TDRs are excluded).
(3)	NPLs are defined as nonaccrual loans, accruing loans 90 days plus delinquent and performing TDRs.
(4)	Net loan chargeoffs are shown on a last twelve month basis.

Source:	S&P Global Market Intelligence and RP® Financial, LC. calculations. The information provided in this table has been obrained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2019 by RP® Financial, LC.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.16

Summary

Based on the above analysis, RP Financial concluded that the Peer Group forms a reasonable basis for determining the pro forma market value of Pioneer Bank. Such general characteristics as asset size, capital position, interest-earning asset composition, funding composition, core earnings measures, loan composition, credit quality and exposure to interest rate risk all tend to support the reasonability of the Peer Group overall from a financial standpoint. Those areas where differences exist will be addressed in the form of valuation adjustments to the extent necessary.

RP® Financial, LC.	VALUATION ANALYSIS IV. 1

IV. VALUATION ANALYSIS

Introduction

This chapter presents the valuation analysis and methodology prepared pursuant to the regulatory guidelines, and valuation adjustments and assumptions used to determine the estimated pro forma market value of the common stock to be issued in conjunction with the Bank’s minority stock offering.

Appraisal Guidelines

The federal regulatory appraisal guidelines required by the OCC, FRB, the FDIC and state banking agencies specify the pro forma market value methodology for estimating the pro forma market value of an institution. Pursuant to this methodology: (1) a peer group of comparable publicly-traded institutions is selected; (2) a financial and operational comparison of the subject company to the peer group is conducted to discern key differences; and (3) a valuation analysis in which the pro forma market value of the subject company is determined based on the market pricing of the peer group as of the date of valuation, incorporating valuation adjustments for key differences. In addition, the pricing characteristics of recent conversions, both at conversion and in the aftermarket, must be considered. Given the unique differences in the pricing characteristics of publicly-traded MHCs relative to fully-converted thrift stocks, we have also reviewed the pricing characteristics of publicly-traded MHCs on a fully-converted basis.

RP Financial Approach to the Valuation

The valuation analysis herein complies with such regulatory approval guidelines. Accordingly, the valuation incorporates a detailed analysis based on the Peer Group, discussed in Chapter III, which constitutes "fundamental analysis" techniques. Additionally, the valuation incorporates a "technical analysis" of recently completed conversions, including closing pricing and aftermarket trading of such offerings. It should be noted that these valuation analyses cannot possibly fully account for all the market forces which impact trading activity and pricing characteristics of a stock on a given day.

RP® Financial, LC.	VALUATION ANALYSIS IV. 2

The pro forma market value determined herein is a preliminary value for the Bank’s to-be-issued stock. Throughout the stock issuance process, RP Financial will: (1) review changes in the Bank’s operations and financial condition; (2) monitor the Bank’s operations and financial condition relative to the Peer Group to identify any fundamental changes; (3) monitor the external factors affecting value including, but not limited to, local and national economic conditions, interest rates and the stock market environment, including the market for thrift stocks; and (4) monitor pending conversion offerings, both regionally and nationally. If material changes should occur prior to the close of the offering, RP Financial will evaluate if updated valuation reports should be prepared reflecting such changes and their related impact on value, if any. RP Financial will also prepare a final valuation update at the closing of the offering to determine if the prepared valuation analysis and resulting range of value continues to be appropriate.

The appraised value determined herein is based on the current market and operating environment for the Bank and for all thrifts. Subsequent changes in the local and national economy, the legislative and regulatory environment, the stock market, interest rates, and other external forces (such as natural disasters or major world events), which may occur from time to time (often with great unpredictability) may materially impact the market value of all thrift stocks, including Pioneer Bank’s value, the market value of the stocks of public MHC institutions, or Pioneer Bank’s value alone. To the extent a change in factors impacting the Bank’s value can be reasonably anticipated and/or quantified, RP Financial has incorporated the estimated impact into its analysis.

Valuation Analysis

A fundamental analysis discussing similarities and differences relative to the Peer Group was presented in Chapter III. The following sections summarize the key differences between the Bank and the Peer Group and how those differences affect the pro forma valuation. Emphasis is placed on the specific strengths and weaknesses of the Bank relative to the Peer Group in such key areas as financial condition, profitability, growth and viability of earnings, asset growth, primary market area, dividends, liquidity of the shares, marketing of the issue, management, and the effect of government regulations and/or regulatory reform. We have also considered the market for thrift stocks, in particular new issues, to assess the impact on value of Pioneer Bank coming to market at this time.

RP® Financial, LC.	VALUATION ANALYSIS IV. 3

1.	Financial Condition

The financial condition of an institution is an important determinant in pro forma market value because investors typically look to such factors as liquidity, capital, asset composition and quality, and funding sources in assessing investment attractiveness. The similarities and differences in the Bank’s and the Peer Group's financial strengths are noted as follows:

o	Overall A/L Composition. Loans funded by retail deposits were the primary components of both Pioneer Bank’s and the Peer Group's balance sheets. In comparison to the Peer Group, the Bank’s interest-earning asset composition exhibited a higher concentration of loans and a greater degree of diversification into higher risk types of loans. Overall, the Bank’s asset composition provided for a higher yield earned on interest-earning assets and a higher risk weighted assets-to-assets ratio in comparison to the Peer Group’s ratios. Pioneer Bank’s funding composition reflected a higher level of deposits and a lower level of borrowings in comparison to the Peer Group’s ratios, which provided the Bank with a lower cost of funds than maintained by the Peer Group. Overall, as a percent of assets, the Bank maintained a lower level of interest-earning assets and a higher level of interest-bearing liabilities relative to the comparable ratios for the Peer Group, which translated into a lower IEA/IBL ratio for the Bank. After factoring in the impact of the net stock proceeds, the Bank’s IEA/IBL ratio will be more comparable to the Peer Group’s IEA/IBL ratio. On balance, RP Financial concluded that asset/liability composition was a neutral factor in our adjustment for financial condition.

o	Credit Quality. The Bank’s ratios for non-performing assets as a percent of assets and non-performing loans as a percent of loans were slightly higher than the comparable ratios for the Peer Group. In comparison to the Peer Group, the Bank maintained lower loss reserves as a percent of non-performing loans and a higher level of loss reserves as a percent of loans. Net loan charge-offs as a percent of loans were higher for the Bank. The Bank’s risk weighted assets-to-assets ratio was somewhat higher than the Peer Group’s ratio. Overall, RP Financial concluded that credit quality was a slightly negative factor in our adjustment for financial condition.

o	Balance Sheet Liquidity. The Bank maintained a lower level of cash and investment securities than the Peer Group (13.22% of assets versus 20.76% for the Peer Group). Following the infusion of stock proceeds, the Bank’s cash and investments ratio is expected to increase as a portion of the net proceeds will initially be held in short-term liquid funds. The Bank’s future borrowing capacity was considered to be slightly greater than the Peer Group’s borrowing capacity, based on the lower level of borrowings that is currently funding the Bank’s assets. Overall, RP Financial concluded that balance sheet liquidity was a neutral factor in our adjustment for financial condition.

o	Funding Liabilities. The Bank’s interest-bearing funding composition reflected a higher concentration of deposits and a lower concentration of borrowings relative to the comparable Peer Group ratios, which translated into a lower cost of funds for the Bank. The Bank’s ratio of total interest-bearing liabilities as a percent of assets was above the Peer Group’s ratio. Following the stock offering, the increase in the Bank’s capital position will reduce the level of interest-bearing liabilities funding the Bank’s assets to a level that is more comparable to the Peer Group’s ratio of interest-bearing liabilities as a percent of assets. Overall, RP Financial concluded that funding liabilities were a slightly positive factor in our adjustment for financial condition.

RP® Financial, LC.	VALUATION ANALYSIS IV. 4

o	Capital. The Peer Group currently operates with a higher equity-to-assets ratio than the Bank. Following the stock offering, Pioneer Bank’s pro forma capital position will exceed the Peer Group's equity-to-assets ratio. On balance, RP Financial concluded that capital strength was a slightly positive factor in our adjustment for financial condition.

On balance, Pioneer Bank’s balance sheet strength was considered to be comparable to the Peer Group’s balance sheet strength and, thus, no adjustment was applied for the Bank’s financial condition.

2.	Profitability, Growth and Viability of Earnings

Earnings are a key factor in determining pro forma market value, as the level and risk characteristics of an institution's earnings stream and prospects to generate future earnings heavily influence the multiple that the investment community will pay for earnings. The major factors considered in the valuation are described below.

o	Reported Earnings. The Bank’s reported earnings were higher than the Peer Group’s on a ROAA basis (1.30% of average assets versus 0.81% for the Peer Group). The Bank maintained more favorable ratios for net interest income and effective tax rate, which were partially offset by the Peer Group’s more favorable ratios for loan loss provisions, non-interest operating income and operating expenses. Reinvestment of stock proceeds into interest-earning assets will serve to increase the Bank’s earnings, with the benefit of reinvesting the proceeds expected to be somewhat offset by higher operating expenses associated with operating as a publicly-traded company and the implementation of stock benefit plans. Overall, the Bank’s reported earnings were considered to be more favorable than the Peer Group’s reported earnings and, thus, RP Financial concluded that this was a slightly positive factor in our adjustment for profitability, growth and viability of earnings.

o	Core Earnings. Net interest income, operating expenses, non-interest operating income and loan loss provisions were reviewed in assessing the relative strengths and weaknesses of the Bank’s and the Peer Group’s core earnings. In these measures, the Bank operated with a higher net interest income ratio, a higher operating expense ratio and a slightly lower level of non-interest operating income. The Bank’s higher net interest income and operating expense ratios translated into a higher expense coverage ratio in comparison to the Peer Group’s ratio (equal to 1.27x versus 1.10x for the Peer Group). Similarly, the Bank’s efficiency ratio of 61.51% was more favorable than the Peer Group’s efficiency ratio of 67.32%. Loan loss provisions had a larger impact on the Bank’s earnings. Overall, these measures, as well as the expected earnings benefits the Bank should realize from the redeployment of stock proceeds into interest-earning assets and leveraging of post-offering capital, which will be somewhat negated by expenses associated with the stock benefit plans and operating as a publicly-traded company, indicate that the Bank’s pro forma core earnings will remain more favorable than the Peer Group’s core earnings. Therefore, RP Financial concluded that this was a slightly positive factor in our adjustment for profitability, growth and viability of earnings.

RP® Financial, LC.	VALUATION ANALYSIS IV. 5

o	Interest Rate Risk. Quarterly changes in the Bank’s and the Peer Group's net interest income to average assets ratios indicated that a slightly greater degree of volatility was associated with the Bank’s net interest margin. Other measures of interest rate risk, such as capital levels, IEA/IBL ratios and levels of non-interest earning assets were more favorable for the Peer Group. On a pro forma basis, the infusion of stock proceeds can be expected to provide the Bank with equity-to-assets and IEA/ILB ratios that are more comparable to the Peer Group’s ratios, as well as enhance the stability of the Bank’s net interest margin. Accordingly, on balance, interest rate risk was a neutral factor in our adjustment for profitability, growth and viability of earnings.

o	Credit Risk. Loan loss provisions were a larger factor in the Bank’s earnings (0.17% of average assets versus 0.05% of average assets for the Peer Group). In terms of future exposure to credit quality related losses, the Bank maintained a higher concentration of assets in loans and the Bank’s loan composition reflected a greater degree of diversification into higher risk types of loans. The Bank’s credit quality measures generally implied a slightly greater degree of credit risk exposure relative to the comparable credit quality measures indicated for the Peer Group. Overall, RP Financial concluded that credit risk was a slightly negative factor in our adjustment for profitability, growth and viability of earnings.

o	Earnings Growth Potential. Several factors were considered in assessing earnings growth potential. First, the Bank currently maintains a higher interest rate spread than the Peer Group, which would tend to facilitate a continuation of a higher net interest margin for the Bank goring forward. Second, the infusion of stock proceeds will provide the Bank with greater growth potential through leverage than currently maintained by the Peer Group. Third, the Peer Group’s higher ratio of non-interest operating income and the Bank’s higher ratio of operating expenses were viewed as relative disadvantages for the Bank to sustain earnings growth during periods when net interest margins come under pressure as the result of adverse changes in interest rates. Overall, earnings growth potential was considered to be a slightly positive factor in our adjustment for profitability, growth and viability of earnings.

o	Return on Equity. Currently, the Bank’s core ROE is higher than the Peer Group’s core ROE. As the result of the increase in capital that will be realized from the infusion of net stock proceeds into the Bank’s equity, the Bank’s pro forma return equity on a core earnings basis will be similar to the Peer Group’s core ROE. Accordingly, this was a neutral factor in the adjustment for profitability, growth and viability of earnings.

RP® Financial, LC.	VALUATION ANALYSIS IV. 6

On balance, Pioneer Bank’s pro forma earnings strength was considered to be more favorable than the Peer Group’s and, thus, a slight upward adjustment was applied for profitability, growth and viability of earnings.

3.	Asset Growth

Comparative asset growth rates for the Bank and the Peer Group showed an 8.79% increase in the Bank’s assets, versus a 6.33% increase in the Peer Group’s assets. Asset growth for the Bank was sustained by a 6.76% increase in loans and a 22.41% increase in cash and investments. The Peer Group’s asset growth was primarily sustained by a 5.86% increase in loans and also included an 8.70% increase in cash and investments. Overall, the Bank’s recent asset growth trends would tend to be viewed as comparable to slightly more favorable relative to the Peer Group’s asset growth trends in terms of supporting future earnings growth. On a pro forma basis, the Bank’s tangible equity-to-assets ratio will exceed the Peer Group's tangible equity-to-assets ratio, providing the Bank with greater leverage capacity than maintained by the Peer Group. On balance, a slight upward adjustment was applied for asset growth.

4.	Primary Market Area

The general condition of an institution’s market area has an impact on value, as future success is in part dependent upon opportunities for profitable activities in the local market served. Pioneer Bank serves the Capital Region of New York through the headquarters office and 22 full service branches. Operating in a large metropolitan area provides the Bank with growth opportunities, but such growth must be achieved in a highly competitive market environment. The Bank competes against significantly larger institutions that have significantly larger branch networks than maintained by Pioneer Bank.

The Peer Group companies generally operate in markets with larger populations compared to Albany County. Population growth for the primary market area counties served by the Peer Group companies reflected a range of growth rates, but, overall, population growth in the markets served by the Peer Group companies showed comparable growth as Albany County. Albany County has a slightly higher per capita income compared to the primary market area counties served by Peer Group companies and, on average, the Peer Group’s primary market area counties were slightly less affluent markets within their respective states compared to Albany County’s per capita income as a percent of New York’s per capita income (98.9% for the Peer Group versus 105.5% for Albany County). The average and median deposit market shares maintained by the Peer Group companies were higher than the Bank’s market share of deposits in Albany County. Overall, the degree of competition faced by the Peer Group companies was viewed to slightly less than the Bank’s competitive environment in Albany County, while the growth potential in the markets served by the Peer Group companies was for the most part viewed to be comparable to the Bank’s primary market area. Summary demographic and deposit market share data for the Bank and the Peer Group companies is provided in Exhibit III-5. As shown in Table 4.1, the average unemployment rate for the primary market area counties served by the Peer Group companies was slightly above the unemployment rate reflected for Albany County. On balance, we concluded that no adjustment was appropriate for the Bank’s market area.

RP® Financial, LC.	VALUATION ANALYSIS IV. 7

Table 4.1
Market Area Unemployment Rates
Pioneer Bank. and the Peer Group Companies (1)

		December 2018
	County	Unemployment

Pioneer Bank - NY	Albany	3.2%

Peer Group Average		3.5

The Peer Group

ESSA Bancorp, Inc. - PA	Monroe	5.0
Hingham Institutions for Savings – MA	Plymouth	2.8
HMN Financial, Inc. – MN	Olmsted	2.5
PCSB Financial Corporation – NY	Westchester	3.4
Prudential Bancorp, Inc. - PA	Philadelphia	4.9
Severn Bancorp, Inc. – MD	Ann Arundel	2.8
Standard AVB Financial Corp. – PA	Allegheny	3.7
Waterstone Financial, Inc. WI	Milwaukee	3.4
Wellesley Bancorp, Inc. – MA	Norfolk	2.4
Western New England Bancshares – MA	Hampden	3.8

(1)	Unemployment rates are not seasonally adjusted.

Source: U.S. Bureau of Labor Statistics.

5.	Dividends

At this time the Bank has not established a dividend policy. Future declarations of dividends by the Board of Directors will depend upon a number of factors, including investment opportunities, growth objectives, financial condition, profitability, tax considerations, minimum capital requirements, regulatory limitations, stock market characteristics and general economic conditions.

RP® Financial, LC.	VALUATION ANALYSIS IV. 8

Nine out of the ten Peer Group companies pay regular cash dividends, with implied dividend yields ranging from 0.58% to 2.96%. The average dividend yield on the stocks of the Peer Group institutions equaled 1.46% as of February 8, 2019. Comparatively, as of February 8, 2019, the average dividend yield on the stocks of all fully-converted publicly-traded thrifts equaled 2.00%.

Our valuation adjustment for dividends for Pioneer Bank also considered the regulatory policy with regard to payment of dividends to the MHC. Under current FRB policy, any dividends declared by the Bank would be required to be paid to all shareholders. Accordingly, dividends paid by the Bank would increase the amount of assets held by the MHC, after adjusting for applicable income taxes, and, thereby, increase the implied dilution incurred by the minority shareholders in a second-step conversion pursuant to the calculation to account for net assets held by the MHC in a second-step offering.

Overall, while the Bank has not established a definitive dividend policy prior to its stock offering, the Bank will have the capacity to pay a dividend comparable to the Peer Group’s average dividend yield based on the Bank’s pro forma earnings and capitalization. However, dividend payments retained by the MHC would increase the implied dilution to minority shareholders in a second-step offering. Accordingly, on balance, we concluded that a slight downward adjustment was warranted for purposes of the Bank’s dividend policy.

6.	Liquidity of the Shares

The Peer Group is by definition composed of companies that are traded in the public markets. All ten of the Peer Group members trade on the NASDAQ system. Typically, the number of shares outstanding and market capitalization provides an indication of how much liquidity there will be in a particular stock. The market capitalization of the Peer Group companies ranged from $77.4 million to $425.3 million as of February 8, 2019, with average and median market values of $217.6 million and $163.9 million, respectively. The shares issued and outstanding of the Peer Group companies ranged from 2.4 million to 27.7 million, with average and median shares outstanding of 11.7 million and 11.9 million, respectively. The Bank’s stock offering is expected to have a pro forma public market value that will be in the lower end of the Peer Group’s range of market values and will be in middle of the range of shares outstanding reported for the Peer Group companies. Like all of the Peer Group companies, the Bank’s stock will be quoted on the NASDAQ following the stock offering. Overall, we anticipate that the Bank’s stock will have a comparable trading market as the Peer Group companies on average and, therefore, concluded no adjustment was necessary for this factor.

RP® Financial, LC.	VALUATION ANALYSIS IV. 9

7.	Marketing of the Issue

Three separate markets exist for thrift stocks: (1) the after-market for public companies, both fully-converted stock companies and MHCs, in which trading activity is regular and investment decisions are made based upon financial condition, earnings, capital, ROE, dividends and future prospects; (2) the new issue market in which converting thrifts are evaluated on the basis of the same factors but on a pro forma basis without the benefit of prior operations as a publicly-held company and stock trading history; and (3) the thrift acquisition market. All three of these markets were considered in the valuation of the Bank’s to-be-issued stock.

A.	The Public Market

The value of publicly-traded thrift stocks is easily measurable, and is tracked by most investment houses and related organizations. Exhibit IV-1 provides pricing and financial data on all publicly-traded thrifts. In general, thrift stock values react to market stimuli such as interest rates, inflation, perceived industry health, projected rates of economic growth, regulatory issues and stock market conditions in general. Exhibit IV-2 displays historical stock market trends for various indices and includes historical stock price index values for thrifts and commercial banks. Exhibit IV-3 displays various stock price indices as of February 8, 2019.

In terms of assessing general stock market conditions, the performance of the overall stock market has been mixed in recent quarters. Strong job growth reflected in June employment report and signs that U.S. trade tensions with Europe may be easing propelled the stock market higher at the start of the third quarter of 2018. Technology stocks led a broader stock market rally in mid-July, with the NASDAQ closing at a new record high. Some favorable second quarter earnings reports continued the upward trend in the broader stock market heading into the second half of July. Comparatively, technology stocks led the stock market lower at the end of July, as some technology companies posted disappointing second quarter earnings. Strong earnings growth by some of America’s biggest companies contributed to a rebound in the stock market in early-August. Energy shares led the broader stock market lower going into mid-August 2018, which was attributed to a decline in oil prices. Upbeat data for the U.S. economy, deal activity and signs of cooperation between the U.S. and China contributed to stocks rallying higher during the second half of August, as the NASDAQ soared past 8000 to a new record high. Comparatively, stocks retreated at the end of August through the first part of September, in which technology shares led the market lower on worries about trade and regulation. Manufacturer and financial shares helped stocks to rebound going into the second half of September, as new tariffs announced by the U.S. and China were less than expected. After the Dow Jones Industrial Average (“DJIA”) and S&P 500 closed at record highs, shares of industrial companies led the market lower in late-September. Heightened trade tensions and the Federal Reserve’s rate hike, along with signaling a continued path of rate hikes, were noted factors that stoked caution among investors.

RP® Financial, LC.	VALUATION ANALYSIS IV. 10

Stocks rebounded at the end of September and the beginning of October 2018, as manufacturer shares led the DJIA to a new record high following completion of a new North American trade pact. A sell-off in Treasury bonds prompted a broader stock market downturn at the end of the first week of October, as investors reacted to the September employment report which showed the national unemployment rate hitting a 50-year low. The sell-off in stocks deepened in the second week of October, with the DJIA recording a two-day decline of 5.2% before rebounding at the end of the week. Volatility continued to prevail in the broader stock market during the second half of October, as investors reacted to mixed third quarter earnings reports and signs of softer global economic growth. Following a sell-off heading into late-October 2018, stocks rebounded sharply higher at the end of October and at the start of November. The rebound in the stock market was led by technology shares, based on some favorable third quarter earnings reports. Stocks continued to surge higher following the mid-term elections, as a congressional power divide eased worries about swift policy changes. Following the mid-term election rally, stocks trended sharply lower through late-November. Factors contributing to the sell-off included U.S.-China trade tensions, concerns about the health of the technology sector, worries about slowing global growth and oil prices dropping to a three-year low. Stocks rebounded in the last week of November, with the DJIA and the S&P 500 erasing their November declines after the Federal Reserve Chairman eased investor worries about aggressively increasing interest rates. A strong retail sales report for the Thanksgiving weekend and a trade truce between the U.S. and China also contributed to the stock market rally at the end of November. Energy shares led the stock market higher at the start of December, as oil prices rounded after an easing of geopolitical concerns. Stocks tumbled lower to close out the first trading week of December, as investors’ doubts about the U.S.-China trade truce and a flattening yield curve raised fears of an economic slowdown. A rally in technology shares helped the broader stock market to edge higher going into mid-December, which was followed by a mid-December sell-off prompted by signs that China’s economy may be slowing. The stock market route deepened going into the second half of December, as investors reacted to the Federal Reserve’s rate hike and possible government shutdown. After four days of sharp declines, the DJIA logged its biggest daily point gain which was led by a rebound in energy shares. The positive trend in the broader stock market continued in the final trading days of 2018, although 2018 was the worst yearly decline for stocks since 2008.

RP® Financial, LC.	VALUATION ANALYSIS IV. 11

Volatility continued to prevail in the broader stock market at the start of 2019. Soft economic data for U.S. December manufacturing activity prompted a sharp sell-off, which was followed a robust rally on strong job growth reported for December. The rally in the broader stock market gained momentum through mid-January, which was supported signs of progress in the U.S.- China trade talks and the Federal Reserve signaling its willingness to slow its pace of interest rate increases. The broad-based stock market rally paused in late-January, as stocks retreated on signs that a slow down in China’s economy was hurting corporate profits in the U.S. Stocks soared higher after the Federal Reserve concluded its end of January policy meeting, in which it elected to hold interest rates steady and stated that is was done raising interest rates for a while. Overall, stocks posted their best January in three years, which was led by the biggest laggards during the fourth quarter sell-off. Strong job growth reflected in the January employment report helped to sustain stock market gains at the start of February, which was followed by a pullback related to China trade tensions. On February 8, 2019, the DJIA closed at 25106.33, an increase of 3.8% from one year ago and an increase of 7.6% year-to-date, and the NASDAQ closed at 7,298.20, an increase of 6.2% from one year ago and an increase of 19.4% year-to-date. The S&P 500 Index closed at 2707.88 on February 8, 2019, an increase of 3.4% from one year ago and an increase of 8.0% year-to-date.

The performance of thrift stocks has also been uneven in recent quarters. The strong jobs report for June boosted thrift stocks at the start of the third quarter of 2018, which was followed by a slight decline in thrift shares ahead of third quarter earnings reports. After trading in a narrow range through the release of second earnings reports, concerns of rising inflation pressured thrift shares lower in late-July and into early-August. After drifting lower during the first half of August, signs of a strong labor market and a pick-up in consumer spending contributed to gains in the thrift sector going into the second half of August. Following the upturn, thrift shares trended lower through the end of August as thrift stocks were negatively impacted by July housing data showing a decline in new and existing home sales. Thrift stocks traded in a narrow range during the first half of September, which was followed by a pullback in thrift stocks through the end of September.

RP® Financial, LC.	VALUATION ANALYSIS IV. 12

The decline in thrift shares became more pronounced in the first week of October 2018, as the shares of mortgage-based lenders were negatively impacted by the rise in long-term Treasury yields and concerns that higher mortgage rates could further deter home buyers in a slumping housing market. Financial shares were among the worst performers in the market sell-off that occurred during second week of October, as investors dumped bank stocks heading into third quarter earnings season. The downturn in thrift stocks continued into the second half of October, as third quarter earnings reports showed a trend of net interest margin compression among mortgage-based lenders. After easing lower through mid-November 2018, comments by the Federal Reserve Chairman signaling a less aggressive approach to raising interest rates spurred a rally in thrift shares at the end of November. Thrift shares reversed course during the first half of December, as financial shares experienced a broad-based sell-off on concerns about the flattening yield curve and slower economic growth translating into weaker demand for bank loans. The sell-off in thrift shares accelerated in the closing weeks of 2018, as financial shares were among the hardest hit in the stock market route that occurred in the second half of December.

The favorable jobs report for December 2018 helped thrift stocks to start 2019 out trending higher. Thrift shares continued to rally through mid-January, as some favorable fourth quarter earnings posted by some large banks served to lift financial shares in general. Expectations that the Federal Reserve would slow down it pace of rate increases helped to sustain the positive trend in thrift shares through the second half of January. The favorable jobs report for January, the Federal Reserve’s indication that it was taking a pause in raising interest rates and consolidation in the banking sector contributed to sustaining the rebound in thrift shares through the first week of February. On February 8, 2019, the SNL Index for all publicly-traded thrifts closed at 864.5, a decrease of 7.1% from one year ago and an increase of 12.0% year-to-date.

RP® Financial, LC.	VALUATION ANALYSIS IV. 13

B.	The New Issue Market

In addition to thrift stock market conditions in general, the new issue market for converting thrifts is also an important consideration in determining the Bank’s pro forma market value. The new issue market is separate and distinct from the market for seasoned thrift stocks in that the pricing ratios for converting issues are computed on a pro forma basis, specifically: (1) the numerator and denominator are both impacted by the conversion offering amount, unlike existing stock issues in which price change affects only the numerator; and (2) the pro forma pricing ratio incorporates assumptions regarding source and use of proceeds, effective tax rates, stock plan purchases, etc. which impact pro forma financials, whereas pricing for existing issues are based on reported financials. The distinction between pricing of converting and existing issues is perhaps no clearer than in the case of the price/book ("P/B") ratio in that the P/B ratio of a converting thrift will typically result in a discount to book value whereas in the current market for existing thrifts the P/B ratio often reflects a premium to book value. Therefore, it is appropriate to also consider the market for new issues, both at the time of the conversion and in the aftermarket.

As shown in Table 4.2, two first-step MHC offerings were completed during the past three months. Rhinebeck Bancorp’s first-step offering was closed at the top of its offering range and 1895 Bancorp’s first-step offering closed slightly above the minimum of its offering range. The average closing fully-converted pro forma price/tangible book ratio of the two recent first-step offerings equaled 68.0%. On average, the two recent first-step MHC offerings reflected price appreciation of 7.9% after the first week of trading. As of February 8, 2019, the two recent first-step offerings reflected a 4.6% increase in price on average.

C.	The Acquisition Market

Also considered in the valuation was the potential impact on Pioneer Bank’s stock price of recently completed and pending acquisitions of other savings institutions operating in New York. As shown in Exhibit IV-4, there were seven New York thrift acquisitions completed from the beginning of 2014 through year-to-date 2019 and there is currently one acquisition pending for a New York savings institution. To the extent that speculation of a re-mutualization may impact the Bank’s valuation, we have largely taken this into account in selecting companies for the Peer Group which operate in markets that have experienced a comparable level of acquisition activity as the Bank’s market and, thus, are subject to the same type of acquisition speculation that may influence the Bank’s stock. However, since converting thrifts are subject to a three-year regulatory moratorium from being acquired, acquisition speculation in the Bank’s stock would tend to be less compared to the stocks of the Peer Group companies. Furthermore, in comparison to the stocks of the fully-converted Peer Group companies, the degree of acquisition speculation in the Bank’s stock is also viewed to be relatively more limited since there will be fewer potential acquirers for the Bank’s stock as a re-mutualization transaction can only be completed by a mutual institution or an institution in the MHC form of ownership. Additionally, there tends to be less acquisition speculation in the stocks of publicly-traded MHCs in general, given the majority of the shares are held by the MHC rather than public shareholders which own 100% of the shares of the fully-converted Peer Group companies. Accordingly, the Peer Group companies are considered to be subject to a greater degree of acquisition speculation relative to the acquisition speculation that may influence the Bank’s trading price.

* * * * * * * * * * *

RP® Financial, LC.	VALUATION ANALYSIS IV. 14

Table 4.2

Pricing Characteristics and After-Market Trends

Conversions Completed in the Last Three Months

Institutional Information			Pre-Conversion Data				Offering Information				Contribution to		Insider Purchases					Pro Forma Data								Post-IPO Pricing Trends
			Financial Info.		Asset Quality						Char. Found.		% Off Incl. Fdn.+Merger Shares					Pricing Ratios(2)(5)				Financial Charac.				Closing Price:
							Excluding Foundation					% of	Benefit Plans				Initial									First		After		After
	Conversion			Equity/	NPAs/	Res.	Gross	%	% of	Exp./		Public Off.		Recog.	Stk	Mgmt.&	Div.		Core			Core		Core	IPO	Trading	%	First	%	First	%	Thru	%
Institution	Date	Ticker	Assets	Assets	Assets	Cov.	Proc.	Offer	Mid.	Proc.	Form	Inc. Fdn.	ESOP	Plans	Option	Dirs.	Yield	P/TB	P/E		P/A	ROA	TE/A	ROE	Price	Day	Chg	Week(3)	Chg	Month(4)	Chg	2/8/2019	Chg
			($Mil)	(%)	(%)	(%)	($Mil.)	(%)	(%)	(%)		(%)	(%)	(%)	(%)	(%)(1)	(%)	(%)	(x)		(%)	(%)	(%)	(%)	($)	($)	(%)	($)	(%)	($)	(%)	($)	(%)

Standard Conversions

Second Step Conversions

Mutual Holding Companies
Rhinebeck Bancorp, Inc.	1/17/19	RBKB-NASDAQ	$820	6.96%	1.25%	74%	$47.9	43%	132%	3.7%	N.A.	N.A.	9.1%	4.6%	11.4%	3.8%	0.00%	74.0%	40.3	x	12.2%	0.3%	16.5%	1.8%	$10.00	$11.75	17.50%	$11.58	15.8%	$11.44	14.4%	$11.44	14.4%
1895 Bancorp of Wisconsin, Inc. (PyraMax Bank)	1/9/19	BCOW-NASDAQ	$483	7.82%	0.34%	199%	$21.5	44%	89%	7.0%	C/S	2.2%	8.7%	4.4%	10.9%	2.1%	0.00%	62.0%	NM		9.3%	-0.4%	15.0%	-2.5%	$10.00	$9.60	-4.0%	$10.00	0.0%	$9.48	-5.2%	$9.48	-5.2%

		Averages - MHC Conversions:	$651	7.39%	0.80%	136%	$34.7	44%	110%	5.3%	N.A.	N.A.	8.9%	4.5%	11.1%	3.0%	0.00%	68.0%	40.3	x	10.7%	0.0%	15.8%	-0.4%	$10.00	$10.68	6.8%	$10.79	7.9%	$10.46	4.6%	$10.46	4.6%
		Medians - MHC Conversions:	$651	7.39%	0.80%	136%	$34.7	44%	110%	5.3%	N.A.	N.A.	8.9%	4.5%	11.1%	3.0%	0.00%	68.0%	40.3	x	10.7%	0.0%	15.8%	-0.4%	$10.00	$10.68	6.8%	$10.79	7.9%	$10.46	4.6%	$10.46	4.6%

		Averages - All Conversions:	$651	7.39%	0.80%	136%	$34.7	44%	110%	5.3%	N.A.	N.A.	8.9%	4.5%	11.1%	3.0%	0.00%	68.0%	40.3	x	10.7%	0.0%	15.8%	-0.4%	$10.00	$10.68	6.8%	$10.79	7.9%	$10.46	4.6%	$10.46	4.6%
		Medians - All Conversions:	$651	7.39%	0.80%	136%	$34.7	44%	110%	5.3%	N.A.	N.A.	8.9%	4.5%	11.1%	3.0%	0.00%	68.0%	40.3	x	10.7%	0.0%	15.8%	-0.4%	$10.00	$10.68	6.8%	$10.79	7.9%	$10.46	4.6%	$10.46	4.6%

Note: * - Appraisal performed by RP Financial; BOLD = RP Financial assisted in the business plan preparation, "NT" - Not Traded; "NA" - Not Applicable, Not Available; C/S-Cash/Stock.

(1)	As a percent of MHC offering for MHC transactions.

(2)	Does not take into account the adoption of SOP 93-6.

(3)	Latest price if offering is less than one week old.

(4)	Latest price if offering is more than one week but less than one month old.

(5)	Mutual holding company pro forma data on full conversion basis.

(6)	Simultaneously completed acquisition of another financial institution.

(7)	Simultaneously converted to a commercial bank charter.

(8)	Former credit union.

2/8/2019

RP® Financial, LC.	VALUATION ANALYSIS IV. 15

In determining our valuation adjustment for marketing of the issue, we considered trends in both the overall thrift market, the new issue market including the new issue market for MHC shares and the local acquisition market for thrift stocks. Taking these factors and trends into account, RP Financial concluded that no adjustment was appropriate in the valuation analysis for purposes of marketing of the issue.

8.	Management

Pioneer Bank’s management team appears to have experience and expertise in all of the key areas of the Bank’s operations. Exhibit IV-5 provides summary resumes of the Bank’s Board of Trustees and senior management. The financial characteristics of the Bank suggest that the Board and senior management have been effective in implementing an operating strategy that can be well managed by the Bank’s present organizational structure. The Bank currently does not have any senior management positions that are vacant.

Similarly, the returns, capital positions and other operating measures of the Peer Group companies are indicative of well-managed financial institutions, which have Boards and management teams that have been effective in implementing competitive operating strategies. Therefore, on balance, we concluded no valuation adjustment relative to the Peer Group was appropriate for this factor.

RP® Financial, LC.	VALUATION ANALYSIS IV. 16

9.	Effect of Government Regulation and Regulatory Reform

In summary, as a federally-insured savings institution operating in the MHC form of ownership, Pioneer Bank will be operating in substantially the same regulatory environment as the Peer Group members — all of whom are adequately capitalized institutions and are operating with no apparent restrictions. Exhibit IV-6 reflects the Bank’s pro forma regulatory capital ratios. Accordingly, no adjustment has been applied for the effect of government regulation and regulatory reform.

Summary of Adjustments

Overall, based on the factors discussed above, we concluded that the Bank’s pro forma market value should reflect the following valuation adjustments relative to the Peer Group:

Key Valuation Parameters:	Valuation Adjustment

Financial Condition	No Adjustment
Profitability, Growth and Viability of Earnings	Slight Upward
Asset Growth	Slight Upward
Primary Market Area	No Adjustment
Dividends	Slight Downward
Liquidity of the Shares	No Adjustment
Marketing of the Issue	No Adjustment
Management	No Adjustment
Effect of Government Regulations and Regulatory Reform	No Adjustment

Valuation Approaches: Fully-Converted Basis

In applying the accepted valuation methodology promulgated by the FDIC, the FRB and the Department, i.e., the pro forma market value approach, we considered the three key pricing ratios in valuing the Bank’s to-be-issued stock — price/earnings ("P/E"), price/book ("P/B"), and price/assets ("P/A") approaches — all performed on a pro forma basis including the effects of the stock proceeds. In computing the pro forma impact of the conversion and the related pricing ratios, we have incorporated the valuation parameters disclosed in the Bank’s prospectus for effective tax rate, stock benefit plan assumptions, the Foundation and offering expenses (summarized in Exhibits IV-9 and IV-10). The assumptions utilized in the pro forma analysis in calculating the Bank’s full conversion value were consistent with the assumptions utilized for the minority stock offering, except expenses were assumed to equal 1.75% of gross proceeds (summarized in Exhibits IV-7 and IV-8).

RP® Financial, LC.	VALUATION ANALYSIS IV. 17

In our estimate of value, we assessed the relationship of the pro forma pricing ratios relative to the Peer Group, recent conversions and publicly-traded MHCs on a fully-converted basis.

RP Financial's valuation placed an emphasis on the following:

•	P/E Approach. The P/E approach is generally the best indicator of long-term value for a stock. At the same time, recognizing that (1) the earnings multiples will be evaluated on a pro forma fully-converted basis for the Bank; and (2) the Peer Group on average has had the opportunity to realize the benefit of reinvesting net conversion proceeds, we also gave weight to the other valuation approaches.

•	P/B Approach. P/B ratios have generally served as a useful benchmark in the valuation of thrift stocks, particularly in the context of an initial public offering, as the earnings approach involves assumptions regarding the use of proceeds. RP Financial considered the P/B approach to be a valuable indicator of pro forma value taking into account the pricing ratios under the P/E and P/A approaches. We have also modified the P/B approach to exclude the impact of intangible assets (i.e., price/tangible book value or “P/TB”), in that the investment community frequently makes this adjustment in its evaluation of this pricing approach.

•	P/A Approach. P/A ratios are generally a less reliable indicator of market value, as investors typically assign less weight to assets and attribute greater weight to book value and earnings. Furthermore, this approach as set forth in the regulatory valuation guidelines does not take into account the amount of stock purchases funded by deposit withdrawals, thus understating the pro forma P/A ratio. At the same time, the P/A ratio is an indicator of franchise value, and, in the case of highly capitalized institutions, high P/A ratios may limit the investment community's willingness to pay market multiples for earnings or book value when ROE is expected to be low.

The Bank will adopt “Employers’ Accounting for Employee Stock Ownership Plans” (“ASC 718-40”), which will cause earnings per share computations to be based on shares issued and outstanding excluding unreleased ESOP shares. For purposes of preparing the pro forma pricing analyses, we have reflected all shares issued in the offering, including all ESOP shares, to capture the full dilutive impact, particularly since the ESOP shares are economically dilutive, receive dividends and can be voted. However, we did consider the impact of ASC 718-40 in the valuation.

RP® Financial, LC.	VALUATION ANALYSIS IV. 18

Based on the application of the three valuation approaches, taking into consideration the valuation adjustments discussed above and the dilutive impact of the stock contribution to the Foundation, RP Financial concluded that as of February 8, 2019, the pro forma market value of Pioneer Bank’s full conversion offering equaled $196,428,570 at the midpoint, equal to 19,642,857 shares at $10.00 per share.

Basis of Valuation - Fully-Converted Pricing Ratios

1.             Price-to-Earnings ("P/E"). The application of the P/E valuation method requires calculating the Bank’s pro forma market value by applying a valuation P/E multiple (fully-converted basis) to the pro forma earnings base. In applying this technique, we considered both reported earnings and a recurring earnings base, that is, earnings adjusted to exclude any one-time non-operating items, plus the estimated after-tax earnings benefit of the reinvestment of the net proceeds. In deriving Pioneer Bank’s core earnings, the adjustments made to reported earnings were to eliminate the net gain on sale of securities equal to $10,000, the net gain on the disposal of assets equal to $127,000 and the net loss on the sale and write-down of OREO equal to $17,000. As shown below, on a tax effected basis, assuming an effective marginal tax rate of 26.0% for the earnings adjustments, the Bank’s core earnings were determined to equal $16.708 million for the twelve months ended December 31, 2018.

Amount
($000)

Net income	$16,797
Deduct: Net gain on sale of securities (1)	(7)
Deduct: Net gain on disposal of assets (1)	(94)
Add: Loss on sale and write-down of OREO (1)	12
Core earnings estimate	$16,708

(1) Tax effected at 26.0%.

Based on Pioneer Bank’s reported and core earnings and incorporating the impact of the pro forma assumptions discussed previously, the Bank’s pro forma reported and core P/E multiples (fully-converted basis) at the $196.4 million midpoint value equaled 11.53 times and 11.59 times, respectively, which provided for discounts of 21.67% and 19.40% relative to the Peer Group's average reported and core P/E multiples of 14.72 times and 14.38 times, respectively (see Table 4.3). In comparison to the Peer Group’s median reported and core earnings multiples which equaled 14.63 times and 14.52 times, respectively, the Bank’s pro forma reported and core P/E multiples (fully-converted basis) at the midpoint value indicated discounts of 21.19% and 20.18%, respectively. The Bank’s pro forma fully-converted P/E ratios based on reported earnings at the minimum and the super maximum equaled 9.83x and 15.20x, respectively, and based on core earnings at the minimum and the super maximum equaled 9.88x and 15.28x, respectively.

RP® Financial, LC.	VALUATION ANALYSIS IV. 19

Table 4.3

Fully-Converted Pricing Versus Peer Group

Pioneer Bank

As of February 8, 2019

			Market		Per Share Data
			Capitalization		Core	Book								Dividends(3)			Financial Characteristics(5)								Offering
			Price/	Market	12 Month	Value/	Pricing Ratios(2)							Amount/		Payout	Total	Equity/	Tang. Eq./	NPAs/	Reported		Core		Size
			Share	Value	EPS(1)	Share	P/E		P/B	P/A	P/TB	P/Core		Share	Yield	Ratio(4)	Assets	Assets	T. Assets	Assets	ROAA	ROAE	ROAA	ROAE	($Mil)
			($)	($Mil)	($)	($)	(x)		(%)	(%)	(%)	(x)		($)	(%)	(%)	($Mil)	(%)	(%)	(%)	(%)	(%)	(%)	(%)
Pioneer Bank		NY
Super Maximum			$10.00	$259.78	$0.65	$13.27	15.20	x	75.36%	17.26%	77.64%	15.28	x	$0.00	0.00%	0.00%	$1,505	22.89%	22.26%	0.78%	1.14%	4.96%	1.13%	4.93%	$254.58
Maximum			$10.00	$225.89	$0.75	$14.07	13.23	x	71.07%	15.28%	73.42%	13.30	x	$0.00	0.00%	0.00%	$1,478	21.50%	20.84%	0.80%	1.16%	5.37%	1.15%	5.35%	$221.38
Midpoint			$10.00	$196.43	$0.86	$14.91	11.53	x	67.07%	13.52%	69.44%	11.59	x	$0.00	0.00%	0.00%	$1,453	20.15%	19.48%	0.81%	1.17%	5.82%	1.17%	5.79%	$192.50
Minimum			$10.00	$166.96	$1.01	$15.97	9.83	x	62.62%	11.70%	65.06%	9.88	x	$0.00	0.00%	0.00%	$1,427	18.68%	18.00%	0.83%	1.19%	6.37%	1.18%	6.34%	$163.63

All Non-MHC Public Companies(6)
Averages			$22.01	$618.58	$1.56	$17.59	15.92	x	125.94%	15.02%	140.56%	17.00	x	$0.40	2.00%	45.56%	$4,285	12.91%	12.00%	0.79%	0.78%	6.64%	0.89%	7.49%
Median			$16.88	$227.31	$0.98	$15.59	14.88	x	117.19%	14.82%	129.35%	14.63	x	$0.34	1.83%	40.80%	$1,191	11.88%	10.82%	0.65%	0.75%	6.82%	0.88%	7.37%

ALL NY Thrifts
Averages			$14.23	$1,087.38	$0.41	$11.29	14.39	x	159.89%	12.64%	175.08%	15.04	x	$0.43	2.90%	53.16%	$9,345	11.40%	10.33%	0.65%	0.67%	6.37%	0.55%	4.48%
Medians			$17.00	$337.88	$0.55	$14.31	14.77	x	118.93%	11.21%	143.63%	15.04	x	$0.42	3.11%	42.06%	$1,474	9.77%	8.93%	0.46%	0.85%	7.24%	0.76%	6.11%

Comparable Group
Averages			$35.48	$217.55	$3.45	$26.63	14.72	x	123.16%	15.54%	129.23%	14.38	x	$0.41	1.46%	31.05%	$1,428	12.54%	12.02%	0.75%	0.81%	6.78%	0.96%	8.03%
Medians			$18.78	$163.91	$1.08	$15.63	14.63	x	117.29%	14.36%	125.03%	14.52	x	$0.21	1.23%	21.05%	$1,278	11.03%	10.69%	0.66%	0.71%	6.31%	0.93%	7.34%

Comparable Group
ESSA	ESSA Bancorp, Inc.	PA	$15.25	$167.65	$1.05	$15.63	14.95	x	97.55%	9.68%	106.23%	14.52	x	$0.40	2.62%	36.27%	$1,834	9.77%	9.02%	0.64%	0.36%	3.61%	0.60%	6.01%
HIFS	Hingham Institution for Savings	MA	$183.95	$392.32	$14.99	$99.67	13.23	x	184.55%	16.29%	184.55%	12.27	x	$1.48	0.80%	13.81%	$2,370	8.85%	8.85%	0.08%	1.42%	16.55%	1.38%	16.14%
HMNF	HMN Financial, Inc.	MN	$19.55	$89.55	NA	$17.19	11.37	x	113.70%	13.27%	115.17%	NM		$0.00	0.00%	0.00%	$737	10.85%	10.72%	0.93%	0.87%	7.55%	1.03%	8.93%
PCSB	PCSB Financial Corporation	NY	$20.70	$337.88	$0.55	$15.62	NM		132.54%	24.58%	135.58%	NM		$0.12	0.58%	21.05%	$1,474	19.66%	19.30%	0.76%	0.50%	2.51%	0.61%	3.08%
PBIP	Prudential Bancorp, Inc.	PA	$18.01	$160.16	NA	$14.69	18.38	x	122.56%	14.36%	129.12%	NM		$0.20	1.11%	56.12%	$1,081	11.88%	11.33%	1.39%	0.72%	5.45%	0.95%	7.12%
SVBI	Severn Bancorp, Inc.	MD	$8.85	$112.58	NA	NA	13.21	x	117.19%	NA	118.55%	NM		$0.12	1.36%	17.91%	$889	10.78%	10.67%	1.94%	0.69%	6.30%	0.92%	8.42%
STND	Standard AVB Financial Corp.	PA	$30.49	$141.22	NA	$28.65	16.22	x	106.42%	15.10%	137.21%	NM		$0.88	2.90%	47.02%	$983	13.77%	11.19%	0.30%	0.86%	6.33%	0.97%	7.13%
WSBF	Waterstone Financial, Inc.	WI	$16.24	$425.31	$1.11	$14.04	14.63	x	115.65%	24.13%	115.83%	14.63	x	$0.48	2.96%	88.29%	$1,919	21.08%	21.06%	0.61%	1.52%	6.91%	1.66%	7.55%
WEBK	Wellesley Bancorp, Inc.	MA	$32.00	$77.42	$2.40	$25.79	13.33	x	124.08%	9.27%	124.08%	13.33	x	$0.22	0.69%	8.96%	$837	7.53%	7.53%	0.14%	0.57%	7.59%	0.69%	9.20%
WNEB	Western New England Bancorp, Inc.	MA	$9.80	$271.39	$0.57	$8.35	17.19	x	117.39%	13.13%	125.99%	17.12	x	$0.16	1.63%	21.05%	$2,151	11.22%	10.54%	0.69%	0.59%	5.00%	0.78%	6.67%

(1)	Core income, on a diluted per-share basis. Core income is net income after taxes and before extraordinary items, less net income attributable to noncontrolling interest, gain on the sale of securities, amortization of intangibles, goodwill and nonrecurring items.
(2)	P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/Core = Price to core earnings. P/E and P/Core =NM if the ratio is negative or above 35x.
(3)	Indicated 12 month dividend, based on last quarterly dividend declared.
(4)	Indicated 12 month dividend as a percent of trailing 12 month earnings.
(5)	ROAA (return on average assets) and ROAE (return on average equity) are indicated ratios based on trailing 12 month earnings and average equity and assets balances.
(6)	Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source:	S&P Global Market Intelligence and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2019 by RP® Financial, LC.

RP® Financial, LC.	VALUATION ANALYSIS IV. 20

On an MHC reported basis, the Bank’s reported and core P/E multiples at the midpoint value of $196.4 million equaled 11.74 times and 11.81 times, respectively (see Table 4.4). The Bank’s reported and core P/E multiples provided for discounts of 20.24% and 17.87% relative to the Peer Group’s average reported and core P/E multiples of 14.72 times and 14.38 times, respectively. In comparison to the Peer Group’s median reported and core earnings multiples which equaled 14.63 times and 14.52 times, respectively, the Bank’s pro forma reported and core P/E multiples (MHC basis) at the midpoint value indicated discounts of 19.75% and 18.66%, respectively. The Bank’s pro forma MHC P/E ratios based on reported earnings at the minimum and the super maximum equaled 9.98x and 15.54x, respectively, and based on core earnings at the minimum and the super maximum equaled 10.03x and 15.63x, respectively.

2.          Price-to-Book ("P/B"). The application of the P/B valuation method requires calculating the Bank’s pro forma market value by applying a valuation P/B ratio, as derived from the Peer Group’s P/B ratio, to Pioneer Bank’s pro forma book value (fully-converted basis). Based on the $196.4 million midpoint valuation, Pioneer Bank’s pro forma P/B and P/TB ratios (fully-converted basis) equaled 67.07% and 69.44%, respectively. In comparison to the average P/B and P/TB ratios for the Peer Group of 123.16% and 129.23%, respectively, the Bank’s ratios reflected a discount of 45.54% on a P/B basis and a discount of 46.27% on a P/TB basis. In comparison to the Peer Group’s median P/B and P/TB ratios of 117.29% and 125.03%, respectively, the Bank’s pro forma P/B and P/TB ratios (fully-converted basis) at the midpoint value reflected discounts of 42.82% and 44.46%, respectively. At the top of the super range, the Bank’s P/B and P/TB ratios (fully-converted basis) equaled 75.36% and 77.64%, respectively. In comparison to the Peer Group’s average P/B and P/TB ratios, the Bank’s P/B and P/TB ratios at the top of the super range reflected discounts of 38.81% and 39.92%, respectively. In comparison to the Peer Group’s median P/B and P/TB ratios, the Bank’s P/B and P/TB ratios at the top of the super range reflected discounts of 35.75% and 37.90%, respectively. RP Financial considered the discounts under the P/B approach to be reasonable, given the nature of the calculation of the P/B ratio which mathematically results in a ratio discounted to book value.

RP® Financial, LC.	VALUATION ANALYSIS IV. 21

Table 4.4

MHC Pricing Versus Peer Group

Pioneer Bank

As of February 8, 2019

			Market		Per Share Data
			Capitalization		Core	Book								Dividends(3)			Financial Characteristics(5)								Offering
			Price/	Market	12 Month	Value/	Pricing Ratios(2)							Amount/		Payout	Total	Equity/	Tang. Eq./	NPAs/	Reported		Core		Size
			Share	Value	EPS(1)	Share	P/E		P/B	P/A	P/TB	P/Core		Share	Yield	Ratio(4)	Assets	Assets	T. Assets	Assets	ROAA	ROAE	ROAA	ROAE	($Mil)
			($)	($Mil)	($)	($)	(x)		(%)	(%)	(%)	(x)		($)	(%)	(%)	($Mil)	(%)	(%)	(%)	(%)	(%)	(%)	(%)
Pioneer Bank		NY
Super Maximum			$10.00	$259.78	$0.64	$8.52	15.54	x	117.37%	18.80%	123.00%	15.63	x	$0.00	0.00%	0.00%	$1,392	16.02%	15.32%	0.85%	1.21%	7.55%	1.20%	7.51%	$111.70
Maximum			$10.00	$225.89	$0.74	$9.24	13.51	x	108.23%	16.50%	113.64%	13.58	x	$0.00	0.00%	0.00%	$1,369	15.25%	14.54%	0.86%	1.22%	8.01%	1.21%	7.96%	$97.13
Midpoint			$10.00	$196.43	$0.85	$10.07	11.74	x	99.30%	14.46%	104.60%	11.81	x	$0.00	0.00%	0.00%	$1,358	14.56%	13.84%	0.87%	1.23%	8.45%	1.22%	8.41%	$84.46
Minimum			$10.00	$166.96	$1.00	$11.19	9.98	x	89.37%	12.39%	94.43%	10.03	x	$0.00	0.00%	0.00%	$1,347	13.87%	13.14%	0.88%	1.24%	8.95%	1.24%	8.91%	$71.79

All Non-MHC Public Companies(6)
Averages			$22.01	$618.58	$1.56	$17.59	15.92	x	125.94%	15.02%	140.56%	17.00	x	$0.40	2.00%	45.56%	$4,285	12.91%	12.00%	0.79%	0.78%	6.64%	0.89%	7.49%
Median			$16.88	$227.31	$0.98	$15.59	14.88	x	117.19%	14.82%	129.35%	14.63	x	$0.34	1.83%	40.80%	$1,191	11.88%	10.82%	0.65%	0.75%	6.82%	0.88%	7.37%

ALL NY Thrifts
Averages			$14.23	$1,087.38	$0.41	$11.29	14.39	x	159.89%	12.64%	175.08%	15.04	x	$0.43	2.90%	53.16%	$9,345	11.40%	10.33%	0.65%	0.67%	6.37%	0.55%	4.48%
Medians			$17.00	$337.88	$0.55	$14.31	14.77	x	118.93%	11.21%	143.63%	15.04	x	$0.42	3.11%	42.06%	$1,474	9.77%	8.93%	0.46%	0.85%	7.24%	0.76%	6.11%

Comparable Group
Averages			$35.48	$217.55	$3.45	$26.63	14.72	x	123.16%	15.54%	129.23%	14.38	x	$0.41	1.46%	31.05%	$1,428	12.54%	12.02%	0.75%	0.81%	6.78%	0.96%	8.03%
Medians			$18.78	$163.91	$1.08	$15.63	14.63	x	117.29%	14.36%	125.03%	14.52	x	$0.21	1.23%	21.05%	$1,278	11.03%	10.69%	0.66%	0.71%	6.31%	0.93%	7.34%

Comparable Group
ESSA	ESSA Bancorp, Inc.	PA	$15.25	$167.65	$1.05	$15.63	14.95	x	97.55%	9.68%	106.23%	14.52	x	$0.40	2.62%	36.27%	$1,834	9.77%	9.02%	0.64%	0.36%	3.61%	0.60%	6.01%
HIFS	Hingham Institution for Savings	MA	$183.95	$392.32	$14.99	$99.67	13.23	x	184.55%	16.29%	184.55%	12.27	x	$1.48	0.80%	13.81%	$2,370	8.85%	8.85%	0.08%	1.42%	16.55%	1.38%	16.14%
HMNF	HMN Financial, Inc.	MN	$19.55	$89.55	NA	$17.19	11.37	x	113.70%	13.27%	115.17%	NM		$0.00	0.00%	0.00%	$737	10.85%	10.72%	0.93%	0.87%	7.55%	1.03%	8.93%
PCSB	PCSB Financial Corporation	NY	$20.70	$337.88	$0.55	$15.62	NM		132.54%	24.58%	135.58%	NM		$0.12	0.58%	21.05%	$1,474	19.66%	19.30%	0.76%	0.50%	2.51%	0.61%	3.08%
PBIP	Prudential Bancorp, Inc.	PA	$18.01	$160.16	NA	$14.69	18.38	x	122.56%	14.36%	129.12%	NM		$0.20	1.11%	56.12%	$1,081	11.88%	11.33%	1.39%	0.72%	5.45%	0.95%	7.12%
SVBI	Severn Bancorp, Inc.	MD	$8.85	$112.58	NA	NA	13.21	x	117.19%	NA	118.55%	NM		$0.12	1.36%	17.91%	$889	10.78%	10.67%	1.94%	0.69%	6.30%	0.92%	8.42%
STND	Standard AVB Financial Corp.	PA	$30.49	$141.22	NA	$28.65	16.22	x	106.42%	15.10%	137.21%	NM		$0.88	2.90%	47.02%	$983	13.77%	11.19%	0.30%	0.86%	6.33%	0.97%	7.13%
WSBF	Waterstone Financial, Inc.	WI	$16.24	$425.31	$1.11	$14.04	14.63	x	115.65%	24.13%	115.83%	14.63	x	$0.48	2.96%	88.29%	$1,919	21.08%	21.06%	0.61%	1.52%	6.91%	1.66%	7.55%
WEBK	Wellesley Bancorp, Inc.	MA	$32.00	$77.42	$2.40	$25.79	13.33	x	124.08%	9.27%	124.08%	13.33	x	$0.22	0.69%	8.96%	$837	7.53%	7.53%	0.14%	0.57%	7.59%	0.69%	9.20%
WNEB	Western New England Bancorp, Inc.	MA	$9.80	$271.39	$0.57	$8.35	17.19	x	117.39%	13.13%	125.99%	17.12	x	$0.16	1.63%	21.05%	$2,151	11.22%	10.54%	0.69%	0.59%	5.00%	0.78%	6.67%

(1)	Core income, on a diluted per-share basis. Core income is net income after taxes and before extraordinary items, less net income attributable to noncontrolling interest, gain on the sale of securities, amortization of intangibles, goodwill and nonrecurring items.
(2)	P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/Core = Price to core earnings. P/E and P/Core =NM if the ratio is negative or above 35x.
(3)	Indicated 12 month dividend, based on last quarterly dividend declared.
(4)	Indicated 12 month dividend as a percent of trailing 12 month earnings.
(5)	ROAA (return on average assets) and ROAE (return on average equity) are indicated ratios based on trailing 12 month earnings and average equity and assets balances.
(6)	Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source:	S&P Global Market Intelligence and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2019 by RP® Financial, LC.

RP® Financial, LC.	VALUATION ANALYSIS IV. 22

On an MHC reported basis, the Bank’s P/B and P/TB ratios at the $196.4 million midpoint value equaled 99.30% and 104.60%, respectively. In comparison to the average P/B and P/TB ratios indicated for the Peer Group of 123.16% and 129.23%, respectively, Pioneer Bank’s ratios were discounted by 19.37% on a P/B basis and 19.06% on a P/TB basis. In comparison to the Peer Group’s median P/B and P/TB ratios of 117.29% and 125.03%, respectively, the Bank’s pro forma P/B and P/TB ratios (MHC basis) at the midpoint value reflected discounts of 15.34% and 16.34%, respectively. At the top of the super range, the Bank’s P/B and P/TB ratios (MHC basis) equaled 117.37% and 123.00%, respectively. In comparison to the Peer Group’s average P/B and P/TB ratios, the Bank’s P/B and P/TB ratios at the top of the super range reflected discounts of 4.70% and 4.82%, respectively. In comparison to the Peer Group’s median P/B and P/TB ratios, the Bank’s P/B and P/TB ratios at the top of the super range reflected a premium of 0.07% and a discount of 1.62%, respectively.

3.       Price-to-Assets ("P/A"). The P/A valuation methodology determines market value by applying a valuation P/A ratio (fully-converted basis) to the Bank’s pro forma asset base, conservatively assuming no deposit withdrawals are made to fund stock purchases. In all likelihood there will be deposit withdrawals, which results in understating the pro forma P/A ratio which is computed herein. At the $196.4 million midpoint of the valuation range, Pioneer Bank’s pro forma P/A ratio (fully-converted basis) equaled 13.52% of pro forma assets. Comparatively, the Peer Group companies exhibited an average P/A ratio of 15.54%, which implies a discount of 13.00% has been applied to the Bank’s pro forma P/A ratio. In comparison to the Peer Group’s median P/A ratio of 14.36%, the Bank’s pro forma P/A ratio (fully-converted basis) at the midpoint value reflects a discount of 5.85%.

On an MHC reported basis, Pioneer Bank’s pro forma P/A ratio at the $196.4 million midpoint value equaled 14.46%. In comparison to the Peer Group's average P/A ratio of 15.54%, Pioneer Bank’s P/A ratio (MHC basis) indicated a discount of 6.95%. In comparison to the Peer Group’s median P/A ratio of 14.36%, the Bank’s pro forma P/A ratio (MHC basis) at the midpoint value reflects a premium of 0.70%.

RP® Financial, LC.	VALUATION ANALYSIS IV. 23

Comparison to Publicly-Traded MHCs

As indicated in Chapter III, we believe there are a number of characteristics of MHC shares that make them different from the shares of fully-converted companies. These factors include: (1) lower aftermarket liquidity in the MHC shares since less than 50% of the shares are available for trading; (2) no opportunity for public shareholders to exercise voting control; (3) the potential pro forma impact of second-step conversions on the pricing of MHC institutions; and (4) the regulatory policies regarding the accounting for net assets held by the MHC in a second-step conversion and, thereby, lessening the attractiveness of paying cash dividends. The above characteristics of MHC shares have provided MHC stocks with different trading characteristics versus fully-converted companies. To account for the unique trading characteristics of MHC shares, RP Financial has placed the financial data and pricing ratios of the publicly-traded MHCs on a fully-converted basis to make them comparable for valuation purposes. Using the per share and pricing information of the publicly-traded MHCs on a fully-converted basis accomplishes a number of objectives. First, such figures eliminate distortions that result when trying to compare institutions that have different public ownership interests outstanding. Secondly, such an analysis provides ratios that are comparable to the pricing information of fully-converted public companies and are directly applicable to determining the pro forma market value range of the 100% ownership interest in Pioneer Bank as an MHC. This technique is validated by the investment community's evaluation of MHC pricing, which also incorporates the pro forma impact of a second-step conversion based on the current market price.

To calculate the fully-converted pricing information for MHCs, the reported financial information for the public MHCs incorporates the following assumptions: (1) all shares owned by the MHC are assumed to be sold at the current trading price in a second step-conversion; (2) the gross proceeds from such a sale are adjusted to reflect reasonable offering expenses and standard stock based benefit plan parameters that would be factored into a second-step conversion of an MHC institution; and (3) net proceeds are assumed to be reinvested at market rates on a tax effected basis. Book value per share and earnings per share figures for the public MHCs were adjusted by the impact of the assumed second step-conversion, resulting in an estimation of book value per share and earnings per share figures on a fully-converted basis. Table 4.5 shows the calculation of per share financial data (fully-converted basis) for each of the 14 publicly-traded MHC institutions.

RP® Financial, LC.	VALUATION ANALYSIS IV. 24

Table 4.5

Calculation of Implied Per Share Data - Incorporating MHC Second Step Conversion

Publicly Traded MHC Institutions

								Per Share					Net	Net	Pro Forma
					Current Ownership			TTM NI	Tang.		Share	Gross	Capital	Income	Net Inc./	Bk Value/	Tang. Bk.	Assets/
Ticker	Name	City	State	Exhange	Public	MHC Shares	Total Shares	Reported	Bk Value	Assets	Price	Proceeds(1)	Increase(2)	Increase(3)	Share	Share	Value/Share	Share

BCOW	1895 Bancorp Of Wisconsin, Inc. (MHC)	Greenfield	WI	NASDAQ	2,194,505	2,682,172	4,876,677	$(0.74)	$7.74	$99.01	$9.48	$25,437,719	$21,876,439	$236,723	$(0.70)	$12.23	$12.23	$103.50
CLBK	Columbia Financial, Inc. (MHC)	Fair Lawn	NJ	NASDAQ	53,309,020	62,580,155	115,889,175	$0.20	$8.34	$57.74	$15.77	$986,889,044	$848,724,578	$9,183,989	$0.28	$15.71	$15.66	$65.07
CFBI	Community First Bancshares, Inc. (MHC)	Covington	GA	NASDAQ	3,443,282	4,070,655	7,513,937	$0.06	$10.17	$40.72	$10.33	$42,049,866	$36,162,885	$391,316	$0.11	$14.98	$14.98	$45.53
FFBW	FFBW, Inc. (MHC)	Brookfield	WI	NASDAQ	3,059,867	3,636,875	6,696,742	$0.16	$9.00	$39.23	$11.22	$40,791,554	$35,080,736	$379,606	$0.21	$14.25	$14.24	$44.47
GCBC	Greene County Bancorp, Inc. (MHC)	Catskill	NY	NASDAQ	3,928,550	4,609,264	8,537,814	$1.90	$12.20	$140.00	$32.33	$149,017,505	$128,155,054	$1,386,757	$2.07	$27.21	$27.21	$155.01
HONE	HarborOne Bancorp, Inc. (MHC)	Brockton	MA	NASDAQ	15,304,485	17,281,034	32,585,519	$0.35	$8.57	$112.11	$15.33	$264,918,251	$227,829,696	$2,465,329	$0.43	$17.97	$15.56	$119.10
KFFB	Kentucky First Federal Bancorp (MHC)	Frankfort	KY	NASDAQ	3,660,377	4,727,938	8,388,315	$0.06	$6.24	$38.26	$7.50	$35,459,535	$30,495,200	$329,986	$0.10	$11.60	$9.87	$41.90
LSBK	Lake Shore Bancorp, Inc. (MHC)	Dunkirk	NY	NASDAQ	2,367,789	3,636,875	6,004,664	$0.67	$13.29	$90.88	$15.93	$57,934,691	$49,823,835	$539,140	$0.76	$21.59	$21.59	$99.18
MGYR	Magyar Bancorp, Inc. (MHC)	New Brunswick	NJ	NASDAQ	2,620,296	3,200,450	5,820,746	$0.41	$8.99	$110.57	$11.65	$37,285,243	$32,065,309	$346,976	$0.47	$14.50	$14.50	$116.08
OFED	Oconee Federal Financial Corp. (MHC)	Seneca	SC	NASDAQ	1,600,483	4,164,415	5,764,898	$0.53	$14.10	$86.12	$24.43	$101,736,658	$87,493,526	$946,761	$0.70	$29.80	$29.28	$101.30
PDLB	PDL Community Bancorp (MHC)	Bronx	NY	NASDAQ	8,917,641	9,545,387	18,463,028	$(0.04)	$9.05	$53.23	$12.63	$120,558,238	$103,680,085	$1,121,915	$0.02	$14.67	$14.67	$58.84
PVBC	Provident Bancorp, Inc. (MHC)	Amesbury	MA	NASDAQ	4,591,396	5,034,323	9,625,719	$0.97	$13.05	$101.20	$23.00	$115,789,429	$99,578,909	$1,077,536	$1.08	$23.39	$23.39	$111.54
RBKB	Rhinebeck Bancorp, Inc. (MHC)	Poughkeepsie	NY	NASDAQ	4,787,315	6,345,975	11,133,290	$0.39	$5.17	$79.26	$11.44	$72,597,954	$62,434,240	$675,597	$0.45	$10.93	$10.78	$84.87
TFSL	TFS Financial Corporation (MHC)	Cleveland	OH	NASDAQ	53,016,032	227,119,132	280,135,164	$0.31	$6.19	$50.83	$16.92	$3,842,855,713	$3,304,855,914	$35,761,615	$0.44	$18.02	$17.99	$62.63

(1)	Gross proceeds calculated as stock price multiplied by the number of shares owned by the MHC (i.e. non-public shares).
(2)	Net increase in capital reflects gross proceeds less offering expenses, contra-equity account for leveraged ESOP and Restricted Stock Plan. For MHC's with assets at the MHC level, the net increase in capital also includes consolidation of MHC assets with the capital of the institution concurrent with hypothetical second step.

Offering Expense Percent:	2.00%
ESOP Percent Purchase:	8.00%
RRP Percent Purchase:	4.00%

(3)	Net increase in earnings reflects after-tax reinvestment income (assumes ESOP and RRP do not generate reinvestment income), less after-tax ESOP amortization and RRP vesting.

After-Tax Reinvestment Rate:	3.50%
ESOP Loan Term (Yrs.):	10
Recognition Plan Vesting (Yrs.):	5
Effective Tax Rate:	34.00%

Source: S&P Global Market Intelligence and RP Financial, LC. calculations.

RP® Financial, LC.	VALUATION ANALYSIS IV. 25

The table below shows a comparative pricing analysis of the publicly-traded MHCs on a fully-converted basis versus the Bank’s Peer Group. In comparison to the Peer Group’s P/TB ratio, the P/TB ratio of the publicly-traded MHCs reflected a discount of 31.38%. In comparison to the Peer Group’s core P/E multiple, the P/E multiple of the publicly-traded MHCs reflected a premium of 85.26%. Detailed pricing characteristics of the fully-converted MHCs is shown in Table 4.6.

	Publicly-Traded
	MHCs		Peer Group

Pricing Ratios (Averages)(1)
Price/earnings (x)	27.27	x	14.72	x
Price/tangible book (%)	88.68%		129.23%
Price/assets (%)	18.98		15.54

(1) Based on market prices as of February 8, 2019.

In comparison to the publicly-traded MHCs, the Bank’s pro forma P/TB ratio (fully-converted basis) of 69.44% at the midpoint of the valuation range reflected a discount of 21.70%. At the top of the super range, the Bank’s P/TB ratio (fully-converted basis) of 77.64% reflected a discount of 10.43%. In comparison to the publicly-traded MHCs, the Bank’s pro forma P/E multiple (fully-converted basis) of 11.53 times at the midpoint of the valuation range reflected a discount of 57.72%. At the top of the super range, the Bank’s P/E multiple (fully-converted basis) of 15.20 times reflected a discount of 44.26%.

It should be noted that in a comparison of the publicly-traded MHCs to Pioneer Bank, the publicly-traded MHCs maintain certain inherent characteristics in support of increasing the attractiveness of their stocks relative to Pioneer Bank’s stock as an MHC that will just be completing an IPO: (1) the seasoned publicly-traded MHCs are viewed as potential candidates to complete a second-step offering; and (2) some of the publicly-traded MHCs have been grandfathered to waive dividend payments to the MHC pursuant to receiving an annual majority vote by the depositors to approve the waiver of dividends.

Comparison to Recent MHC Offerings

As indicated at the beginning of this chapter, RP Financial’s analysis of recent conversion offering pricing characteristics at closing and in the aftermarket has been limited to a “technical” analysis and, thus, the pricing characteristics of recent conversion offerings cannot be a primary determinate of value. Particular focus was placed on the P/TB approach in this analysis, since the P/E multiples do not reflect the actual impact of reinvestment and the source of the stock proceeds (i.e., external funds vs. deposit withdrawals). In comparison to the two recently completed first-step offerings average pro forma P/TB ratio of 68.00%, the Bank’s P/TB ratio of 69.44% at the midpoint value reflects an implied premium of 2.12%. At the top of the super maximum, the Bank’s P/TB ratio of 77.64% reflects an implied premium of 14.18% relative to average closing pro forma P/TB ratio of the two recently completed first-step offerings.

RP® Financial, LC.	VALUATION ANALYSIS IV. 26

Table 4.6

MHC Institutions Implied Pricing Ratios, Full Conversion Basis

Financial Data as of the Most Recent Quarter or Twelve Month Period Available

Prices as of February 8, 2019

																Key Financial Data
							Per Share Data		Pricing Ratios				Dividends					LTM
					Stock	Mkt	LTM	Tang.	P/E	Price/	Price/	Price/	Ann Div	Div.	Div Pay	Total	Tang.	Reported
Ticker	Company Name	City	State	Exchange	Price	Value	EPS	BV/Sh	LTM	Book	TBk	Assts	Rate	Yield	Ratio	Assets	E/A	ROAA	ROAE
					($)	($M)	($)	($)	(x)	(%)	(%)	(%)	($)	(%)	(%)	($000)	(%)	(%)	(%)

Publicly Traded MHCs, Full Conversion Basis - Averages					15.57	606.5	0.46	17.28	27.27	86.68	88.68	18.98	0.00	0.00	0.00	2,624,604	21.82	0.46	2.10
Publicly Traded MHCs, Full Conversion Basis - Medians					13.98	134.1	0.43	15.27	25.06	83.66	84.77	20.74	0.00	0.00	0.00	810,254	22.66	0.45	2.35

Publicly Traded MHCs, Full Conversion Basis
BCOW	1895 Bancorp Of Wisconsin, Inc. (MHC)	Greenfield	WI	NASDAQ	9.48	46.3	-0.70	12.23	NM	77.57	77.57	9.16	0.00	0.00	0.0	504,720	11.81	-0.67	-5.69
CLBK	Columbia Financial, Inc. (MHC)	Fair Lawn	NJ	NASDAQ	15.77	1,827.6	0.28	15.66	NM	100.37	100.69	24.24	0.00	0.00	0.0	7,540,343	24.07	0.42	1.75
CFBI	Community First Bancshares, Inc. (MHC)	Covington	GA	NASDAQ	10.33	77.6	0.11	14.98	NM	68.97	68.97	22.69	0.00	0.00	0.0	342,147	32.89	0.25	0.75
FFBW	FFBW, Inc. (MHC)	Brookfield	WI	NASDAQ	11.22	75.1	0.21	14.24	NM	78.70	78.77	25.22	0.00	0.00	0.0	297,807	32.02	0.48	1.51
GCBC	Greene County Bancorp, Inc. (MHC)	Catskill	NY	NASDAQ	32.33	276.0	2.07	27.21	15.64	118.84	118.84	20.86	0.00	0.00	0.0	1,323,441	17.55	1.33	7.60
HONE	HarborOne Bancorp, Inc. (MHC)	Brockton	MA	NASDAQ	15.33	499.5	0.43	15.56	36.04	85.33	98.54	12.87	0.00	0.00	0.0	3,880,951	13.06	0.36	2.37
KFFB	Kentucky First Federal Bancorp (MHC)	Frankfort	KY	NASDAQ	7.50	62.9	0.10	9.87	NM	64.65	75.98	17.90	0.00	0.00	0.0	351,449	23.56	0.23	0.83
LSBK	Lake Shore Bancorp, Inc. (MHC)	Dunkirk	NY	NASDAQ	15.93	95.7	0.76	21.59	21.07	73.79	73.79	16.06	0.00	0.00	0.0	595,532	21.77	0.76	3.50
MGYR	Magyar Bancorp, Inc. (MHC)	New Brunswick	NJ	NASDAQ	11.65	67.8	0.47	14.50	24.81	80.35	80.35	10.04	0.00	0.00	0.0	675,650	12.49	0.40	3.24
OFED	Oconee Federal Financial Corp. (MHC)	Seneca	SC	NASDAQ	24.43	140.8	0.70	29.28	35.14	81.99	83.44	24.12	0.00	0.00	0.0	583,974	28.90	0.69	2.33
PDLB	PDL Community Bancorp (MHC)	Bronx	NY	NASDAQ	12.63	233.2	0.02	14.67	NM	86.10	86.10	21.46	0.00	0.00	0.0	1,086,391	24.93	0.03	0.11
PVBC	Provident Bancorp, Inc. (MHC)	Amesbury	MA	NASDAQ	23.00	221.4	1.08	23.39	21.28	98.33	98.33	20.62	0.00	0.00	0.0	1,073,658	20.97	0.97	4.62
RBKB	Rhinebeck Bancorp, Inc. (MHC)	Poughkeepsie	NY	NASDAQ	11.44	127.4	0.45	10.78	25.31	104.65	106.12	13.48	0.00	0.00	0.0	944,857	12.70	0.53	4.13
TFSL	TFS Financial Corporation (MHC)	Cleveland	OH	NASDAQ	16.92	4,739.9	0.44	17.99	38.89	93.88	94.07	27.02	0.00	0.00	0.0	17,543,534	28.72	0.69	2.41

Source: S&P Global Market Intelligence and RP Financial, LC. calculations.

RP® Financial, LC.	VALUATION ANALYSIS IV. 27

Valuation Conclusion

Based on the foregoing, it is our opinion that, as of February 8, 2019, the estimated aggregate pro forma market value of the shares to be issued immediately following the conversion, both shares issued publicly as well as to the MHC, equaled $196,428,570 at the midpoint, equal to 19,642,857 shares offered at a per share value of $10.00. Pursuant to conversion guidelines, the 15% offering range indicates a minimum value of $166,964,280 and a maximum value of $225,892,860. Based on the $10.00 per share offering price determined by the Board, this valuation range equates to total shares outstanding of 16,696,428 at the minimum and 22,589,286 at the maximum. In the event the appraised value is subject to an increase, the aggregate pro forma market value may be increased up to a super maximum value of $259,776,790 without a resolicitation. Based on the $10.00 per share offering price, the super maximum value would result in total shares outstanding of 25,977,679. The Board of Directors has established a public offering range such that the public ownership of the Bank will constitute a 43.0% ownership interest prior to the issuance of shares to the Foundation. Accordingly, the offering to the public of the minority stock will equal $71,794,650 at the minimum, $84,464,290 at the midpoint, $97,133,930 at the maximum and $111,704,020 at the super maximum of the valuation range. Based on the public offering range and inclusive of the shares issued to the Foundation, equal to 2.0% of the shares issued in the stock issuance, the public ownership of shares will represent 45.0% of the shares issued throughout the valuation range. The pro forma valuation calculations relative to the Peer Group (fully-converted basis) are shown in Table 4.3 and are detailed in Exhibit IV-7 and Exhibit IV-8; the pro forma valuation calculations relative to the Peer Group based on reported financials are shown in Table 4.4 and are detailed in Exhibits IV-9 and IV-10.

EXHIBITS

LIST OF EXHIBITS

Exhibit Number	Description

I-1	Map of Office Locations

I-2	Audited Financial Statements

I-3	Key Operating Ratios

I-4	Investment Portfolio Composition

I-5	Yields and Costs

I-6	Loan Loss Allowance Activity

I-7	Interest Rate Risk Analysis

I-8	Fixed and Adjustable Rate Loans

I-9	Loan Portfolio Composition

I-10	Contractual Maturity by Loan Type

I-11	Non-Performing Assets

I-12	Deposit Composition

I-13	Maturity of Jumbo Time Deposits

I-14	Borrowing Activity

II-1	Description of Office Properties

II-2	Historical Interest Rates

LIST OF EXHIBITS (continued)

Exhibit Number	Description

III-1	General Characteristics of Publicly-Traded Institutions

III-2	Public Market Pricing of Mid-Atlantic Thrift Institutions

III-3	Public Market Pricing of New England Thrift Institutions

III-4	Public Market Pricing of Midwest Thrift Institutions

III-5	Peer Group Market Area Comparative Analysis

IV-1	Stock Prices: As of February 8, 2019

IV-2	Historical Stock Price Indices

IV-3	Stock Indices as of February 8, 2019

IV-4	New York Thrift Acquisitions 2014 - Present

IV-5	Director and Senior Management Summary Resumes

IV-6	Pro Forma Regulatory Capital Ratios

IV-7	Pro Forma Analysis Sheet – Fully Converted Basis

IV-8	Pro Forma Effect of Conversion Proceeds – Fully Converted Basis

IV-9	Pro Forma Analysis Sheet – Minority Stock Offering

IV-10	Pro Forma Effect of Conversion Proceeds – Minority Stock Offering

V-1	Firm Qualifications Statement

EXHIBIT I-1

Pioneer Bank

Map of Office Locations

Exhibit I-1
Pioneer Bank
Map of Office Locations

Source: S&P Global Market Intelligence.

EXHIBIT I-2

Pioneer Bank

Audited Financial Statements

[Incorporated by Reference]

EXHIBIT I-3

Pioneer Bank
Key Operating Ratios

Exhibit I-3
Pioneer Bank
Key Operating Ratios

	At or For the Six Months Ended December 31, (1)		At or For the Years Ended June 30,
	2018	2017	2018	2017	2016	2015	2014

Performance Ratios:
Return on average assets	1.41%	0.64%	0.92%	0.52%	0.53%	0.52%	0.54%
Return on average equity	15.48%	7.45%	10.51%	5.83%	5.18%	4.59%	4.87%
Interest rate spread (2)	3.93%	3.64%	3.67%	3.47%	3.43%	3.40%	3.52%
Net interest margin (3)	4.07%	3.74%	3.78%	3.57%	3.51%	3.46%	3.59%
Non-interest expenses to average assets	2.81%	2.92%	2.91%	3.27%	3.19%	3.23%	3.32%
Efficiency ratio (4)	59.99%	66.93%	64.74%	76.70%	78.14%	78.33%	79.43%
Average interest-earning assets to average interest-bearing liabilities	145.54%	140.35%	141.31%	139.29%	139.05%	136.82%	133.33%

Capital Ratios:
Average equity to average assets	9.41%	8.79%	8.77%	8.93%	10.17%	11.26%	11.01%
Total capital to risk weighted assets	13.29%	12.60%	12.86%	12.41%	14.10%	15.65%	16.11%
Tier 1 capital to risk weighted assets	12.04%	11.33%	11.59%	11.18%	12.91%	14.38%	14.72%
Common equity tier 1 capital to risk weighted assets	12.04%	11.33%	11.59%	11.18%	12.91%	14.38%	14.72%
Tier 1 capital to average assets	9.70%	9.13%	9.17%	9.60%	10.87%	11.79%	12.04%

Asset Quality Ratios:
Allowance for loan losses as a percentage of total loans	1.31%	1.28%	1.35%	1.25%	1.23%	1.31%	1.43%
Allowance for loan losses as a percentage of non-performing loans	115.83%	160.05%	142.05%	149.68%	155.44%	143.85%	152.68%
Net charge-offs to average outstanding loans during the period	0.22%	0.05%	0.03%	0.04%	0.05%	0.16%	0.06%
Non-performing loans as a percentage of total loans	1.13%	0.80%	0.95%	0.84%	0.79%	0.91%	0.94%
Non-performing loans as a percentage of total assets	0.91%	0.63%	0.74%	0.70%	0.63%	0.71%	0.72%
Total non-performing assets as a percentage of total assets	0.92%	0.63%	0.75%	0.70%	0.63%	0.78%	0.77%

Other:
Number of offices	22	22	22	22	18	17	17
Number of full-time equivalent employees	256	255	259	251	215	230	228

(1)	Annualized.
(2)	Represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3)	Represents net interest income as a percentage of average interest-earning assets.
(4)	Represents non-interest expenses divided by the sum of net interest income and non-interest income.

Source: Pioneer Bank’s prospectus.

EXHIBIT I-4

Pioneer Bank
Investment Portfolio Composition

Exhibit I-4
Pioneer Bank
Investment Portfolio Composition

	At December 31,		At June 30,
	2018		2018		2017		2016
	Amortized Cost	Estimated Fair Value	Amortized Cost	Estimated Fair Value	Amortized Cost	Estimated Fair Value	Amortized Cost	Estimated Fair Value
	(In thousands)

Securities available for sale:
U.S. Government and agency obligations	$83,538	$83,420	$58,743	$58,558	$42,967	$42,919	$61,915	$62,172
Mortgage-backed securities	126	129	146	150	194	200	249	258
Asset-backed securities	102	144	115	162	140	261	172	292
Collateralized mortgage obligations	599	962	692	1,079	934	1,469	1,229	1,662
Municipal obligations	14,644	14,668	19,264	19,263	28,350	28,366	27,119	27,147
Preferred stocks	6,007	4,640	6,007	5,749	6,019	5,963	6,840	7,002
Common stocks	2,809	3,181	2,541	3,102	2,762	2,797	2,478	2,418
Total	$107,825	$107,144	$87,508	$88,063	$81,366	$81,975	$100,002	$100,951

	At December 31,		At June 30,
	2018		2018		2017		2016
	Amortized Cost	Estimated Fair Value	Amortized Cost	Estimated Fair Value	Amortized Cost	Estimated Fair Value	Amortized Cost	Estimated Fair Value
	(In thousands)
Securities held to maturity:
Municipal obligations	$4,275	$4,292	$5,297	$5,326	$2,213	$2,259	$3,811	$3,811
Total	$4,275	$4,292	$5,297	$5,326	$2,213	$2,259	$3,811	$3,811

Source: Pioneer Bank’s prospectus.

EXHIBIT I-5

Pioneer Bank
Yields and Costs

Exhibit I-5
Pioneer Bank
Yields and Costs

	For the Six Months Ended December 31,
	2018			2017
	Average Outstanding Balance	Interest	Average Yield/Cost (4)	Average Outstanding Balance	Interest	Average Yield/Cost (4)
			(Dollars in thousands)
Interest-earning assets:
Loans	$1,022,324	$24,461	4.80%	$956,389	$21,150	4.43%
Securities	112,174	1,269	2.26%	78,028	574	1.46%
Interest-earning deposits	58,104	572	1.96%	78,298	522	1.33%
Other	1,116	30	5.40%	804	36	9.08%
Total interest-earning assets	1,193,718	26,332	4.42%	1,113,519	22,282	4.01%
Non-interest-earning assets	112,071			102,815
Total assets	$1,305,789			$1,216,334

Interest-bearing liabilities:
Demand deposits	$104,775	$165	0.31%	$96,524	$98	0.20%
Savings deposits	244,304	63	0.05%	240,869	62	0.05%
Money market deposits	331,041	780	0.47%	322,645	568	0.35%
Certificates of deposit	127,002	895	1.40%	129,460	714	1.10%
Total interest-bearing deposits	807,122	1,903	0.47%	789,498	1,442	0.36%
Borrowings	5,163	69	2.67%	190	1	1.05%
Other	7,904	81	2.07%	3,837	37	1.92%
Total interest-bearing liabilities	820,189	2,053	0.49%	793,525	1,480	0.37%
Non-interest-bearing liabilities	362,746			315,885
Total liabilities	1,182,935			1,109,410
Total net worth	122,852			106,924
Total liabilities and net worth	$1,305,787			$1,216,334
Net interest income		$24,278			$20,802
Net interest rate spread (1)			3.93%			3.64%
Net interest-earning assets (2)	$373,529			$319,994
Net interest margin (3)			4.07%			3.74%
Average interest-earning assets to interest-bearing liabilities	145.54%			140.33%

(1)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(2)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(3)	Net interest margin represents net interest income divided by average total interest-earning assets.
(4)	Annualized.

Exhibit I-5 (continued)
Pioneer Bank
Yields and Costs

	For the Years Ended June 30,
	2018			2017			2016
	Average Outstanding Balance	Interest	Average Yield/Cost	Average Outstanding Balance	Interest	Average Yield/Cost	Average Outstanding Balance	Interest	Average Yield/Cost
	(Dollars in thousands)
Interest-earning assets:
Loans	$969,624	$43,649	4.50%	$869,816	$36,174	4.16%	$740,794	$30,782	4.16%
Securities	82,514	1,367	1.66%	100,455	1,225	1.22%	110,667	1,234	1.11%
Interest-earning deposits	91,941	1,408	1.53%	14,230	117	0.82%	16,913	69	0.41%
Other	816	62	7.60%	1,953	105	5.38%	1,944	76	3.91%
Total interest-earning assets	1,144,895	46,486	4.06%	986,454	37,621	3.81%	870,328	32,161	3.69%
Non-interest-earning assets	102,942			95,973			78,089
Total assets	$1,247,837			$1,082,427			$948,417

Interest-bearing liabilities:
Demand deposits	$106,309	249	0.23%	$56,208	79	0.14%	$43,626	31	0.07%
Savings deposits	241,357	124	0.05%	233,843	120	0.05%	219,157	112	0.05%
Money market deposits	328,242	1,231	0.38%	262,754	800	0.30%	214,301	470	0.22%
Certificates of deposit	129,495	1,491	1.15%	126,988	1,156	0.91%	117,513	821	0.70%
Total interest-bearing deposits	805,403	3,095	0.38%	679,793	2,155	0.32%	594,597	1,434	0.24%
Borrowings	151	2	1.32%	24,666	189	0.77%	27,872	148	0.53%
Other	4,623	89	1.93%	3,722	67	1.80%	3,425	66	1.93%
Total interest-bearing liabilities	810,177	3,186	0.39%	708,181	2,411	0.34%	625,894	1,648	0.26%
Non-interest-bearing liabilities	328,261			277,600			226,077
Total liabilities	1,138,438			985,781			851,971
Total net worth	109,399			96,646			96,446
Total liabilities and net worth	$1,247,837			$1,082,427			$948,417
Net interest income		$43,300			$35,120			$30,513
Net interest rate spread (1)			3.67%			3.47%			3.43%
Net interest-earning assets (2)	$334,718			$278,273			$244,434
Net interest margin (3)			3.78%			3.57%			3.51%
Average interest-earning assets to interest-bearing liabilities	141.31%			139.29%			139.05%

(1)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(2)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(3)	Net interest margin represents net interest income divided by average total interest-earning assets.

Source: Pioneer Bank’s prospectus.

EXHIBIT I-6

Pioneer Bank
Loan Loss Allowance Activity

Exhibit I-6
Pioneer Bank
Loan Loss Allowance Activity

	At or for the Six Months Ended December 31,				At or for the Years Ended June 30,
	2018		2017		2018	2017	2016	2015	2014
	(Dollars in thousands)

Allowance at beginning of period	$13,510		$11,820		$11,820	$9,794	$9,011	$9,103	$8,588
Provision for loan losses	1,210		950		1,970	2,395	1,180	962	890

Charge offs:
Commercial real estate	—		121		121	—	—	—	4
Commercial and industrial	1,045		53		53	38	169	757	153
Commercial construction	—		—		—	—	—	—	—
One- to four-family residential real estate	—		1		—	148	118	169	84
Home equity loans and lines of credit	—		—		17	104	57	70	46
Consumer	90		87		152	165	160	139	194
Total charge-offs	1,135		262		343	455	504	1,135	481

Recoveries:
Commercial real estate	—		—		—	—	10	7	13
Commercial and industrial	—		—		—	5	5	—	7
Commercial construction	—		—		—	—	—	—	—
One- to four-family residential real estate	—		—		—	—	—	—	2
Home equity loans and lines of credit	—		2		3	15	14	2	3
Consumer	15		27		60	66	78	72	81
Total recoveries	15		29		63	86	107	81	106

Net charge-offs	1,120		233		280	369	397	1,054	375

Allowance at end of period	$13,600		$12,537		$13,510	$11,820	$9,974	$9,011	$9,103

Allowance to non-performing loans	115.83%		160.05%		142.05%	149.68%	155.44%	143.85%	152.68%
Allowance to total loans outstanding at the end of the period	1.31%		1.28%		1.35%	1.25%	1.23%	1.31%	1.43%
Net (charge-offs) to average loans outstanding during the period	0.22	%(1)	0.05	%(1)	0.03%	0.04%	0.05%	0.16%	0.06%

____________________________

(1)       Annualized.

Source: Pioneer Bank’s prospectus.

EXHIBIT I-7

Pioneer Bank
Interest Rate Risk Analysis

Exhibit I-7
Pioneer Bank
Interest Rate Risk Analysis

				EVE as a Percentage of Present
				Value of Assets (3)
Change in Interest		Estimated Increase (Decrease) in			Increase
Rates (basis	Estimated	EVE		EVE	(Decrease)
points) (1)	EVE (2)	Amount	Percent	Ratio (4)	(basis points)
		(Dollars in thousands)

+400	$166,131	$(23,306)	(12.3)%	13.79%	(72)
+200	176,626	(12,811)	(6.8)%	14.12%	(40)
—	189,437	—	—%	14.52%	—
-200	198,997	9,560	5.0%	14.70%	18

(1)	Assumes an immediate uniform change in interest rates at all maturities.
(2)	EVE is the discounted present value of expected cash flows from assets, liabilities and off-balance sheet contracts.
(3)	Present value of assets represents the discounted present value of incoming cash flows on interest-earning assets.
(4)	EVE Ratio represents EVE divided by the present value of assets.

Source: Pioneer Bank’s

EXHIBIT I-8

Pioneer Bank
Fixed and Adjustable Rate Loans

Exhibit I-8
Pioneer Bank
Fixed and Adjustable Rate Loans

The following table sets forth our fixed and adjustable-rate loans at June 30, 2018 that are contractually due after June 30, 2019.

	Due After June 30, 2019
	Fixed	Adjustable	Total
	(In thousands)
Commercial:
Commercial real estate	$78,694	$264,157	$342,851
Commercial and industrial	50,864	33,765	84,629
Commercial construction	4,636	71,937	76,573
One- to four-family residential real estate	224,241	25,064	249,305
Home equity loans and lines of credit	46,302	31,862	78,164
Consumer	1,738	734	2,472
Total loans	$406,475	$427,519	$833,994

Source: Pioneer Bank’s prospectus.

EXHIBIT I-9

Pioneer Bank
Loan Portfolio Composition

Exhibit I-9
Pioneer Bank
Loan Portfolio Composition

			At June 30,
	At December 31, 2018		2018		2017		2016		2015		2014
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)

Commercial:
Commercial real estate	$379,458	36.5%	$375,852	37.7%	$399,074	42.3%	$293,445	36.8%	$268,369	39.1%	$260,022	40.8%
Commercial and industrial	183,318	17.6%	194,183	19.5%	179,908	19.1%	123,470	15.5%	102,588	14.9%	88,654	13.9%
Commercial construction(1)	95,769	9.2%	84,569	8.5%	67,928	7.2%	96,223	12.1%	55,912	8.1%	40,423	6.3%
One- to four-family residential real estate	279,784	26.9%	249,635	25.0%	202,733	21.5%	197,670	24.8%	173,421	25.2%	163,334	25.6%
Home equity loans and line of credit	79,693	7.7%	78,286	7.8%	76,132	8.1%	69,423	8.7%	69,215	10.1%	66,801	10.5%
Consumer	22,190	2.1%	14,977	1.5%	18,042	1.9%	17,878	2.2%	17,562	2.6%	18,409	2.9%

Total loans receivable	1,040,212	100.0%	997,502	100.0%	943,817	100.0%	798,109	100.00%	687,067	100.0%	637,643	100.0%
Less:
Net deferred loan costs	2,308		1,910		765		695		740		594
Allowance for losses	(13,600)		(13,510)		(11,820)		(9,794)		(9,011)		(9,103)
Total loans receivable, net	$1,028,920		$985,902		$932,762		$789,010		$678,796		$629,134

(1)	Represents amounts disbursed at December 31, 2018 and June 30, 2018, 2017, 2016, 2015 and 2014. The undrawn amounts of the commercial construction loans totaled $84.0 million, $68.3 million, $76.8 million, $49.1 million, $21.5 million and $28.7 million at December 31, 2018 and June 30, 2018, 2017, 2016, 2015 and 2014, respectively.

Source: Pioneer Bank’s prospectus.

EXHIBIT I-10

Pioneer Bank
Contractual Maturity by Loan Type

Exhibit I-10
Pioneer Bank
Contractual Maturity by Loan Type

June 30, 2018	Commercial Real Estate	Commercial and Industrial	Commercial Construction	One- to Four- Family Residential
	(In thousands)

Amounts due in:
One year or less	$33,001	$109,554	$7,996	$330,000
More than one to five years	115,694	58,546	40,887	2,657
More than five years	227,157	26,083	35,686	246,648
Total	$375,852	$194,183	$84,569	$249,635

June 30, 2018	Home Equity Loans and Lines of Credit	Consumer	Total
	(In thousands)
Amounts due in:
One year or less	$122	$12,505	$163,508
More than one to five years	2,447	1,964	222,196
More than five years	75,717	508	611,798
Total	$78,286	$14,977	$997,502

Source: Pioneer Bank’s prospectus.

EXHIBIT I-11

Pioneer Bank
Non-Performing Assets

Exhibit I-11
Pioneer Bank
Non-Performing Assets

	At December 31,	At June 30,
	2018	2018	2017	2016	2015	2014
	(Dollars in thousands)

Non-accrual loans:
Commercial real estate	$2,233	$2,236	$2,375	$1,386	$1,304	$932
Commercial and industrial	96	705	3	59	25	1,057
Commercial construction	—	—	—	—	—	44
One- to four-family residential real estate	4,645	3,834	3,325	2,874	2,912	2,621
Home equity loans and lines of credit	1,433	970	899	955	678	479
Consumer	—	—	—	—	—	—
Total non-accrual loans	8,407	7,745	6,602	5,274	4,919	5,133

Accruing loans past due 90 days or more
Commercial real estate	3,254	180	225	95	289	61
Commercial and industrial	40	—	4	—	—	—
Commercial construction	—	—	—	—	—	—
One- to four-family residential real estate	—	1,232	583	395	276	248
Home equity loans and lines of credit	13	330	129	237	339	52
Consumer	27	24	354	300	441	468
Total accruing loans past due 90 days or more	3,334	1,766	1,295	1,027	1,345	829

Real estate owned:
Commercial real estate	—	—	—	—	391	347
Commercial and industrial	—	—	—	—	—	—
Commercial construction	—	—	—	—	—	—
One- to four-family residential real estate	—	—	—	—	177	—
Home equity loans and lines of credit	55	72	—	—	—	—
Consumer	—	—	—	—	—	—
Total real estate owned	55	72	—	—	568	347

Total non-performing assets	$11,796	$9,583	$7,897	$6,301	$6,832	$6,309

Total accruing troubled debt restructured loans	$—	$—	$—	$1,418	$1,518	$1,588

Total non-performing loans to total loans	1.13%	0.95%	0.84%	0.79%	0.91%	0.94%
Total non-performing assets to total assets	0.92%	0.75%	0.70%	0.63%	0.78%	0.77%

Source: Pioneer Bank’s prospectus.

EXHIBIT I-12

Pioneer Bank
Deposit Composition

Exhibit I-12
Pioneer Bank
Deposit Composition

				At June 30,
	At December 31, 2018			2018			2017
	Amount	Percent	Average Rate	Amount	Percent	Average Rate	Amount	Percent	Average Rate
	(Dollars in thousands)

Non-interest-bearing demand accounts	$356,291	32.0%	—	$345,048	30.0%	—	$275,374	27.3%	—
Demand accounts	93,735	8.4%	0.37%	97,191	8.4%	0.31%	64,422	6.4%	0.15%
Savings accounts	243,970	21.9%	0.05%	244,050	21.2%	0.05%	243,621	24.1%	0.05%
Money market accounts	296,873	26.6%	0.49%	334,884	29.1%	0.43%	298,945	29.6%	0.33%
Certificates of deposit	124,090	11.1%	1.53%	129,089	11.2%	1.29%	127,664	12.6%	1.04%
Total	$1,114,959	100.0%	0.34%	$1,150,262	100.0%	0.31%	$1,010,026	100.0%	0.25%

	At June 30,
	2016
	Amount	Percent	Average Rate
	(Dollars in thousands)

Non-interest-bearing demand accounts	$241,243	27.9%	—
Demand accounts	47,024	5.4%	0.14%
Savings accounts	228,354	26.4%	0.05%
Money market accounts	224,927	26.0%	0.25%
Certificates of deposit	122,640	14.2%	0.82%
Total	$864,188	100.00%	0.20%

Source: Pioneer Bank’s prospectus.

EXHIBIT I-13

Pioneer Bank
Maturity of Jumbo Time Deposits

Exhibit I-13
Pioneer Bank
Maturity of Jumbo Time Deposits

As of December 31, 2018, the aggregate amount of all our certificates of deposit in amounts greater than or equal to $100,000 was approximately $53.9 million. The following table sets forth the maturity of these certificates as of December 31, 2018.

At December 31, 2018
(In thousands)
Maturity Period:
Three months or less	$7,303
Over three through six months	5,605
Over six through twelve months	10,155
Over twelve months	30,833
Total	$53,896

Source: Pioneer Bank’s prospectus.

EXHIBIT I-14

Pioneer Bank
Borrowing Activity

Exhibit I-14
Pioneer Bank
Borrowing Activity

	At or For the Six Months Ended December 31,		At or For the Year Ended June 30,
	2018	2017	2018	2017	2016
	(Dollars in thousands)

Balance outstanding at end of period	$30,000	$5,000	$—	$5,000	$17,000
Weighted average interest rate at the end of period	2.64%	1.53%	—	1.13%	0.59%
Maximum amount of borrowings outstanding at any month end during the period	$30,000	$5,000	$5,000	$57,000	$41,771
Average balance outstanding during the period	$5,163	$190	$151	$24.666	$27,872
Weighted average interest rate during the period	2.67%	1.05%	1.32%	0.77%	0.53%

Source: Pioneer Bank’s prospectus.

EXHIBIT II-1

Description of Office Properties

Exhibit II-1
Pioneer Bank
Description of Office Properties

Properties

As of December 31, 2018, the net book value of our office properties was $35.0 million. The following table sets forth information regarding our offices.

Location	Leased or Owned	Year Acquired or Leased	Net Book Value of Real Property
			(In thousands)
Main Office:
652 Albany Shaker Road, Albany, NY 12211	Owned(1)	2016	$16,271

Other Properties:
21 Second Street, Troy, NY 12180	Leased	2016	68
531 Troy-Schenectady Road, Latham, NY 12110	Owned	2008	1,989
2000 Second Avenue, Watervliet, NY 12189	Leased	2017	149
1828 Altamont Avenue, Schenectady, NY 12305	Owned	2012	1,953
1208 Route 146, Clifton Park, NY 12065	Leased	1995	15
10 Kendall Way, Malta, NY 12020	Owned	2016	1,424
78 Main Avenue, Wynantskill, NY 12198	Owned	2014	1,908
712 Hoosick Street, Brunswick, NY 12180	Owned	2015	1,734
329 Glenmont Road, Glenmont, NY 12077	Leased	2014	240
142 Saratoga Avenue, Waterford, NY 12188	Owned	2015	1,277
1761 Central Avenue, Albany, NY 12205	Leased	2018	—
602 North Greenbush Road, Rensselaer, NY 12144	Leased	2017	300
90 State Street, Albany, NY 12207	Leased	2013	254
1881-1883 Western Avenue, Albany, NY 12203	Owned	2018	4,953
184 Delaware Avenue, Delmar, NY 12054	Owned	2010	965
843 Route 146, Clifton Park, NY 12065	Leased	2012	221
426 State Street, Schenectady, NY 12305	Leased	2014	255
440 Main Street, Cairo, NY 12413	Owned	2016	365
11565 NY-32, Greenville, NY 12083	Leased	2016	42
739 Upper Glen Street, Queensbury, NY 12804	Leased	2017	79
100 Mohawk Street, Cohoes, NY 12047	Owned	2017	556

(1) The property is subject to a ground lease.

Source: Pioneer Bank’s prospectus.

EXHIBIT II-2

Historical Interest Rates

Exhibit II-2

Historical Interest Rates(1)

		Prime	90 Day	One Year	10 Year
Year/Qtr. Ended		Rate	T-Note	T-Note	T-Note

2004:	Quarter 1	4.00%	0.95%	1.20%	3.86%
	Quarter 2	4.00%	1.33%	2.09%	4.62%
	Quarter 3	4.75%	1.70%	2.16%	4.12%
	Quarter 4	5.25%	2.22%	2.75%	4.24%

2005:	Quarter 1	5.75%	2.80%	3.43%	4.51%
	Quarter 2	6.00%	3.12%	3.51%	3.98%
	Quarter 3	6.75%	3.55%	4.01%	4.34%
	Quarter 4	7.25%	4.08%	4.38%	4.39%

2006:	Quarter 1	7.75%	4.63%	4.82%	4.86%
	Quarter 2	8.25%	5.01%	5.21%	5.15%
	Quarter 3	8.25%	4.88%	4.91%	4.64%
	Quarter 4	8.25%	5.02%	5.00%	4.71%

2007:	Quarter 1	8.25%	5.04%	4.90%	4.65%
	Quarter 2	8.25%	4.82%	4.91%	5.03%
	Quarter 3	7.75%	3.82%	4.05%	4.59%
	Quarter 4	7.25%	3.36%	3.34%	3.91%

2008:	Quarter 1	5.25%	1.38%	1.55%	3.45%
	Quarter 2	5.00%	1.90%	2.36%	3.99%
	Quarter 3	5.00%	0.92%	1.78%	3.85%
	Quarter 4	3.25%	0.11%	0.37%	2.25%

2009:	Quarter 1	3.25%	0.21%	0.57%	2.71%
	Quarter 2	3.25%	0.19%	0.56%	3.53%
	Quarter 3	3.25%	0.14%	0.40%	3.31%
	Quarter 4	3.25%	0.06%	0.47%	3.85%

2010:	Quarter 1	3.25%	0.16%	0.41%	3.84%
	Quarter 2	3.25%	0.18%	0.32%	2.97%
	Quarter 3	3.25%	0.18%	0.32%	2.97%
	Quarter 4	3.25%	0.12%	0.29%	3.30%

2011:	Quarter 1	3.25%	0.09%	0.30%	3.47%
	Quarter 2	3.25%	0.03%	0.19%	3.18%
	Quarter 3	3.25%	0.02%	0.13%	1.92%
	Quarter 4	3.25%	0.02%	0.12%	1.89%

2012:	Quarter 1	3.25%	0.07%	0.19%	2.23%
	Quarter 2	3.25%	0.09%	0.21%	1.67%
	Quarter 3	3.25%	0.10%	0.17%	1.65%
	Quarter 4	3.25%	0.05%	0.16%	1.78%

2013:	Quarter 1	3.25%	0.07%	0.14%	1.87%
	Quarter 2	3.25%	0.04%	0.15%	2.52%
	Quarter 3	3.25%	0.02%	0.10%	2.64%
	Quarter 4	3.25%	0.07%	0.13%	3.04%

2014:	Quarter 1	3.25%	0.05%	0.13%	2.73%
	Quarter 2	3.25%	0.04%	0.11%	2.53%
	Quarter 3	3.25%	0.02%	0.13%	2.52%
	Quarter 4	3.25%	0.04%	0.25%	2.17%

2015:	Quarter 1	3.25%	0.03%	0.26%	1.94%
	Quarter 2	3.25%	0.01%	0.28%	2.35%
	Quarter 3	3.25%	0.00%	0.33%	2.06%
	Quarter 4	3.50%	0.16%	0.65%	2.27%

2016:	Quarter 1	3.50%	0.21%	0.59%	1.78%
	Quarter 2	3.50%	0.26%	0.45%	1.49%
	Quarter 3	3.50%	0.29%	0.59%	1.60%
	Quarter 4	3.75%	0.51%	0.85%	2.45%

2017:	Quarter 1	4.00%	0.76%	1.03%	2.40%
	Quarter 2	4.25%	1.03%	1.24%	2.31%
	Quarter 3	4.25%	1.06%	1.31%	2.33%
	Quarter 4	4.50%	1.39%	1.76%	2.40%

2018:	Quarter 1	4.75%	1.73%	2.09%	2.74%
	Quarter 2	5.00%	1.93%	2.33%	2.85%
	Quarter 3	5.25%	2.19%	2.59%	3.05%
	Quarter 4	5.50%	2.45%	2.63%	2.69%
As of Feb. 8, 2019		5.50%	2.43%	2.54%	2.63%

(1) End of period data.

Sources: Federal Reserve and The Wall Street Journal.

EXHIBIT III-1

General Characteristics of Publicly-Traded Institutions

Exhibit III-1

Characteristics of Publicly-Traded Thrifts

February 8, 2019

										As of
										February 8, 2019
						Total		Fiscal	Conv.	Stock	Market
Ticker	Financial Institution	Exchange	Region	City	State	Assets	Offices	Mth End	Date	Price	Value
						($Mil)				($)	($Mil)

AX	Axos Financial, Inc.	NYSE	WE	San Diego	CA	$9,792	2	Jun	3/14/05	$32.70	$2,002
BCTF	Bancorp 34, Inc.	NASDAQ	SW	Alamogordo	NM	373	4	Dec	5/16/00	15.12	49
BYFC	Broadway Financial Corporation	NASDAQ	WE	Los Angeles	CA	419	3	Dec	1/8/96	1.30	35
CARV	Carver Bancorp, Inc.	NASDAQ	MA	New York	NY	615	8	Mar	10/24/94	3.40	13
CASH	Meta Financial Group, Inc.	NASDAQ	MW	Sioux Falls	SD	5,835	12	Sep	9/20/93	24.03	947
CBMB	CBM Bancorp, Inc.	NASDAQ	MA	Baltimore	MD	217	4	Dec	9/27/18	12.76	54
CFFN	Capitol Federal Financial, Inc.	NASDAQ	MW	Topeka	KS	9,450	57	Sep	3/31/99	12.86	1,770
DCOM	Dime Community Bancshares, Inc.	NASDAQ	MA	Brooklyn	NY	6,294	30	Dec	6/26/96	19.84	716
EBSB	Meridian Bancorp, Inc.	NASDAQ	NE	Peabody	MA	5,775	35	Dec	1/22/08	15.77	806
EFBI	Eagle Financial Bancorp, Inc.	NASDAQ	MW	Cincinnati	OH	138	3	Dec	7/20/17	15.65	24
ESBK	Elmira Savings Bank	NASDAQ	MA	Elmira	NY	571	12	Dec	3/1/85	18.68	65
ESSA	ESSA Bancorp, Inc.	NASDAQ	MA	Stroudsburg	PA	1,834	23	Sep	3/15/07	15.25	168
FBC	Flagstar Bancorp, Inc.	NYSE	MW	Troy	MI	18,697	161	Dec	4/30/97	31.70	1,831
FDEF	First Defiance Financial Corp.	NASDAQ	MW	Defiance	OH	3,098	44	Dec	7/19/93	29.39	594
FNWB	First Northwest Bancorp	NASDAQ	WE	Port Angeles	WA	1,238	11	Dec	1/29/15	15.69	162
FSBC	FSB Bancorp, Inc.	NASDAQ	MA	Fairport	NY	327	5	Dec	8/10/07	17.00	32
FSBW	FS Bancorp, Inc.	NASDAQ	WE	Mountlake Terrace	WA	1,191	13	Dec	7/9/12	52.00	227
HFBL	Home Federal Bancorp, Inc. of Louisiana	NASDAQ	SW	Shreveport	LA	428	7	Jun	1/18/05	30.62	54
HIFS	Hingham Institution for Savings	NASDAQ	NE	Hingham	MA	2,370	13	Dec	12/13/88	183.95	392
HMNF	HMN Financial, Inc.	NASDAQ	MW	Rochester	MN	737	14	Dec	6/30/94	19.55	90
HVBC	HV Bancorp, Inc.	NASDAQ	MA	Huntingdon Valley	PA	302	6	Jun	1/11/17	15.16	32
IROQ	IF Bancorp, Inc.	NASDAQ	MW	Watseka	IL	655	7	Jun	7/7/11	20.75	70
ISBC	Investors Bancorp, Inc.	NASDAQ	MA	Short Hills	NJ	25,518	151	Dec	10/11/05	12.60	3,458
KRNY	Kearny Financial Corp.	NASDAQ	MA	Fairfield	NJ	6,656	54	Jun	2/23/05	12.95	1,163
MELR	Melrose Bancorp, Inc.	NASDAQ	NE	Melrose	MA	322	1	Dec	10/21/14	18.02	43
MSBF	MSB Financial Corp.	NASDAQ	MA	Millington	NJ	590	4	Dec	1/4/07	17.80	93
MSVB	Mid-Southern Bancorp, Inc.	NASDAQ	MW	Salem	IN	199	3	Dec	4/8/98	12.89	43
NFBK	Northfield Bancorp, Inc.	NASDAQ	MA	Woodbridge	NJ	4,286	40	Dec	11/7/07	14.59	717
NWBI	Northwest Bancshares, Inc.	NASDAQ	MA	Warren	PA	9,575	173	Dec	11/4/94	17.90	1,850
NYCB	New York Community Bancorp, Inc.	NYSE	MA	Westbury	NY	51,247	256	Dec	11/23/93	11.98	5,673
ORIT	Oritani Financial Corp.	NASDAQ	MA	Township of Washington	NJ	4,110	27	Jun	1/23/07	16.88	768
OTTW	Ottawa Bancorp, Inc.	NASDAQ	MW	Ottawa	IL	278	3	Dec	7/11/05	13.53	44
PBBI	PB Bancorp, Inc.	NASDAQ	NE	Putnam	CT	520	8	Jun	10/4/04	11.13	80
PBIP	Prudential Bancorp, Inc.	NASDAQ	MA	Philadelphia	PA	1,081	11	Sep	3/29/05	18.01	160
PCSB	PCSB Financial Corporation	NASDAQ	MA	Yorktown Heights	NY	1,474	17	Jun	4/20/17	20.70	338
PFS	Provident Financial Services, Inc.	NYSE	MA	Iselin	NJ	9,710	86	Dec	1/15/03	27.43	1,833
PROV	Provident Financial Holdings, Inc.	NASDAQ	WE	Riverside	CA	1,157	15	Jun	6/27/96	18.63	140
RNDB	Randolph Bancorp, Inc.	NASDAQ	NE	Stoughton	MA	590	7	Dec	7/1/16	14.75	82
RVSB	Riverview Bancorp, Inc.	NASDAQ	WE	Vancouver	WA	1,148	19	Mar	10/26/93	7.47	169
SBT	Sterling Bancorp, Inc.	NASDAQ	MW	Southfield	MI	3,197	28	Dec	11/16/17	9.67	513
STND	Standard AVB Financial Corp.	NASDAQ	MA	Monroeville	PA	983	19	Dec	10/6/10	30.49	141
STXB	Spirit of Texas Bancshares, Inc.	NASDAQ	SW	Conroe	TX	1,102	23	Dec	5/3/18	21.70	263
SVBI	Severn Bancorp, Inc.	NASDAQ	MA	Annapolis	MD	889	5	Dec	NA	8.85	113
TBK	Triumph Bancorp, Inc.	NASDAQ	SW	Dallas	TX	4,537	51	Dec	11/6/14	30.41	816
TBNK	Territorial Bancorp Inc.	NASDAQ	WE	Honolulu	HI	2,026	30	Dec	7/13/09	27.46	252
TRST	TrustCo Bank Corp NY	NASDAQ	MA	Glenville	NY	4,885	148	Dec	NA	8.01	774
TSBK	Timberland Bancorp, Inc.	NASDAQ	WE	Hoquiam	WA	1,018	24	Sep	1/12/98	28.49	236
UBNK	United Financial Bancorp, Inc.	NASDAQ	NE	Hartford	CT	7,207	55	Dec	5/20/05	15.13	766
WEBK	Wellesley Bancorp, Inc.	NASDAQ	NE	Wellesley	MA	837	6	Dec	1/25/12	32.00	77
WNEB	Western New England Bancorp, Inc.	NASDAQ	NE	Westfield	MA	2,151	24	Dec	12/27/01	9.80	271
WSBF	Waterstone Financial, Inc.	NASDAQ	MW	Wauwatosa	WI	1,919	13	Dec	10/4/05	16.24	425
WSFS	WSFS Financial Corporation	NASDAQ	MA	Wilmington	DE	7,160	63	Dec	11/26/86	42.18	1,323
WVFC	WVS Financial Corp.	NASDAQ	MA	Pittsburgh	PA	350	6	Jun	11/29/93	15.75	28

Source: S&P Global Market Intelligence

EXHIBIT III-2

Public Market Pricing of Mid-Atlantic Thrift Institutions

Exhibit III-2

Public Market Pricing of Mid Atlantic Institutions

As of February 8, 2019

				Market		Per Share Data
				Capitalization		Core	Book								Dividends(4)			Financial Characteristics(6)
				Price/	Market	12 Month	Value/	Pricing Ratios(3)							Amount/		Payout	Total	Equity/	Tang. Eq./	NPAs/	Reported		Core
				Share(1)	Value	EPS(2)	Share	P/E		P/B	P/A	P/TB	P/Core		Share	Yield	Ratio(5)	Assets	Assets	T. Assets	Assets	ROAA	ROAE	ROAA	ROAE
				($)	($Mil)	($)	($)	(x)		(%)	(%)	(%)	(x)		($)	(%)	(%)	($Mil)	(%)	(%)	(%)	(%)	(%)	(%)	(%)

All Non-MHC Public Companies(6)
Averages				$22.01	$618.58	$1.56	$17.59	15.92		125.9%	15.0%	140.6%	17.00		$0.40	$0.02	46%	$4,355.02	12.84%	11.86%	0.97%	0.91%	7.71%	0.88%	7.00%
Median				$16.88	$227.31	$0.98	$15.59	14.88		117.2%	14.8%	129.3%	14.63		$0.34	$0.02	41%	$1,467.97	11.67%	10.59%	0.79%	0.87%	7.33%	0.83%	7.13%

Comparable Group
Averages				$17.19	$886.93	$0.94	$14.57	16.20		132.5%	15.0%	148.7%	17.83		$0.46	2.63%	58%	$6,394	12.65%	11.52%	1.02%	0.86%	7.05%	0.75%	5.64%
Medians				$16.32	$252.76	$0.90	$13.98	15.16		118.1%	15.4%	133.3%	15.44		$0.40	2.74%	56%	$1,710	11.43%	10.01%	0.84%	0.84%	6.93%	0.80%	6.64%

Comparable Group

CARV	Carver Bancorp, Inc.	(7)	NY	$3.40	$12.58	($1.15)	$0.85	NM		398.97%	2.21%	398.97%	NM		$0.00	0.00%	NA	$615	7.85%	7.85%	2.07%	0.54%	7.24%	-0.65%	-8.73%
CBMB	CBM Bancorp, Inc.	(7)	MD	$12.76	$54.00	NA	$14.23	NM		89.67%	24.83%	89.67%	NM		NA	NA	NA	$217	27.69%	27.69%	0.89%	NA	1.99%	NA	3.95%
DCOM	Dime Community Bancshares, Inc.		NY	$19.84	$716.08	$1.36	$16.68	14.38	x	118.93%	11.33%	131.04%	14.62	x	$0.56	2.82%	40.58%	$6,321	9.53%	8.72%	NA	0.82%	8.44%	0.80%	8.31%
ESBK	Elmira Savings Bank		NY	$18.68	$65.47	$1.21	$16.52	15.44	x	113.07%	11.10%	143.63%	15.46	x	$0.92	4.92%	76.03%	$590	9.82%	7.90%	0.78%	0.75%	7.37%	0.75%	7.38%
ESSA	ESSA Bancorp, Inc.		PA	$15.25	$167.65	$1.05	$15.63	14.95	x	97.55%	9.68%	106.23%	14.52	x	$0.40	2.62%	36.27%	$1,863	9.92%	9.18%	NA	0.61%	6.21%	0.63%	6.39%
FSBC	FSB Bancorp, Inc.		NY	$17.00	$32.45	$0.07	NA	NM		105.48%	NA	105.48%	NM		NA	NA	NA	$328	9.60%	9.60%	NA	0.04%	0.43%	0.04%	0.43%
HVBC	HV Bancorp, Inc.	(7)	PA	$15.16	$31.83	$0.51	$13.72	NM		110.47%	11.33%	110.47%	29.73	x	NA	NA	128.21%	$302	10.26%	10.26%	0.60%	0.30%	2.59%	0.39%	3.37%
ISBC	Investors Bancorp, Inc.		NJ	$12.60	$3,457.83	$0.82	$10.50	17.50	x	120.02%	13.75%	124.88%	15.43	x	$0.44	3.49%	55.56%	$26,229	11.46%	NA	0.55%	0.80%	6.57%	0.91%	7.45%
KRNY	Kearny Financial Corp.		NJ	$12.95	$1,163.43	$0.44	$12.62	33.21	x	102.63%	18.12%	124.25%	29.40	x	$0.20	1.54%	82.05%	$6,702	17.65%	NA	NA	0.57%	2.95%	0.64%	3.35%
MSBF	MSB Financial Corp.		NJ	$17.80	$92.73	$0.90	$12.37	19.78	x	143.93%	16.41%	143.93%	19.78	x	$0.00	0.00%	100.56%	$585	11.40%	11.40%	NA	0.85%	6.88%	0.85%	6.88%
NYCB	New York Community Bancorp, Inc.		NY	$11.98	$5,672.97	NA	$12.99	15.16	x	92.21%	11.04%	152.65%	NM		$0.68	5.68%	86.08%	$51,899	12.82%	8.53%	NA	0.84%	6.23%	NA	NA
NFBK	Northfield Bancorp, Inc.		NJ	$14.59	$716.77	$0.86	$13.43	17.16	x	108.66%	16.43%	115.50%	17.04	x	$0.40	2.74%	47.06%	$4,408	15.12%	14.35%	0.58%	0.95%	6.17%	0.96%	6.21%
NWBI	Northwest Bancshares, Inc.		PA	$17.90	$1,850.04	$1.06	$12.17	17.55	x	147.10%	19.26%	198.84%	16.91	x	$0.72	4.02%	67.65%	$9,608	13.09%	10.03%	0.97%	1.11%	8.61%	1.15%	8.94%
ORIT	Oritani Financial Corp.		NJ	$16.88	$767.92	$1.27	$11.78	13.95	x	143.33%	18.47%	143.33%	13.27	x	$1.00	5.92%	95.04%	$4,090	12.89%	12.89%	NA	1.30%	9.70%	1.37%	10.20%
PCSB	PCSB Financial Corporation		NY	$20.70	$337.88	$0.55	$15.62	NM		132.54%	24.58%	135.58%	NM		$0.12	0.58%	21.05%	$1,557	18.54%	18.20%	NA	0.65%	3.30%	0.63%	3.20%
PFS	Provident Financial Services, Inc.		NJ	$27.43	$1,833.15	$1.79	$20.49	15.07	x	133.87%	18.71%	193.38%	15.30	x	$0.92	3.35%	57.69%	$9,726	13.97%	10.11%	NA	1.22%	8.93%	1.20%	8.80%
PBIP	Prudential Bancorp, Inc.		PA	$18.01	$160.16	NA	$14.69	18.38	x	122.56%	14.36%	129.12%	NM		$0.20	1.11%	56.12%	$1,115	11.72%	11.19%	1.37%	0.88%	6.98%	NA	NA
SVBI	Severn Bancorp, Inc.		MD	$8.85	$112.58	NA	NA	13.21	x	117.19%	NA	118.55%	NM		$0.12	1.36%	17.91%	$974	10.11%	10.00%	1.73%	1.01%	9.46%	NA	NA
STND	Standard AVB Financial Corp.		PA	$30.49	$141.22	NA	$28.65	16.22	x	106.42%	15.10%	137.21%	NM		$0.88	2.90%	47.02%	$972	14.19%	NA	NA	0.90%	6.55%	NA	NA
TRST	TrustCo Bank Corp NY		NY	$8.01	$774.24	NA	$5.07	12.59	x	158.05%	15.61%	158.23%	NM		$0.27	3.40%	42.06%	$4,959	9.88%	9.87%	NA	1.25%	13.05%	NA	NA
WSFS	WSFS Financial Corporation		DE	$42.18	$1,323.36	$3.37	$26.17	10.07	x	161.20%	18.26%	219.01%	12.50	x	$0.44	1.04%	10.50%	$7,249	11.32%	NA	0.66%	1.92%	17.63%	1.55%	14.19%
WVFC	WVS Financial Corp.		PA	$15.75	$28.17	NA	$17.18	10.79	x	91.68%	8.77%	91.68%	NM		$0.40	2.54%	26.03%	$349	9.57%	9.57%	NA	0.75%	7.79%	NA	NA

EXHIBIT III-3

Public Market Pricing of New England Thrift Institutions

Exhibit III-3

Public Market Pricing of New England Institutions

As of February 8, 2019

				Market		Per Share Data
				Capitalization		Core	Book								Dividends(4)			Financial Characteristics(6)
				Price/	Market	12 Month	Value/	Pricing Ratios(3)							Amount/		Payout	Total	Equity/	Tang. Eq./	NPAs/	Reported		Core
				Share(1)	Value	EPS(2)	Share	P/E		P/B	P/A	P/TB	P/Core		Share	Yield	Ratio(5)	Assets	Assets	T. Assets	Assets	ROAA	ROAE	ROAA	ROAE

All Non-MHC Public Companies(6)
Averages				$22.01	$618.58	$1.56	$17.59	15.92		125.9%	15.0%	140.6%	17.00		$0.40	$0.02	46%	$4,355.02	12.84%	11.86%	0.97%	0.91%	7.71%	0.88%	7.00%
Median				$16.88	$227.31	$0.98	$15.59	14.88		117.2%	14.8%	129.3%	14.63		$0.34	$0.02	41%	$1,467.97	11.67%	10.59%	0.79%	0.87%	7.33%	0.83%	7.13%

Comparable Group
Averages				$37.57	$314.75	$2.92	$25.27	16.65		121.9%	13.6%	129.5%	15.03		$0.46	1.78%	30%	$2,546	11.46%	10.68%	0.95%	0.67%	6.59%	0.75%	7.52%
Medians				$15.45	$176.52	$1.10	$13.49	14.88		115.2%	14.0%	126.0%	13.84		$0.28	1.78%	21%	$1,495	11.05%	10.50%	0.95%	0.76%	7.59%	0.79%	8.51%

Comparable Group

HIFS	Hingham Institution for Savings		MA	$183.95	$392.32	$14.99	$99.67	13.23	x	184.55%	16.29%	184.55%	12.27	x	$1.48	0.80%	13.81%	$2,409	8.83%	8.83%	NA	1.32%	14.97%	1.42%	16.15%
MELR	Melrose Bancorp, Inc.		MA	$18.02	$42.79	NA	$17.57	24.35	x	102.55%	14.32%	102.55%	NM		$0.34	1.89%	45.95%	$324	13.96%	13.96%	NA	0.56%	3.94%	NA	NA
EBSB	Meridian Bancorp, Inc.		MA	$15.77	$805.94	$1.10	$12.60	14.88	x	125.15%	13.67%	129.58%	14.34	x	$0.28	1.78%	20.75%	$6,179	10.92%	10.59%	NA	0.99%	8.36%	1.03%	8.67%
PBBI	PB Bancorp, Inc.	(7)	CT	$11.13	$80.34	$0.55	$11.19	20.61	x	99.50%	16.32%	108.28%	20.07	x	$0.28	2.52%	59.26%	$520	16.41%	15.28%	NA	0.75%	4.65%	0.76%	4.75%
RNDB	Randolph Bancorp, Inc.	(7)	MA	$14.75	$81.64	$(0.31)	$13.05	NM		113.04%	14.98%	NA	NM		NA	NA	NA	$590	13.25%	NA	0.95%	-0.63%	-4.26%	-0.29%	-1.94%
UBNK	United Financial Bancorp, Inc.		CT	$15.13	$766.17	$1.16	$13.94	12.93	x	108.54%	10.51%	131.14%	13.01	x	$0.48	3.17%	41.03%	$7,357	9.69%	8.15%	NA	0.84%	8.57%	0.83%	8.51%
WEBK	Wellesley Bancorp, Inc.		MA	$32.00	$77.42	$2.40	$25.79	13.33	x	124.08%	9.27%	124.08%	13.33	x	$0.22	0.69%	8.96%	$871	7.47%	7.47%	NA	0.72%	9.66%	0.72%	9.66%
WNEB	Western New England Bancorp, Inc.		MA	$9.80	$271.39	$0.57	$8.35	17.19	x	117.39%	13.13%	125.99%	17.12	x	$0.16	1.63%	21.05%	$2,119	11.19%	10.50%	NA	0.78%	6.82%	0.79%	6.84%

MHC
HONE	HarborOne Bancorp, Inc. (MHC)		MA	$15.33	$483.84	$0.49	$10.97	NM		139.70%	13.67%	178.98%	31.58	x	NA	NA	NA	$3,653	9.79%	7.81%	NA	0.39%	3.27%	0.53%	4.41%
PVBC	Provident Bancorp, Inc. (MHC)		MA	$23.00	$212.27	$1.00	$13.05	23.00	x	176.29%	22.73%	176.29%	23.00	x	NA	NA	NA	$974	12.89%	12.89%	NA	1.02%	7.75%	1.02%	7.75%

Under Acquisition
BHBK	Blue Hills Bancorp, Inc.		MA	$23.75	$576.88	$1.06	$15.01	24.23	x	158.21%	22.79%	161.92%	22.51	x	$0.80	3.37%	102.04%	$2,806	14.40%	14.12%	NA	0.91%	6.10%	0.98%	6.57%
BLMT	BSB Bancorp, Inc.		MA	$33.30	$313.42	$2.55	$20.64	13.65	x	161.31%	10.74%	161.31%	13.03	x	NA	NA	NA	$3,030	6.66%	6.66%	NA	0.80%	11.97%	0.84%	12.53%
SIFI	SI Financial Group, Inc.	(7)	CT	$13.43	$157.40	$0.87	$14.13	24.42	x	95.06%	10.06%	105.24%	15.38	x	$0.24	1.79%	43.64%	$1,607	10.58%	9.65%	1.17%	0.41%	3.82%	0.65%	6.12%

(1)	Core income, on a diluted per-share basis. Core income is net income after taxes and before extraordinary items, less net income attributable to noncontrolling interest, gain on the sale of securities, amortization of intangibles, goodwill and nonrecurring items. Assumed tax rate is 35%.
(2)	P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/Core = Price to core earnings. P/E and P/Core =NM if the ratio is negative or above 35x.
(3)	Indicated 12 month dividend, based on last quarterly dividend declared.
(4)	Indicated 12 month dividend as a percent of trailing 12 month earnings.
(5)	ROAA (return on average assets) and ROAE (return on average equity) are indicated ratios based on trailing 12 month earnings and average equity and assets balances.
(6)	Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.
(7)	Financial Characteristics as of September, 2018 or the most recent available

Source:     S&P Global Market Intelligence and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2019 by RP® Financial, LC.

EXHIBIT III-4

Public Market Pricing of Midwest Thrift Institutions

Exhibit III-4

Public Market Pricing of Midwest Institutions

As of February 8, 2019

				Market		Per Share Data
				Capitalization		Core	Book								Dividends(4)			Financial Characteristics(6)
				Price/	Market	12 Month	Value/	Pricing Ratios(3)							Amount/		Payout	Total	Equity/	Tang. Eq./	NPAs/	Reported		Core
				Share(1)	Value	EPS(2)	Share	P/E		P/B	P/A	P/TB	P/Core		Share	Yield	Ratio(5)	Assets	Assets	T. Assets	Assets	ROAA	ROAE	ROAA	ROAE
				($)	($Mil)	($)	($)	(x)		(%)	(%)	(%)	(x)		($)	(%)	(%)	($Mil)	(%)	(%)	(%)	(%)	(%)	(%)	(%)

All Non-MHC Public Companies(6)
Averages				$22.01	$618.58	$1.56	$17.59	15.92		125.9%	15.0%	140.6%	17.00		$0.40	$0.02	46%	$4,355.02	12.84%	11.86%	0.97%	0.91%	7.71%	0.88%	7.00%
Median				$16.88	$227.31	$0.98	$15.59	14.88		117.2%	14.8%	129.3%	14.63		$0.34	$0.02	41%	$1,467.97	11.67%	10.59%	0.79%	0.87%	7.33%	0.83%	7.13%

Comparable Group
Averages				$18.75	$577.21	$1.27	$16.79	15.94		116.0%	16.3%	132.7%	18.46		$0.25	1.32%	44%	$4,028	15.11%	14.19%	0.75%	1.05%	8.41%	1.07%	7.26%
Medians				$16.24	$425.31	$0.90	$17.12	13.00		115.7%	16.3%	115.8%	16.68		$0.20	1.02%	26%	$1,915	12.56%	11.68%	0.79%	1.04%	7.58%	0.91%	6.73%

Comparable Group

CFFN	Capitol Federal Financial, Inc.		KS	$12.86	$1,769.83	$0.69	$9.53	18.91	x	134.98%	19.53%	132.20%	18.73	x	$0.34	2.64%	144.12%	$9,304	14.47%	NA	NA	0.90%	6.68%	0.91%	6.73%
EFBI	Eagle Financial Bancorp, Inc.	(7)	OH	$15.65	$23.60	NA	$17.05	NM		91.81%	18.46%	91.81%	NM		NA	NA	NA	$138	20.11%	20.11%	0.79%	0.41%	1.95%	0.26%	1.24%
FDEF	First Defiance Financial Corp.		OH	$29.39	$593.56	$2.27	$19.81	13.00	x	148.36%	18.63%	199.85%	12.97	x	$0.76	2.59%	30.09%	$3,182	12.56%	9.63%	1.00%	1.52%	12.03%	1.52%	12.07%
FBC	Flagstar Bancorp, Inc.		MI	$31.70	$1,830.66	NA	$27.19	9.88	x	116.60%	9.88%	132.66%	NM		$0.16	0.50%	1.25%	$18,531	8.47%	7.52%	0.45%	1.04%	12.57%	NA	NA
HMNF	HMN Financial, Inc.		MN	$19.55	$89.55	NA	$17.19	11.37	x	113.70%	13.27%	115.17%	NM		$0.00	0.00%	NA	$712	11.67%	11.54%	NA	1.14%	9.88%	NA	NA
IROQ	IF Bancorp, Inc.		IL	$20.75	$69.95	NA	$21.71	23.58	x	95.57%	11.30%	95.57%	NM		$0.25	1.20%	25.57%	$664	11.82%	11.82%	NA	0.50%	3.95%	NA	NA
CASH	Meta Financial Group, Inc.		SD	$24.03	$947.26	$2.56	$19.48	12.58	x	123.38%	15.32%	238.02%	9.38	x	$0.20	0.83%	9.77%	$6,183	12.47%	6.90%	NA	1.26%	11.15%	1.70%	15.44%
MSVB	Mid-Southern Bancorp, Inc.		IN	$12.89	$43.38	$0.41	NA	31.44	x	96.54%	NA	96.54%	31.44	x	$0.08	0.62%	9.76%	$201	24.34%	24.34%	NA	0.72%	4.28%	0.72%	4.28%
OTTW	Ottawa Bancorp, Inc.	(7)	IL	$13.53	$43.56	$0.57	$15.56	NM		86.95%	16.48%	88.44%	23.61	x	$0.20	1.48%	88.33%	$278	18.96%	18.69%	NA	0.36%	1.77%	0.71%	3.46%
SBT	Sterling Bancorp, Inc.		MI	$9.67	$512.63	NA	$6.32	8.06	x	153.00%	16.04%	153.20%	NM		$0.04	0.41%	2.50%	$3,197	10.48%	10.47%	NA	2.05%	20.66%	NA	NA
WSBF	Waterstone Financial, Inc.		WI	$16.24	$425.31	$1.11	$14.04	14.63	x	115.65%	24.13%	115.83%	14.63	x	$0.48	2.96%	88.29%	$1,915	20.87%	20.84%	NA	1.64%	7.58%	1.64%	7.58%

EXHIBIT III-5

Peer Group Market Area Comparative Analysis

Exhibit III-5

Peer Group Market Area Comparative Analysis

				Proj.			Per Capita Income		Deposit
		Population		Pop.	2013-2019	2019-2024	2019	% State	Market
Institution	County	2013	2019	2024	% Change	% Change	Amount	Average	Share(1)

ESSA Bancorp, Inc.	Monroe, PA	169,846	168,414	169,097	-0.1%	0.1%	31,740	90.0%	29.32%
Hingham Institution for Savings	Plymouth, MA	500,544	519,639	535,770	0.6%	0.6%	45,313	96.8%	10.90%
HMN Financial, Inc.	Olmsted, MN	147,528	157,269	164,543	1.1%	0.9%	41,587	106.5%	6.55%
PCSB Financial Corporation	Westchester, NY	963,608	984,709	1,003,537	0.4%	0.4%	55,378	139.0%	1.04%
Prudential Bancorp, Inc.	Philadelphia, PA	1,548,343	1,590,076	1,619,276	0.4%	0.4%	28,213	80.0%	1.29%
Severn Bancorp, Inc.	Anne Arundel, MD	552,258	579,979	602,811	0.8%	0.8%	50,705	114.7%	4.99%
Standard AVB Financial Corp.	Allegheny, PA	1,230,931	1,219,499	1,218,128	-0.2%	0.0%	39,517	112.0%	0.36%
Waterstone Financial, Inc.	Milwaukee, WI	153,898	158,703	163,665	0.5%	0.6%	29,045	62.1%	1.58%
Wellesley Bancorp, Inc.	Norfolk, MA	680,624	705,361	726,170	0.6%	0.6%	56,601	120.9%	2.02%
Western New England Bancorp, Inc.	Hampden, MA	463,914	470,574	478,090	0.2%	0.3%	31,188	66.6%	13.04%

	Averages:	641,149	655,422	668,109	0.4%	0.5%	40,929	98.9%	7.11%
	Medians:	526,401	549,809	569,291	0.5%	0.5%	40,552	101.7%	3.51%

Pioneer Saving Bank	Albany, NY	302,659	310,526	314,931	0.4%	0.3%	42,013	105.5%	2.33%

(1) Total institution deposits in headquarters county as percent of total county deposits as of June 30, 2018.

Sources: S&P Global Market Intelligence and the FDIC.

EXHIBIT IV-1

Stock Prices:

As of February 8, 2018

RP® Financial, LC.

Exhibit IV-1A

Weekly Thrift Market Line - Part One

Prices As of February 8, 2019

		Market Capitalization			Price Change Data						Current Per Share Financials
		Price/	Shares	Market	52 Week (1)			% Change From			LTM	LTM Core	BV/	TBV/	Assets/
		Share(1)	Outstanding	Capitalization	High	Low	Last Wk	Last Wk	52 Wks (2)	MRY (2)	EPS (3)	EPS (3)	Share	Share (4)	Share
		($)	(000)	($Mil)	($)	($)	($)	(%)	(%)	(%)	($)	($)	($)	($)	($)

Financial Institution
AX	Axos Financial, Inc.	32.70	61,216	2,001.8	45.18	23.87	31.28	4.54	-4.80	29.86	2.45	NA	15.84	14.77	0.00
BCTF	Bancorp 34, Inc.	15.12	3,228	48.8	17.25	12.86	15.07	0.31	0.53	2.23	0.09	0.49	13.56	13.51	0.00
BYFC	Broadway Financial Corporation	1.30	26,762	34.8	2.54	0.95	1.35	-3.70	-47.37	23.81	0.02	0.03	1.75	1.75	0.00
CFFN	Capitol Federal Financial, Inc.	12.86	137,623	1,769.8	14.15	11.80	12.83	0.23	2.23	0.70	0.73	0.68	9.85	9.73	0.00
CARV	Carver Bancorp, Inc.	3.40	3,699	12.6	11.94	2.40	3.88	-12.37	22.61	14.09	-0.27	-1.15	0.85	0.85	0.00
CBMB	CBM Bancorp, Inc.	12.76	4,232	54.0	13.25	12.02	12.67	0.71	NA	1.92	NA	NA	14.23	14.23	0.00
DCOM	Dime Community Bancshares, Inc.	19.84	36,093	716.1	20.85	15.48	19.72	0.61	9.31	16.84	1.45	1.32	16.49	14.97	0.00
EFBI	Eagle Financial Bancorp, Inc.	15.65	1,508	23.6	16.84	14.56	15.54	0.68	-2.17	3.16	NA	NA	17.05	17.05	0.00
ESBK	Elmira Savings Bank	18.68	3,504	65.5	21.00	15.77	18.84	-0.83	-9.34	7.07	1.31	1.65	16.42	12.90	0.00
ESSA	ESSA Bancorp, Inc.	15.25	10,993	167.6	16.50	14.16	15.22	0.20	-0.97	-2.31	0.60	1.00	15.21	13.92	0.00
FDEF	First Defiance Financial Corp.	29.39	20,196	593.6	35.00	22.78	28.40	3.49	11.94	19.91	2.13	2.08	19.29	14.22	0.00
FNWB	First Northwest Bancorp	15.69	10,310	161.8	17.65	13.56	15.27	2.75	-3.92	5.80	0.47	0.56	15.18	15.18	0.00
FBC	Flagstar Bancorp, Inc.	31.70	57,749	1,830.7	38.00	25.30	32.02	-1.00	-8.96	20.08	1.49	2.92	26.34	25.13	0.00
FSBW	FS Bancorp, Inc.	52.00	4,371	227.3	66.40	41.25	48.71	6.75	-4.66	21.27	4.33	4.35	35.82	34.91	0.00
FSBC	FSB Bancorp, Inc.	17.00	1,909	32.5	18.50	15.96	16.80	1.19	-0.29	0.00	-0.05	0.07	16.12	16.12	0.00
HIFS	Hingham Institution for Savings	183.95	2,133	392.3	229.99	180.17	187.30	-1.79	-8.19	-6.97	14.83	14.46	98.35	98.35	0.00
HMNF	HMN Financial, Inc.	19.55	4,580	89.5	21.90	18.05	20.25	-3.46	5.68	-0.36	1.32	1.56	17.35	17.12	0.00
HFBL	Home Federal Bancorp, Inc. of Louisiana	30.62	1,770	54.2	37.30	25.64	31.25	-2.02	9.14	3.94	1.97	2.31	25.32	25.32	0.00
HVBC	HV Bancorp, Inc.	15.16	2,100	31.8	17.50	13.75	15.12	0.24	1.07	1.20	0.39	0.51	13.72	13.72	0.00
IROQ	IF Bancorp, Inc.	20.75	3,371	69.9	25.04	18.70	20.40	1.72	3.70	3.13	0.46	0.82	20.94	20.94	0.00
ISBC	Investors Bancorp, Inc.	12.60	274,431	3,457.8	14.41	9.94	12.74	-1.10	-3.45	21.15	0.57	0.79	10.39	10.09	0.00
KRNY	Kearny Financial Corp.	12.95	89,840	1,163.4	14.80	11.26	12.99	-0.31	0.78	1.01	0.29	0.39	12.64	10.42	0.00
MELR	Melrose Bancorp, Inc.	18.02	2,374	42.8	20.50	16.99	18.46	-2.38	-9.33	0.33	0.63	0.54	17.37	17.37	0.00
EBSB	Meridian Bancorp, Inc.	15.77	51,106	805.9	20.95	13.67	15.85	-0.50	-19.64	10.13	1.00	1.08	12.52	12.11	0.00
CASH	Meta Financial Group, Inc.	24.03	39,420	947.3	39.28	18.01	23.66	1.56	-33.03	23.93	1.67	2.53	19.00	9.45	0.00
MSVB	Mid-Southern Bancorp, Inc.	12.89	3,366	43.4	28.55	11.55	12.30	4.80	-50.42	11.41	0.64	0.84	13.35	13.35	0.00
MSBF	MSB Financial Corp.	17.80	5,210	92.7	21.95	16.14	17.80	0.00	0.00	-0.28	0.71	0.83	12.70	12.70	0.00
NYCB	New York Community Bancorp, Inc.	11.98	473,537	5,673.0	14.53	8.61	11.97	0.08	-9.58	27.31	0.86	0.77	12.83	7.86	0.00
NFBK	Northfield Bancorp, Inc.	14.59	49,127	716.8	17.33	12.76	14.52	0.48	-5.01	7.68	0.60	0.84	13.21	12.41	0.00
NWBI	Northwest Bancshares, Inc.	17.90	103,354	1,850.0	18.56	15.50	17.66	1.36	9.61	5.67	0.98	0.98	12.01	8.83	0.00
ORIT	Oritani Financial Corp.	16.88	45,493	767.9	17.20	14.07	16.99	-0.65	5.17	14.44	0.99	1.28	12.08	12.08	0.00
OTTW	Ottawa Bancorp, Inc.	13.53	3,220	43.6	14.30	12.75	13.85	-2.31	-2.47	1.50	0.30	0.57	15.56	15.30	0.00
PBBI	PB Bancorp, Inc.	11.13	7,218	80.3	12.20	10.25	11.06	0.68	8.01	3.06	0.54	0.55	11.19	10.28	0.00
PCSB	PCSB Financial Corporation	20.70	16,323	337.9	22.34	18.16	20.28	2.07	5.24	5.83	0.43	0.42	15.96	15.60	0.00
PROV	Provident Financial Holdings, Inc.	18.63	7,510	139.9	19.78	14.67	17.65	5.55	3.44	20.19	0.55	0.84	16.22	16.22	0.00
PFS	Provident Financial Services, Inc.	27.43	66,830	1,833.1	29.12	22.22	26.30	4.30	9.11	13.68	1.57	1.65	19.92	13.66	0.00
PBIP	Prudential Bancorp, Inc.	18.01	8,893	160.2	19.87	13.92	18.27	-1.42	6.88	2.33	0.78	1.02	14.29	13.55	0.00
RNDB	Randolph Bancorp, Inc.	14.75	5,535	81.6	17.45	13.16	15.00	-1.67	-5.51	4.24	-0.62	-0.31	13.05	NA	0.00
RVSB	Riverview Bancorp, Inc.	7.47	22,599	168.8	9.99	5.46	7.54	-0.93	-14.73	2.61	0.59	0.67	5.42	4.17	0.00
SVBI	Severn Bancorp, Inc.	8.85	12,721	112.6	9.86	7.10	8.24	7.35	15.69	10.90	0.44	0.58	7.55	7.47	0.00
STXB	Spirit of Texas Bancshares, Inc.	21.70	12,104	262.7	23.53	16.70	21.50	0.93	NA	-4.74	0.90	1.09	15.38	14.26	0.00
STND	Standard AVB Financial Corp.	30.49	4,632	141.2	39.45	28.75	30.31	0.59	1.43	2.04	1.79	2.00	28.16	22.22	0.00
SBT	Sterling Bancorp, Inc.	9.67	53,012	512.6	14.98	6.65	8.76	10.39	-25.50	39.14	1.03	1.11	6.03	6.02	0.00
TBNK	Territorial Bancorp Inc.	27.46	9,180	252.1	31.95	24.96	27.59	-0.47	-8.95	5.70	1.78	2.00	24.36	24.36	0.00
TSBK	Timberland Bancorp, Inc.	28.49	8,293	236.3	39.45	21.91	28.39	0.35	5.01	27.76	2.22	2.34	16.84	16.08	0.00
TBK	Triumph Bancorp, Inc.	30.41	26,849	816.5	44.70	27.47	30.88	-1.52	-20.08	2.39	1.66	2.23	23.10	15.42	0.00
TRST	TrustCo Bank Corp NY	8.01	96,659	774.2	9.45	6.51	7.84	2.17	-4.93	16.76	0.55	0.60	4.94	4.93	0.00
UBNK	United Financial Bancorp, Inc.	15.13	50,639	766.2	18.33	13.37	15.11	0.13	-3.66	2.93	1.13	1.19	13.88	11.55	0.00
WSBF	Waterstone Financial, Inc.	16.24	26,189	425.3	18.10	15.20	16.48	-1.46	-4.75	-3.10	1.01	1.10	13.93	13.91	0.00
WEBK	Wellesley Bancorp, Inc.	32.00	2,419	77.4	34.50	27.74	30.69	4.27	12.26	15.36	1.85	2.24	24.96	24.96	0.00
WNEB	Western New England Bancorp, Inc.	9.80	27,693	271.4	11.25	8.50	9.32	5.15	-1.51	-2.39	0.43	0.55	8.19	7.64	0.00
WSFS	WSFS Financial Corporation	42.18	31,374	1,323.4	57.70	33.75	42.64	-1.08	-11.57	11.26	2.94	3.26	25.08	19.26	0.00
WVFC	WVS Financial Corp.	15.75	1,788	28.2	17.90	12.25	15.65	0.64	-8.70	6.64	1.30	1.38	17.64	17.64	0.00

MHC
BCOW	1895 Bancorp Of Wisconsin, Inc. (MHC)	9.48	4,877	46.3	10.50	9.16	9.45	0.32	NA	NA	NA	NA	NA	NA	0.00
CLBK	Columbia Financial, Inc. (MHC)	15.77	115,889	1,827.6	17.73	14.01	15.28	3.21	NA	3.14	NA	NA	8.17	8.12	0.00
CFBI	Community First Bancshares, Inc. (MHC)	10.33	7,481	77.3	11.92	10.06	10.61	-2.64	-8.50	-11.33	0.06	0.18	10.17	10.17	0.00
FFBW	FFBW, Inc. (MHC)	11.22	6,453	72.4	11.79	9.50	10.65	5.32	2.80	11.83	0.06	0.17	9.00	8.99	0.00
GCBC	Greene County Bancorp, Inc. (MHC)	32.33	8,538	276.0	38.00	28.85	30.67	5.41	-8.93	3.89	1.79	1.76	11.67	11.67	0.00
HONE	HarborOne Bancorp, Inc. (MHC)	15.33	31,562	483.8	20.01	14.90	15.19	0.92	-15.91	-3.52	0.41	0.43	10.87	10.45	0.00
KFFB	Kentucky First Federal Bancorp (MHC)	7.50	8,367	62.8	9.00	6.52	7.55	-0.66	-16.67	8.54	0.15	0.09	7.99	6.27	0.00
LSBK	Lake Shore Bancorp, Inc. (MHC)	15.93	5,862	93.4	18.00	14.64	15.93	0.00	-3.16	5.78	0.57	0.59	13.03	13.03	0.00
MGYR	Magyar Bancorp, Inc. (MHC)	11.65	5,821	67.8	13.50	11.55	11.55	0.87	-5.74	-4.90	0.35	0.41	8.82	8.82	0.00
OFED	Oconee Federal Financial Corp. (MHC)	24.43	5,690	139.0	30.27	23.06	26.17	-6.65	-13.21	-1.89	0.52	0.69	14.62	14.10	0.00
PDLB	PDL Community Bancorp (MHC)	12.63	17,824	225.1	16.23	12.42	12.85	-1.71	-14.66	-0.86	-0.05	0.07	9.05	9.05	0.00
PVBC	Provident Bancorp, Inc. (MHC)	23.00	9,229	212.3	30.80	19.81	22.88	0.52	-1.08	6.09	0.89	0.86	12.68	12.68	0.00
RBKB	Rhinebeck Bancorp, Inc. (MHC)	11.44	11,133	127.4	11.90	11.30	11.59	-1.29	NA	NA	NA	NA	NA	NA	0.00
TFSL	TFS Financial Corporation (MHC)	16.92	275,368	4,659.2	17.00	14.19	16.55	2.24	17.42	4.90	0.30	NA	6.27	6.24	0.00

Under Acquisition
BNCL	Beneficial Bancorp, Inc.	15.64	72,321	1,131.1	18.60	13.74	15.81	-1.08	4.27	9.45	0.41	0.61	13.83	11.66	0.00
BHBK	Blue Hills Bancorp, Inc.	23.75	24,290	576.9	25.80	19.50	23.85	-0.42	21.79	11.29	0.81	0.93	14.98	14.64	0.00
BLMT	BSB Bancorp, Inc.	33.30	9,413	313.4	36.50	26.64	32.72	1.76	16.21	18.66	2.18	2.46	20.29	20.29	0.00
SIFI	SI Financial Group, Inc.	13.43	11,720	157.4	15.60	12.26	12.93	3.87	-3.38	5.50	0.55	0.87	14.13	12.76	0.00

(1)	Average of High/Low or Bid/Ask price per share.
(2)	Or since offering price if converted of first listed in the past 52 weeks. Percent change figures are actual year-to-date and are not annualized.
(3)	EPS (earnings per share) is based on actual trailing 12 month data and is not shown on a pro forma basis.
(4)	Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5)	ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing 12 month common earnings and average common equity and total assets balances.
(6)	Annualized based on last regular quarterly cash dividend announcement.
(7)	Indicated dividend as a percent of trailing 12 month earnings.
(8)	Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9)	For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

Source: S&P Market Intelligence, LC. and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2019 by RP® Financial, LC.

RP® Financial, LC.

Exhibit IV-1B

Weekly Bank and Thrift Market Line - Part Two

Prices As of February 8, 2019

		Key Financial Ratios						Asset Quality Ratios		Pricing Ratios					Dividend Data (6)
		Equity/	Tang Equity/	Reported Earnings		Core Earnings		NPAs/	Rsvs/	Price/	Price/	Price/	Price/	Price/	Div/	Dividend	Payout
		Assets(1)	Assets(1)	ROA(5)	ROE(5)	ROA(5)	ROE(5)	Assets	NPLs	Earnings	Book	Assets	Tang Book	Core Earnings	Share	Yield	Ratio (7)
		(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(x)	(%)	(%)	(%)	(x)	($)	(%)	(%)

Financial Institution
AX	Axos Financial, Inc.	10.22	9.60	1.68	16.86	NA	NA	0.40	166.31	12.67	202.31	20.41	220.06	NA	NA	NA	NM
BCTF	Bancorp 34, Inc.	12.37	12.32	0.09	0.62	0.46	3.33	1.43	60.52	NM	111.50	13.79	111.94	31.12	0.00	0.00	NM
BYFC	Broadway Financial Corporation	11.45	11.45	0.03	0.30	0.16	1.39	2.20	37.95	65.00	74.24	8.50	74.24	39.38	0.00	0.00	NM
CFFN	Capitol Federal Financial, Inc.	14.73	14.57	0.94	7.25	0.88	6.76	0.35	27.12	18.91	134.98	19.53	132.20	18.73	0.34	2.64	144.12
CARV	Carver Bancorp, Inc.	7.85	7.85	0.54	7.24	-0.65	-8.73	2.07	38.42	NM	398.97	2.21	398.97	NM	0.00	0.00	NM
CBMB	CBM Bancorp, Inc.	27.69	27.69	NA	1.99	NA	3.95	0.89	110.18	NA	89.67	24.83	89.67	NA	NA	NA	NA
DCOM	Dime Community Bancshares, Inc.	9.59	8.78	0.86	8.97	0.76	7.94	0.11	301.95	14.38	118.93	11.33	131.04	14.62	0.56	2.82	40.58
EFBI	Eagle Financial Bancorp, Inc.	20.11	20.11	0.41	1.95	0.26	1.24	0.79	136.04	NA	91.81	18.46	91.81	NA	NA	NA	NA
ESBK	Elmira Savings Bank	10.08	8.09	0.85	8.06	1.06	10.08	0.79	100.00	15.44	113.07	11.10	143.63	15.46	0.92	4.92	76.03
ESSA	ESSA Bancorp, Inc.	9.77	9.02	0.36	3.61	0.60	6.01	0.64	110.09	14.95	97.55	9.68	106.23	14.52	0.40	2.62	36.27
FDEF	First Defiance Financial Corp.	12.70	9.69	1.45	11.51	1.41	11.16	1.14	82.41	13.00	148.36	18.63	199.85	12.97	0.76	2.59	30.09
FNWB	First Northwest Bancorp	13.89	13.89	0.40	2.78	0.48	3.33	0.51	148.27	23.07	101.74	13.92	101.74	23.27	0.12	0.76	8.82
FBC	Flagstar Bancorp, Inc.	8.12	7.77	0.50	5.97	0.96	11.50	0.45	171.79	9.88	116.60	9.88	132.66	NA	0.16	0.50	1.25
FSBW	FS Bancorp, Inc.	11.17	10.92	1.54	13.06	1.54	13.12	0.18	554.56	8.27	129.76	14.41	136.21	10.17	0.60	1.15	9.06
FSBC	FSB Bancorp, Inc.	9.57	9.57	-0.03	-0.30	0.04	0.43	0.03	NM	NM	105.48	NA	105.48	242.86	NA	NA	NM
HIFS	Hingham Institution for Savings	8.85	8.85	1.42	16.55	1.38	16.14	0.08	719.32	13.23	184.55	16.29	184.55	12.27	1.48	0.80	13.81
HMNF	HMN Financial, Inc.	10.85	10.72	0.87	7.55	1.03	8.93	0.93	137.72	11.37	113.70	13.27	115.17	NA	0.00	0.00	NM
HFBL	Home Federal Bancorp, Inc. of Louisiana	11.20	11.20	0.90	8.09	1.06	9.46	1.72	62.96	12.76	118.46	13.54	118.46	12.76	0.56	1.83	22.50
HVBC	HV Bancorp, Inc.	10.26	10.26	0.30	2.59	0.39	3.37	0.60	51.61	38.87	110.47	11.33	110.47	29.73	NA	NA	128.21
IROQ	IF Bancorp, Inc.	12.37	12.37	0.27	2.06	0.48	3.66	1.18	228.76	23.58	95.57	11.30	95.57	NA	0.25	1.20	25.57
ISBC	Investors Bancorp, Inc.	11.89	11.59	0.65	5.27	0.86	6.93	0.49	196.22	17.50	120.02	13.75	124.88	15.43	0.44	3.49	55.56
KRNY	Kearny Financial Corp.	18.57	15.82	0.45	2.25	0.59	2.95	0.39	128.92	33.21	102.63	18.12	124.25	29.40	0.20	1.54	82.05
MELR	Melrose Bancorp, Inc.	13.96	13.96	0.49	3.40	0.41	2.87	NA	NA	24.35	102.55	14.32	102.55	NA	0.34	1.89	45.95
EBSB	Meridian Bancorp, Inc.	11.76	11.42	0.96	7.95	1.03	8.44	0.35	245.10	14.88	125.15	13.67	129.58	14.34	0.28	1.78	20.75
CASH	Meta Financial Group, Inc.	12.81	6.84	1.13	10.58	1.71	16.47	0.66	197.64	12.58	123.38	15.32	238.02	9.38	0.20	0.83	9.77
MSVB	Mid-Southern Bancorp, Inc.	23.90	23.90	0.57	4.04	0.71	5.03	1.77	55.15	31.44	96.54	NA	96.54	31.44	0.08	0.62	9.76
MSBF	MSB Financial Corp.	11.86	11.86	0.69	5.41	0.81	6.36	2.26	42.38	19.78	143.93	16.41	143.93	19.78	0.00	0.00	100.56
NYCB	New York Community Bancorp, Inc.	13.26	8.93	0.93	6.74	0.84	6.11	0.15	247.77	15.16	92.21	11.04	152.65	NA	0.68	5.68	86.08
NFBK	Northfield Bancorp, Inc.	15.27	14.48	0.69	4.39	0.94	6.00	0.62	104.24	17.16	108.66	16.43	115.50	17.04	0.40	2.74	47.06
NWBI	Northwest Bancshares, Inc.	12.96	9.86	1.07	8.33	1.07	8.36	1.00	59.80	17.55	147.10	19.26	198.84	16.91	0.72	4.02	67.65
ORIT	Oritani Financial Corp.	13.70	13.70	1.07	7.91	1.38	10.20	0.27	305.25	13.95	143.33	18.47	143.33	13.27	1.00	5.92	95.04
OTTW	Ottawa Bancorp, Inc.	18.96	18.69	0.36	1.77	0.71	3.46	NA	NA	45.10	86.95	16.48	88.44	23.61	0.20	1.48	88.33
PBBI	PB Bancorp, Inc.	16.41	15.28	0.75	4.65	0.76	4.75	NA	NA	20.61	99.50	16.32	108.28	20.07	0.28	2.52	59.26
PCSB	PCSB Financial Corporation	19.66	19.30	0.50	2.51	0.61	3.08	NA	NA	36.32	132.54	24.58	135.58	37.52	0.12	0.58	21.05
PROV	Provident Financial Holdings, Inc.	10.51	10.51	0.36	3.44	0.56	5.38	0.76	86.34	20.47	114.00	12.41	114.00	20.47	0.56	3.01	61.54
PFS	Provident Financial Services, Inc.	13.71	9.83	1.05	7.76	1.11	8.18	0.74	81.72	15.07	133.87	18.71	193.38	15.30	0.92	3.35	57.69
PBIP	Prudential Bancorp, Inc.	11.88	11.33	0.72	5.45	0.95	7.12	1.39	36.80	18.38	122.56	14.36	129.12	NA	0.20	1.11	56.12
RNDB	Randolph Bancorp, Inc.	13.25	NA	-0.63	-4.26	-0.29	-1.94	0.95	70.24	NM	113.04	14.98	NA	NM	NA	NA	NM
RVSB	Riverview Bancorp, Inc.	10.66	8.42	1.16	11.05	1.31	12.48	0.53	190.77	10.52	131.79	14.66	168.72	10.77	0.16	2.14	19.72
SVBI	Severn Bancorp, Inc.	10.78	10.67	0.69	6.30	0.92	8.42	1.94	47.38	13.21	117.19	NA	118.55	NA	0.12	1.36	17.91
STXB	Spirit of Texas Bancshares, Inc.	13.69	12.82	0.76	6.79	0.91	8.16	NA	174.10	20.87	132.12	17.89	157.36	NA	NA	NA	NM
STND	Standard AVB Financial Corp.	13.77	11.19	0.86	6.33	0.97	7.13	0.30	184.96	16.22	106.42	15.10	137.21	NA	0.88	2.90	47.02
SBT	Sterling Bancorp, Inc.	9.99	9.98	1.80	19.19	1.93	20.57	0.19	348.52	8.06	153.00	16.04	153.20	NA	0.04	0.41	2.50
TBNK	Territorial Bancorp Inc.	11.64	11.64	0.83	7.10	0.93	7.95	NA	77.66	13.53	112.40	12.80	112.40	13.55	0.88	3.20	57.14
TSBK	Timberland Bancorp, Inc.	12.24	11.75	1.70	14.27	1.79	15.04	0.65	223.08	11.82	150.95	19.73	169.29	11.52	0.60	2.11	30.71
TBK	Triumph Bancorp, Inc.	13.59	9.57	1.12	8.00	1.53	10.92	0.88	72.97	14.98	128.74	17.97	187.46	12.47	NA	NA	NM
TRST	TrustCo Bank Corp NY	9.77	9.76	1.08	11.36	1.18	12.45	0.77	127.48	12.59	158.05	15.61	158.23	NA	0.27	3.40	42.06
UBNK	United Financial Bancorp, Inc.	9.85	8.34	0.81	8.23	0.85	8.70	0.59	123.24	12.93	108.54	10.51	131.14	13.01	0.48	3.17	41.03
WSBF	Waterstone Financial, Inc.	21.08	21.06	1.52	6.91	1.66	7.55	0.61	138.22	14.63	115.65	24.13	115.83	14.63	0.48	2.96	88.29
WEBK	Wellesley Bancorp, Inc.	7.53	7.53	0.57	7.59	0.69	9.20	NA	NA	13.33	124.08	9.27	124.08	13.33	0.22	0.69	8.96
WNEB	Western New England Bancorp, Inc.	11.22	10.54	0.59	5.00	0.78	6.67	0.69	82.82	17.19	117.39	13.13	125.99	17.12	0.16	1.63	21.05
WSFS	WSFS Financial Corporation	11.16	8.80	1.37	12.62	1.53	14.18	0.76	79.73	10.07	161.20	18.26	219.01	12.50	0.44	1.04	10.50
WVFC	WVS Financial Corp.	9.92	9.92	0.67	6.96	0.71	7.37	0.07	209.01	10.79	91.68	8.77	91.68	NA	0.40	2.54	26.03

MHC
BCOW	1895 Bancorp Of Wisconsin, Inc. (MHC)	7.82	7.82	NA	NA	NA	NA	0.43	154.82	NA	NA	NA	NA	NA	NA	NA	NA
CLBK	Columbia Financial, Inc. (MHC)	14.42	14.34	0.19	1.72	0.72	6.49	NA	NA	NM	188.01	27.31	189.12	35.78	NA	NA	NM
CFBI	Community First Bancshares, Inc. (MHC)	24.96	24.96	0.15	0.59	0.46	1.75	2.09	61.74	NM	101.62	25.37	101.62	57.99	NA	NA	NM
FFBW	FFBW, Inc. (MHC)	22.18	22.15	0.16	0.73	0.44	2.05	0.40	186.69	65.98	124.43	28.59	124.61	56.66	NA	NA	NM
GCBC	Greene County Bancorp, Inc. (MHC)	8.39	8.39	1.37	16.51	1.35	16.24	0.42	249.25	17.02	265.10	23.09	265.10	17.02	0.40	1.24	20.92
HONE	HarborOne Bancorp, Inc. (MHC)	12.39	11.96	0.48	3.73	0.49	3.84	1.25	55.58	42.58	139.70	13.67	178.98	31.58	NA	NA	NM
KFFB	Kentucky First Federal Bancorp (MHC)	21.27	17.49	0.38	1.75	0.20	0.92	NA	NA	NM	94.17	19.60	120.28	NA	0.40	5.33	666.67
LSBK	Lake Shore Bancorp, Inc. (MHC)	14.43	14.43	0.68	4.55	0.70	4.71	0.94	98.40	24.14	119.86	17.53	119.86	NA	0.40	2.51	45.45
MGYR	Magyar Bancorp, Inc. (MHC)	8.23	8.23	0.33	3.95	0.39	4.58	2.25	77.06	28.41	129.58	10.54	129.58	NA	NA	NA	NM
OFED	Oconee Federal Financial Corp. (MHC)	16.97	16.47	0.63	3.84	0.85	5.14	1.22	22.86	46.98	167.11	28.37	173.24	35.18	0.40	1.64	76.92
PDLB	PDL Community Bancorp (MHC)	17.01	17.01	-0.09	-0.49	0.14	0.77	1.79	70.32	NM	139.51	23.73	139.51	186.65	NA	NA	NM
PVBC	Provident Bancorp, Inc. (MHC)	13.35	13.35	0.91	6.95	0.83	6.34	NA	NA	23.00	176.29	22.73	176.29	23.00	NA	NA	NM
RBKB	Rhinebeck Bancorp, Inc. (MHC)	6.96	6.76	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
TFSL	TFS Financial Corporation (MHC)	12.44	12.38	0.62	4.91	NA	NA	1.30	23.49	56.40	271.82	33.29	273.34	NA	1.00	5.91	280.00

Under Acquisition
BNCL	Beneficial Bancorp, Inc.	17.68	15.34	0.53	2.98	0.76	4.30	0.27	279.62	24.06	113.13	NA	134.10	23.48	0.24	1.53	36.92
BHBK	Blue Hills Bancorp, Inc.	14.49	14.20	0.75	5.02	0.88	5.84	0.57	163.80	24.23	158.21	22.79	161.92	22.51	0.80	3.37	102.04
BLMT	BSB Bancorp, Inc.	6.66	6.66	0.74	11.00	0.83	12.35	0.19	322.35	13.65	161.31	10.74	161.31	13.03	NA	NA	NM
SIFI	SI Financial Group, Inc.	10.58	9.65	0.41	3.82	0.65	6.12	1.17	78.51	24.42	95.06	10.06	105.24	15.38	0.24	1.79	43.64

(1)	Average of High/Low or Bid/Ask price per share.
(2)	Or since offering price if converted of first listed in the past 52 weeks. Percent change figures are actual year-to-date and are not annualized.
(3)	EPS (earnings per share) is based on actual trailing 12 month data and is not shown on a pro forma basis.
(4)	Exludes intangibles (such as goodwill, value of core deposits, etc.).
(5)	ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing 12 month common earnings and average common equity and total assets balances.
(6)	Annualized based on last regular quarterly cash dividend announcement.
(7)	Indicated dividend as a percent of trailing 12 month earnings.
(8)	Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9)	For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

Source: S&P Market Intelligence, LC. and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2019 by RP® Financial, LC.

EXHIBIT IV-2

Historical Stock Price Indices

Exhibit IV-2

Historical Stock Price Indices(1)

					SNL	SNL
				NASDAQ	Thrift	Bank
Year/Qtr. Ended		DJIA	S&P 500	Composite	Index	Index

2004:	Quarter 1	10357.7	1126.2	1994.2	1585.3	562.20
	Quarter 2	10435.5	1140.8	2047.8	1437.8	546.62
	Quarter 3	10080.3	1114.6	1896.8	1495.1	556.00
	Quarter 4	10783.0	1211.9	2175.4	1605.6	595.10

2005:	Quarter 1	10503.8	1180.6	1999.2	1516.6	551.00
	Quarter 2	10275.0	1191.3	2057.0	1577.1	563.27
	Quarter 3	10568.7	1228.8	2151.7	1527.2	546.30
	Quarter 4	10717.5	1248.3	2205.3	1616.4	582.80

2006:	Quarter 1	11109.3	1294.8	2339.8	1661.1	595.50
	Quarter 2	11150.2	1270.2	2172.1	1717.9	601.14
	Quarter 3	11679.1	1335.9	2258.4	1727.1	634.00
	Quarter 4	12463.2	1418.3	2415.3	1829.3	658.60

2007:	Quarter 1	12354.4	1420.9	2421.6	1703.6	634.40
	Quarter 2	13408.6	1503.4	2603.2	1645.9	622.63
	Quarter 3	13895.6	1526.8	2701.5	1523.3	595.80
	Quarter 4	13264.8	1468.4	2652.3	1058.0	492.85

2008:	Quarter 1	12262.9	1322.7	2279.1	1001.5	442.5
	Quarter 2	11350.0	1280.0	2293.0	822.6	332.2
	Quarter 3	10850.7	1166.4	2082.3	760.1	414.8
	Quarter 4	8776.4	903.3	1577.0	653.9	268.3

2009:	Quarter 1	7608.9	797.9	1528.6	542.8	170.1
	Quarter 2	8447.0	919.3	1835.0	538.8	227.6
	Quarter 3	9712.3	1057.1	2122.4	561.4	282.9
	Quarter 4	10428.1	1115.1	2269.2	587.0	260.8

2010:	Quarter 1	10856.6	1169.4	2398.0	626.3	301.1
	Quarter 2	9744.0	1030.7	2109.2	564.5	257.2
	Quarter 3	9744.0	1030.7	2109.2	564.5	257.2
	Quarter 4	11577.5	1257.6	2652.9	592.2	290.1

2011:	Quarter 1	12319.7	1325.8	2781.1	578.1	293.1
	Quarter 2	12414.3	1320.6	2773.5	540.8	266.8
	Quarter 3	10913.4	1131.4	2415.4	443.2	198.9
	Quarter 4	12217.6	1257.6	2605.2	481.4	221.3

2012:	Quarter 1	13212.0	1408.5	3091.6	529.3	284.9
	Quarter 2	12880.1	1362.2	2935.1	511.6	257.3
	Quarter 3	13437.1	1440.7	3116.2	557.6	276.8
	Quarter 4	13104.1	1426.2	3019.5	565.8	292.7

2013:	Quarter 1	14578.5	1569.2	3267.5	602.3	318.9
	Quarter 2	14909.6	1606.3	3404.3	625.3	346.7
	Quarter 3	15129.7	1681.6	3771.5	650.8	354.4
	Quarter 4	16576.7	1848.4	4176.6	706.5	394.4

2014:	Quarter 1	16457.7	1872.3	4199.0	718.9	410.8
	Quarter 2	16826.6	1960.2	4408.2	723.9	405.2
	Quarter 3	17042.9	1972.3	4493.4	697.7	411.0
	Quarter 4	17823.1	2058.9	4736.1	738.7	432.8

2015:	Quarter 1	17776.1	2067.9	4900.9	749.3	418.8
	Quarter 2	17619.5	2063.1	4986.9	795.7	448.4
	Quarter 3	16284.7	1920.0	4620.2	811.7	409.4
	Quarter 4	17425.0	2043.9	5007.4	809.1	431.5

2016:	Quarter 1	17685.1	2059.7	4869.9	788.1	381.4
	Quarter 2	17930.0	2098.9	4842.7	780.9	385.6
	Quarter 3	18308.2	2168.3	5312.0	827.2	413.7
	Quarter 4	19762.6	2238.8	5383.1	966.7	532.7

2017:	Quarter 1	20663.2	2362.7	5911.7	918.9	535.8
	Quarter 2	21349.6	2423.4	6140.4	897.1	552.4
	Quarter 3	22405.1	2519.4	6496.0	939.3	573.2
	Quarter 4	24719.2	2673..6	6903.4	937.6	617.7

2018:	Quarter 1	24103.1	2640.9	7063.5	941.5	606.8
	Quarter 2	24271.4	2718.4	7510.3	961.2	597.8
	Quarter 3	26458.3	2914.0	8046.4	905.6	597.8
	Quarter 4	23327.5	2506.9	6635.3	772.0	502.9
	As of Feb. 8, 2019	25106.3	2707.9	7298.2	864.5	554.9

(1)	End of period data.

Sources: S&P Global Market Intelligence and The Wall Street Journal.

EXHIBIT IV-3

Stock Indices as of February 8, 2018

Bank & Thrift Daily	Monday, February 11, 2019

Daily Index Values

		Percentage Change
	Value	1 Day	1 Week	YTD	52 Week
Bank	554.9	-0.76	-0.80	10.35	-10.24
SNL TARP Participants	135.8	-0.54	0.73	16.19	57.79
NE Bank	544.2	-0.92	-0.19	12.53	-20.27
Mid-Atlc Bank	532.6	-0.98	-1.85	8.57	-10.42
SE Bank	366.4	-0.19	0.51	14.62	-8.23
MW Bank	624.6	-0.88	0.02	10.81	-8.23
SW Bank	1,157.1	-1.16	1.46	14.79	-7.48
W Bank	1,288.1	-0.91	-1.63	6.44	-12.91
Bank < $500M	842.7	0.16	0.60	4.61	-8.67
Bank $500M-$1B	1,117.2	0.30	1.32	6.15	-0.13
Bank $1B-$5B	1,132.0	-0.15	0.90	7.34	-6.17
Bank $5B-$10B	1,342.4	-0.75	0.87	10.26	-1.62
Bank > $10B	481.1	-0.78	-0.91	10.47	-10.76

		Percentage Change
	Value	1 Day	1 Week	YTD	52 Week
Thrift	864.5	-0.34	0.94	11.99	-7.14
Bank/Thrift	529.8	-0.75	-0.76	10.39	-10.47
Thrift MHCs	5,727.1	0.03	2.06	3.48	5.44
NE Thrift	2,904.4	-0.31	0.45	4.62	-4.57
Mid-Atlc Thrift	3,361.8	-0.39	0.58	14.13	-1.01
SE Thrift	451.4	-2.01	-5.25	-5.49	4.09
MW Thrift	3,018.9	-0.14	1.51	9.44	-3.57
SW Thrift	843.7	0.44	-0.94	0.75	-16.99
W Thrift	160.0	-0.91	3.55	23.29	-6.56
Thrift < $250M	1,373.0	0.16	2.13	5.39	-1.80
Thrift $250M-$500M	6,174.2	-0.63	-1.67	1.25	-5.08
Thrift $500M-$1B	3,529.4	0.38	0.17	4.43	3.35
Thrift $1B-$5B	2,694.7	0.24	1.43	8.55	-24.73
Thrift > $5B	368.7	-0.54	0.90	13.71	-0.69
NASDAQ	7,298.9	0.14	0.48	10.00	6.17

Note: All SNL indexes are market-value weighted; i.e., an institution’s effect on an index is proportional to that institution’s market capitalization. All SNL bank indexes began at 100 on June 30, 1987. On that date, the S&P stood at 304.0. All SNL thrift indexes, except for the SNL MHC Index, began at 100 on March 30, 1984. The SNL MHC Index began at 201.082 on Dec. 31, 1992, the level of the SNL Thrift Index on that date. The SNL Bank and Thrift Index began at 100.00 on June 29, 1987. On March 30, 1984, the S&P 500 stood at 159.2. The SNL TARP Index began at 100.00 on September 29, 2003. On that date, the S&P 500 stood at 1006.6.

NEWSLETTER RESEND: If you do not receive your newsletter, call our Subscriptions Department at +1.434.977.5877.

©2019 by S&P Global Market Intelligence, a subsidiary of S&P Global Inc. All rights reserved. No content (including ratings, credit-related analyses and data, valuations, model, software or other application or output therefrom) or any part thereof (Content) may be modified, reverse engineered, reproduced or distributed in any form by any means, or stored in a database or retrieval system, without the prior written permission of S&P Global Market Intelligence or its affiliates (collectively, S&P). The Content shall not be used for any unlawful or unauthorized purposes. S&P and any third-party providers, as well as their directors, officers, shareholders, employees or agents (collectively S&P Parties) do not guarantee the accuracy, completeness, timeliness or availability of the Content. S&P Parties are not responsible for any errors or omissions (negligent or otherwise), regardless of the cause, for the results obtained from the use of the Content, or for the security or maintenance of any data input by the user. The Content is provided on an “as is” basis. S&P PARTIES DISCLAIM ANY AND ALL EXPRESS OR IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE, FREEDOM FROM BUGS, SOFTWARE ERRORS OR DEFECTS, THAT THE CONTENT’S FUNCTIONING WILL BE UNINTERRUPTED OR THAT THE CONTENT WILL OPERATE WITH ANY SOFTWARE OR HARDWARE CONFIGURATION. In no event shall S&P Parties be liable to any party for any direct, indirect, incidental, exemplary, compensatory. punitive, special or consequential damages, costs, expenses, legal fees, or losses (including, without limitation, lost income or lost profits and opportunity costs or losses caused by negligence) in connection with any use of the Content even if advised of the possibility of such damages.

Credit-related and other analyses, including ratings, and statements in the Content are statements of opinion as of the date they are expressed and not statements of fact. S&P Global Market Intelligence’s opinions, analyses and rating acknowledgment decisions (described below) are not recommendations to purchase, hold, or sell any securities or to make any investment decisions, and do not address the suitability of any security. S&P Global Market Intelligence assumes no obligation to update the Content following publication in any form or format. The Content should not be relied on and is not a substitute for the skill, judgment and experience of the user, its management, employees, advisors and/or clients when making investment and other business decisions. S&P Global Market Intelligence does not act as a fiduciary or an investment advisor except where registered as such. White S&P Global Market Intelligence has obtained information from sources it believes to be reliable, S&P Global Market Intelligence does not perform an audit and undertakes no duty of due diligence or independent verification of any information it receives.

S&P keeps certain activities of its business units separate from each other in order to preserve the independence and objectivity of their respective activities. As a result, certain business units of S&P may have information that is not available to other S&P business units. S&P has established policies and procedures to maintain the confidentiality of certain non-public information received in connection with each analytical process.

S&P may receive compensation for its ratings and certain analyses, normally from issuers or underwriters of securities or from obligors. S&P reserves the right to disseminate its opinions and analyses. S&P’s public ratings and analyses are made available on its Web sites, www.standardandpoors.com (free of charge), and www.ratingsdirect.com and www.global-creditportal.com (subscription), and may be distributed through other means, including via S&P publications and third-party redistributors. Additional information about our ratings fees is available at www.standardandpoors.com/usratingsfees

Copyright © 2019 by S&P Global Market Intelligence, a division of S&P Global Inc. All rights reserved.

spglobal.com/marketintelligence

EXHIBIT IV-4

New York Acquisitions 2014 - Present

Exhibit IV-4

New York Thrift Acquisitions 2014-Present

						Target Financials at Announcement							Deal Terms and Pricing at Announcement
						Total					NPAs/	Rsrvs/	Deal	Value/					Prem/
Announce	Complete					Assets	E/A	TE/A	ROAA	ROAE	Assets	NPLs	Value	Share	P/B	P/TB	P/E	P/A	Cdeps
Date	Date	Buyer Name		Target Name		($000)	(%)	(%)	(%)	(%)	(%)	(%)	($M)	($)	(%)	(%)	(x)	(%)	(%)

9/20/2018	Pending	Hanover Bancorp Inc.	NY	Chinatown Federal Savings Bank	NY	131,610	19.39	19.39	0.01	0.03	2.15	27.17	13.6	NA	131.74	131.74	NM	11.68	3.65
3/5/2018	9/29/2018	Seneca-Cayuga Bncp Inc. (MHC)	NY	Medina Savings and Loan Association	NY	53,925	6.90	6.90	0.06	0.95	0.31	284.85	NA	NA	NA	NA	NA	NA	NA
3/15/2017	11/10/2017	Kinderhook Bank Corp.	NY	Patriot Federal Bank	NY	141,246	8.73	8.61	0.37	4.09	0.55	231.02	14.6	9.945	118.10	119.86	28.65	10.30	2.61
3/7/2017	10/2/2017	Sterling Bancorp	NY	Astoria Financial Corporation	NY	14,558,652	11.77	10.64	0.48	4.23	1.70	37.04	2229.7	21.919	140.03	158.56	35.35	15.32	9.86
12/16/2016	8/11/2017	Wallkill Valley FS&LA	NY	Hometown Bancorp, Inc. (MHC)	NY	122,950	6.73	6.44	-0.03	-0.38	NA	NA	3.1	3.010	84.60	88.68	NM	2.49	-5.42
2/24/2015	12/4/2015	Community Bank System Inc.	NY	Oneida Financial Corp.	NY	798,169	12.01	9.01	0.66	5.44	0.17	326.98	142.2	19.986	146.60	202.07	27.38	17.82	11.61
9/25/2014	4/28/2015	Putnam County SB	NY	CMS Bancorp, Inc.	NY	273,045	8.72	8.72	0.25	2.91	NA	NA	25.4	13.250	110.58	110.58	40.15	9.29	1.72
1/30/2014	6/30/2014	Kearny Financial Corp. (MHC)	NJ	Atlas Bank	NY	110,480	13.68	13.68	-0.93	-6.18	0.60	109.79	NA	NA	NA	NA	NA	NA	NA

				Average:		2,023,760	10.99	10.42	0.11	1.39	0.91	169.48			121.94	135.25	32.88	11.15	4.01
				Median:		136,428	10.25	8.87	0.16	1.93	0.58	170.40			124.92	125.80	32.00	10.99	3.13

Source: S&P Global Market Intelligence.

EXHIBIT IV-5

Pioneer Bank

Director and Senior Management Summary Resumes

Exhibit IV-5
Pioneer Bank
Director and Senior Management Summary Resumes

The business experience for the past five years of each or our directors is set forth below. Each individual’s biography also contains information regarding his experience, qualifications, attributes or skills that caused the board of directors to determine that he should serve as a director. Unless otherwise indicated, each individual has held his position for the past five years.

Thomas L. Amell has served as President and Chief Executive Officer of Pioneer Bank since June 2012. Mr. Amell’s banking career spans 30 years working in different areas of banking, including retail and commercial sales management and executive leadership. Before joining Pioneer Bank, Mr. Amell served as President – Commercial Services of State Employees Federal Credit Union. Mr. Amell is actively involved in various organizations, currently serving as Chairman of the Independent Bankers Association of New York State, a member of the board of the New York Bankers Association, a member of the 50 Group, the Chairman of the CEG and a member of the Siena College Board of Trustees. He has also received many awards during his career, including Albany Business Review’s “40 Under 40,” the AMA of New York Capital Region Chapter’s “Marketer of Excellence,” Hudson Valley Community College’s “Otto V. Guenther Career Achievement Award,” the Big Brothers’/Big Sisters’ “Spirits of September Honoree” and 2015 Champion for Children Award from Northern Rivers. Mr. Amell’s extensive knowledge of the banking industry and strong leadership skills provides the board with invaluable insight and guidance into the business and regulatory requirements of today’s banking environment.

Eileen C. Bagnoli has served in various capacities with Pioneer Bank since 1972 until her retirement with Pioneer Bank in June 2013 after a 41-year career. During her tenure, Ms. Bagnoli held positions at Pioneer Bank in retail branch management, marketing, human resources and operations, and served as Chief Executive Officer from June 2010 until June 2013 and as Executive Vice President and Chief Operating Officer from 2003 until June 2010. Ms. Bagnoli was actively involved in the New York Bankers Association as well as the Independent Bankers Association of New York State. She served as a director and past board chair of the Commission on Economic Opportunity and the New York State Higher Education Services Corporation Board and additionally served for over 22 years on the board of the Helping Hands School. In 2008, she was honored for her distinguished career with the "Women of Excellence" award by the Albany-Colonie Regional Chamber of Commerce and in 2010 was the recipient of the Capital District Business Review's Women in Business Outstanding Executive award. Ms. Bagnoli currently serves on the board of WMHT Educational Telecommunications. Ms. Bagnoli’s extensive experience in the local banking industry and involvement in business and civic organizations in the communities in which we serve affords the board valuable insight regarding our business and operations.

Donald E. Fane is the President of Callanan Industries, Inc., a leading supplier of asphaltic concrete, aggregates, ready mix concrete and construction services in New York State. Prior to being named President in 2014, Mr. Fane held the position of Executive Vice President at Callanan. He also serves as President of Clemente Latham Concrete. Mr. Fane is involved in and serves on various local boards including Hudson Valley Community College and the Lansingburgh Boys & Girls Club. He formerly served on the board of Seton Health Foundation, the Historic Troy 20/20 Group and the Troy Savings Bank Music Hall. He is the former Commissioner of the Spiegleltown Fire Company. In 1999, Mr. Fane was bestowed with the "Uncle Sam Citizen of the Year" Award, in 2003 the Troy Police Benevolent Association's "Gold Shield Award" and in 2006 the Rensselaer County Boy Scout's "Good Scout Award." Mr. Fane’s career as a business executive provides the board with knowledge of the challenges facing business in our market area. Further, Mr. Fane, both through his business and as an active member of the community, is knowledgeable of our local customer environment.

Dr. James K. Reed is President and Chief Executive Officer of St. Peter’s Health Partners. Dr. Reed became President and Chief Executive Officer upon the merger of Northeast Health, Seton Health and St. Peter’s Health Care Services. As President and Chief Executive Officer, Dr. Reed oversees the management and growth of the region’s largest and most comprehensive not-for-profit network of high-quality, advanced medical care, primary care, rehabilitation and senior services. Dr. Reed has also held a number of high level finance positions, including Director of Corporate Finance at International Paper Company, and Director of Acquisitions and Divestitures at Union Pacific Corporation. He then went on to become the Chief Medical Officer of Northeast Health, before becoming President and Chief Executive Officer of St. Peter’s Health Partners. Dr. Reed is also a board officer of the Medical Liability Mutual Insurance Company (MLMIC), board and Executive Committee member of the CEG, and board member of HealthNow New York Inc., and Capital Region Chamber of Commerce. Dr. Reed has a proven record of success in managing large and complex organizations and has a special understanding of the health care and technology sectors.

Exhibit IV-5 (continued)
Pioneer Bank
Director and Senior Management Summary Resumes

Edward Reinfurt was the Director of the Empire State Development Division of Science, Technology and Innovation (NYSTAR), retiring from this position in February 2014. Prior to his appointment at NYSTAR, Mr. Reinfurt was Vice President of The Business Council of New York State for 27 years. He also served in the capacity of Director of Government Affairs for both the Carrier Corporation and Associated Industries of New York State. During his career, Mr. Reinfurt has spent considerable time on a wide variety of public policy issues. He was a member of the New York State Department of Health's Committee on Public Health Priorities, the Governor's Task Force to Restructure Employment, Health and Social Services, and the Accountability Team of the Labor and Education Department's joint committee reviewing the New York State's Workforce Development System. Mr. Reinfurt also served as past chair and board member of Northeast Health, Inc. and currently serves as Vice Chairman of "Kids Count" in Watervliet. Mr. Reinfurt’s strong government affairs experience and leadership skills are an invaluable asset to the board of directors.

Madeline Taylor is a consultant to the Association Management Division of Capital Hill Management Services where she is involved in Business Development and Client Relations. Prior to this, Ms. Taylor spent 17 years with the Albany-Colonie Regional Chamber of Commerce where she served in various executive level positions, the last seven years of which were as President and Chief Executive Officer of the Chamber. It is during her tenure as Chamber President Ms. Taylor was credited with spearheading the "Tech Valley" initiative of the Capital Region and became a founding member of the Tech Valley Chamber Coalition. Ms. Taylor has served on the boards of the New York State Economic Development Council, the Empire State Certified Development Corporation, the Albany Academy for Girls, Albany Memorial and Samaritan Hospitals and as a member of the President's Council of Russell Sage College. Ms. Taylor was also appointed by former New York Governor George Pataki to serve on the Board of the Harriman Campus Development Corp. Ms. Taylor has been the recipient of several awards, including being named one of the "100 Women of Excellence" by the Women's Business Council of the Albany-Colonie Chamber, the Marketer of the Year by the American Marketing Association, Distinguished Leadership Award by the National Association for Community Leadership and was featured as a "Woman in the News" by the Women's Press Club of New York State. Ms. Taylor’s business and public policy experience, community service and strong knowledge of the business climate of the New York Capital Region brings extensive insight into the customers who live in our market area and economic developments affecting our market area.

Executive Officers Who Are Not Directors

The following sets forth information regarding our executive officers who are not directors. Age information is as of December 31, 2018. The executive officers of Pioneer Bancorp, Inc. and Pioneer Bank are elected annually.

Joseph A. Fleming, age 55, has served as our Executive Vice President and Chief Lending Officer since December 2004. Prior to the appointment, Mr. Fleming served in various banking positions at Pioneer Bank since 2002.

Susan M. Hollister, age 53, has served as our Executive Vice President and Chief Human Resources Officer since August 5, 2016. Prior to joining Pioneer Bank, Ms. Hollister served as Senior Human Resources Manager for First Niagara Bank in the Eastern New York region from 1993 until August 2016.

Patrick J. Hughes, age 46, has served as our Executive Vice President and Chief Financial Officer since November 2016. Prior to joining Pioneer Bank, Mr. Hughes spent 20 years with UHY Advisors/UHY LLP, a professional services firm and from 2006 until November 2016 he served at the firm as a Managing Director and Partner.

Laura A. Mazzara, age 56, has served as our Executive Vice President and Chief Risk Officer since December 2008 after having previously served in various positions at Pioneer Bank since 1987.

Jesse Tomczak, age 46, has served as our Executive Vice President and Chief Customer Experience Officer since October 2013. Mr. Tomczak previously served as Director of Business Development at State Employees Federal Credit Union.

Frank C. Sarratori, age 54, has served as our Executive Vice President and Chief Administrative Officer, General Counsel and Corporate Secretary since 2013. Prior to 2013, Mr. Sarratori served as Chief Compliance Officer, Corporate Secretary and General Counsel since his date of hire in 2004. Mr. Sarratori currently serves as a trustee of Pioneer Bank.

Source: Pioneer Bank’s prospectus.

EXHIBIT IV-6

Pioneer Bank

Pro Forma Regulatory Capital Ratios

Exhibit IV-6
Pioneer Bank
Pro Forma Regulatory Capital Ratios

	Pioneer Bank Historical at December 31, 2018		Pro Forma at December 31, 2018 Based Upon the Sale in the Offering of:
			7,179,465 Shares		8,446,429 Shares		9,713,393 Shares		11,170,402 Shares (1)
	Amount	Percent of Assets (2)	Amount	Percent of Assets (2)	Amount	Percent of Assets (2)	Amount	Percent of Assets (2)	Amount	Percent of Assets (2)
	(unaudited)		(Dollars in thousands)

Equity capital	$126,394	9.82%	$151,420	11.46%	$155,965	11.74%	$160,509	12.03%	$165,737	12.35%

Tier 1 leverage capital	$126,257	9.69%	$151,283	11.31%	$155,828	11.60%	$160,372	11.88%	$165,600	12.20%
Tier 1 leverage requirement	65,115	5.00%	66,857	5.00%	67,171	5.00%	67,484	5.00%	67,845	5.00%
Excess	$61,143	4.69%	$84,426	6.31%	$88,657	6.60%	$92,888	6.88%	$97,755	7.20%

Tier 1 risk-based capital (3)	$126,257	12.04%	$151,283	14.33%	$155,828	14.74%	$160,372	15.15%	$165,600	15.63%
Tier 1 risk-based requirement	83,908	8.00%	84,466	8.00%	84,566	8.00%	84,667	8.00%	84,782	8.00%
Excess	$42,349	4.04%	$66,817	6.33%	$71,262	6.74%	$75,705	7.15%	$80,818	7.63%

Total risk-based capital (3)	$139,353	13.29%	$164,379	15.57%	$168,924	15.98%	$173,468	16.39%	$178,696	16.86%
Total risk-based requirement	104,885	10.00%	105,582	10.00%	105,708	10.00%	105,833	10.00%	105,978	10.00%
Excess	$34,468	3.29%	$58,797	5.57%	$63,216	5.98%	$67,635	6.39%	$72,718	6.86%

Common equity tier 1 capital	$126,257	12.04%	$151,283	14.33%	$155,828	14.74%	$160,372	15.15%	$165,600	15.63%
Common equity tier 1 requirement	68,176	6.50%	68,628	6.50%	68,710	6.50%	68,792	6.50%	68,886	6.50%
Excess	$58,081	5.54%	$82,655	7.83%	$87,118	8.24%	$91,580	8.65%	$96,714	9.13%

Reconciliation:
Net proceeds infused into Pioneer Bank			$34,844		$41,121		$47,398		$54,617
Less: Common stock acquired by employee stock ownership plan			(6,545)		(7,700)		(8,855)		(10,183)
Less: Common stock acquired by stock-based benefit plan			(3,273)		(3,850)		(4,428)		(5,092)
Pro forma increase in tier 1 and risk-based capital			$25,026		$29,571		$34,115		$39,342

(1)	As adjusted to give effect to an increase in the number of shares, which increase could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the offering.
(2)	Equity and Tier 1 leverage capital levels are shown as a percentage of total average assets. Risk-based capital levels are shown as a percentage of risk-weighted assets.
(3)	Pro forma amounts and percentages assume net proceeds are invested in assets that carry a 20% risk weighting.

Source: Pioneer Bank’s prospectus.

EXHIBIT IV-7

Pioneer Bank

Pro Forma Analysis Sheet – Fully Converted Basis

Exhibit IV-7

PRO FORMA ANALYSIS SHEET - FULLY CONVERTED BASIS

Pioneer Bank

Prices as of February 8, 2019

					Peer Group				New York Companies				All Publicly-Traded
Price Multiple		Symbol	Subject (1)		Average		Median		Average		Median		Average		Median
Price-earnings ratio (x)		P/E	11.53	x	24.33	x	24.95	x	19.04	x	13.72	x	25.85	x	19.67	x
Price-core earnings ratio (x)		P/Core	11.59	x	21.47	x	22.63	x	14.19	x	14.45	x	18.85	x	16.73	x
Price-book ratio (%)	=	P/B	67.07%		122.32%		133.04%		134.44%		125.57%		138.45%		126.33%
Price-tangible book ratio (%)	=	P/TB	69.44%		121.85%		131.36%		148.89%		136.66%		153.28%		135.95%
Price-assets ratio (%)	=	P/A	13.52%		15.06%		14.82%		12.74%		11.10%		16.80%		17.07%

Valuation Parameters

Pre-Conversion Earnings (Y)	$16,797,000	ESOP Stock Purchases (E)	8.00%	(5)
Pre-Conversion Earnings (CY)	$16,708,000	Cost of ESOP Borrowings (S)	0.00%	(4)
Pre-Conversion Book Value (B)	$126,394,000	ESOP Amortization (T)	20.00	years
Pre-Conv. Tang. Book Val. (TB)	$116,389,000	RRP Amount (M)	4.00%
Pre-Conversion Assets (A)	$1,286,967,000	RRP Vesting (N)	5.00	years (5)
Reinvestment Rate (2)(R)	2.51%	Foundation (F)	2.17%
Est. Conversion Expenses (3)(X)	1.75%	Tax Benefit (Z)	1,086,428
Tax Rate (TAX)	26.00%	Percentage Sold (PCT)	100.00%
Shares Tax	$0	Option (O1)	10.00%	(6)
		Estimated Option Value (O2)	29.50%	(6)
		Option vesting (O3)	5.00	(6)
		Option pct taxable (O4)	25.00%	(6)

Calculation of Pro Forma Value After Conversion

1.	V=	P/E * (Y)	V=	$196,428,570
		1 - P/E * PCT * ((1-X-E-M-F)*R*(1-TAX) - (1-TAX)*E/T - (1-TAX)*M/N) - (1-(TAX*O4))*(O1*O2)/O3)

2.	V=	P/Core * (Y)	V=	$196,428,570
		1 - P/core * PCT * ((1-X-E-M-F)*R*(1-TAX) - (1-TAX)*E/T - (1-TAX)*M/N) - (1-(TAX*O4))*(O1*O2)/O3)

3.	V=	P/B * (B+Z)	V=	$196,428,570
		1 - P/B * PCT * (1-X-E-M-F)

4.	V=	P/TB * (TB+Z)	V=	$196,428,570
		1 - P/TB * PCT * (1-X-E-M-F)

5.	V=	P/A * (A+Z)	V=	$196,428,570
		1 - P/A * PCT * (1-X-E-M-F)

				Shares		Aggregate
	Shares Issued	Price Per	Gross Offering	Issued To	Total Shares	Market Value
Conclusion	To the Public	Share	Proceeds	Foundation	Issued	of Shares Issued
Supermaximum	25,458,125	10.00	$254,581,250	519,554	25,977,679	$259,776,790
Maximum	22,137,500	10.00	221,375,000	451,786	22,589,286	225,892,860
Midpoint	19,250,000	10.00	192,500,000	392,857	19,642,857	196,428,570
Minimum	16,362,500	10.00	163,625,000	333,928	16,696,428	166,964,280

(1)	Pricing ratios shown reflect the midpoint value.
(2)	Net return reflects a reinvestment rate of 2.51 percent and a tax rate of 26.0 percent.
(3)	Offering expenses shown at estimated midpoint value.
(4)	No cost is applicable since holding company will fund the ESOP loan.
(5)	ESOP and MRP amortize over 20 years and 5 years, respectively; amortization expenses tax effected at 26.0 percent.
(6)	10 percent option plan with an estimated Black-Scholes valuation of 29.50 percent of the exercise price, including a 5 year vesting with 25 percent of the options (granted to directors) tax effected at 26.0 percent.

EXHIBIT IV-8

Pioneer Bank

Pro Forma Effect of Conversion Proceeds – Fully Converted Basis

Exhibit IV-8

PRO FORMA EFFECT OF CONVERSION PROCEEDS

Pioneer Bank

At the Minimum

1.	Pro Forma Market Capitalization	$166,964,280
	Less: Foundation Shares	3,339,280
2.	Offering Proceeds	$163,625,000
	Less: Estimated Offering Expenses	4,090,625
	Net Conversion Proceeds	$159,534,375

3.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds	$159,534,375
	Less: Cash Contribution to Foundation	250,000
	Less: Non-Cash Stock Purchases (1)	20,035,714
	Net Proceeds Reinvested	$139,248,661
	Estimated net incremental rate of return	1.86%
	Reinvestment Income	$2,586,405
	Less: Shares Tax	0
	Less: Estimated cost of ESOP borrowings (2)	0
	Less: Amortization of ESOP borrowings (3)	494,214
	Less: Amortization of Options (4)	921,058
	Less: Recognition Plan Vesting (5)	988,429
	Net Earnings Impact	$182,703

			Net
		Before	Earnings	After
4.	Pro Forma Earnings	Conversion	Increase	Conversion

	12 Months ended December 31, 2018 (reported)	$16,797,000	$182,703	$16,979,703
	12 Months ended December 31, 2018 (core)	$16,708,000	$182,703	$16,890,703

		Before	Net Cash	Tax Benefit	After
5.	Pro Forma Net Worth	Conversion	Proceeds	Of Contribution	Conversion

	December 31, 2018	$126,394,000	$139,248,661	$933,213	$266,575,874
	December 31, 2018 (Tangible)	$116,389,000	$139,248,661	$933,213	$256,570,874

		Before	Net Cash	Tax Benefit	After
6.	Pro Forma Assets	Conversion	Proceeds	Of Contribution	Conversion

	December 31, 2018	$1,286,967,000	$139,248,661	$933,213	$1,427,148,874

(1)	Includes ESOP and RRP stock purchases equal to 8.0 and 4.0 percent of total shares issued, respectively.
(2)	ESOP stock purchases are internally financed by a loan from the holding company.

(3)	ESOP borrowings are amortized over 20 years, amortization expense is tax-effected at a 26.0 percent rate.
(4)	Option valuation based on Black-Scholes model, 5 year vesting, and assumes 25 percent is taxable.
(5)	RRP is amortized over 5 years, and amortization expense is tax effected at 26.0 percent.

Exhibit IV-8

PRO FORMA EFFECT OF CONVERSION PROCEEDS

Pioneer Bank

At the Midpoint

1.	Pro Forma Market Capitalization	$196,428,570
	Less: Foundation Shares	3,928,570
2.	Offering Proceeds	$192,500,000
	Less: Estimated Offering Expenses	3,368,750
	Net Conversion Proceeds	$189,131,250

3.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds	$189,131,250
	Less: Cash Contribution to Foundation	250,000
	Less: Non-Cash Stock Purchases (1)	23,571,428
	Net Proceeds Reinvested	$165,309,822
	Estimated net incremental rate of return	1.86%
	Reinvestment Income	$3,070,465
	Less: Shares Tax	0
	Less: Estimated cost of ESOP borrowings (2)	0
	Less: Amortization of ESOP borrowings (3)	581,429
	Less: Amortization of Options (4)	1,083,598
	Less: Recognition Plan Vesting (5)	1,162,857
	Net Earnings Impact	$242,581

			Net
		Before	Earnings	After
4.	Pro Forma Earnings	Conversion	Increase	Conversion

	12 Months ended December 31, 2018 (reported)	$16,797,000	$242,581	$17,039,581
	12 Months ended December 31, 2018 (core)	$16,708,000	$242,581	$16,950,581

		Before	Net Cash	Tax Benefit	After
5.	Pro Forma Net Worth	Conversion	Proceeds	Of Contribution	Conversion

	December 31, 2018	$126,394,000	$165,309,822	$1,086,428	$292,790,250
	December 31, 2018 (Tangible)	$116,389,000	$165,309,822	$1,086,428	$282,785,250

		Before	Net Cash	Tax Benefit	After
6.	Pro Forma Assets	Conversion	Proceeds	Of Contribution	Conversion

	December 31, 2018	$1,286,967,000	$165,309,822	$1,086,428	$1,453,363,250

(1)	Includes ESOP and RRP stock purchases equal to 8.0 and 4.0 percent of total shares issued, respectively.
(2)	ESOP stock purchases are internally financed by a loan from the holding company.
(3)	ESOP borrowings are amortized over 20 years, amortization expense is tax-effected at a 26.0 percent rate.
(4)	Option valuation based on Black-Scholes model, 5 year vesting, and assumes 25 percent is taxable.
(5)	RRP is amortized over 5 years, and amortization expense is tax effected at 26.0 percent.

Exhibit IV-8

PRO FORMA EFFECT OF CONVERSION PROCEEDS

Pioneer Bank

At the Maximum Value

1.	Pro Forma Market Capitalization	$225,892,860
	Less: Foundation Shares	4,517,860
2.	Offering Proceeds	$221,375,000
	Less: Estimated Offering Expenses	3,874,063
	Net Conversion Proceeds	$217,500,938

3.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds	$217,500,938
	Less: Cash Contribution to Foundation	250,000
	Less: Non-Cash Stock Purchases (1)	27,107,143
	Net Proceeds Reinvested	$190,143,794
	Estimated net incremental rate of return	1.86%
	Reinvestment Income	$3,531,731
	Less: Shares Tax	0
	Less: Estimated cost of ESOP borrowings (2)	0
	Less: Amortization of ESOP borrowings (3)	668,643
	Less: Amortization of Options (4)	1,246,138
	Less: Recognition Plan Vesting (5)	1,337,286
	Net Earnings Impact	$279,664

			Net
		Before	Earnings	After
4.	Pro Forma Earnings	Conversion	Increase	Conversion

	12 Months ended December 31, 2018 (reported)	$16,797,000	$279,664	$17,076,664
	12 Months ended December 31, 2018 (core)	$16,708,000	$279,664	$16,987,664

		Before	Net Cash	Tax Benefit	After
5.	Pro Forma Net Worth	Conversion	Proceeds	Of Contribution	Conversion

	December 31, 2018	$126,394,000	$190,143,794	$1,239,644	$317,777,438
	December 31, 2018 (Tangible)	$116,389,000	$190,143,794	$1,239,644	$307,772,438

		Before	Net Cash	Tax Benefit	After
6.	Pro Forma Assets	Conversion	Proceeds	Of Contribution	Conversion

	December 31, 2018	$1,286,967,000	$190,143,794	$1,239,644	$1,478,350,438

(1)	Includes ESOP and RRP stock purchases equal to 8.0 and 4.0 percent of total shares issued, respectively.
(2)	ESOP stock purchases are internally financed by a loan from the holding company.
(3)	ESOP borrowings are amortized over 20 years, amortization expense is tax-effected at a 26.0 percent rate.
(4)	Option valuation based on Black-Scholes model, 5 year vesting, and assumes 25 percent is taxable.
(5)	RRP is amortized over 5 years, and amortization expense is tax effected at 26.0 percent.

Exhibit IV-8

PRO FORMA EFFECT OF CONVERSION PROCEEDS

Pioneer Bank

At the Super Maximum Value

1.	Pro Forma Market Capitalization	$259,776,790
	Less: Foundation Shares	5,195,540
2.	Offering Proceeds	$254,581,250
	Less: Estimated Offering Expenses	6,364,531
	Net Conversion Proceeds	$248,216,719

3.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds	$248,216,719
	Less: Cash Contribution to Foundation	250,000
	Less: Non-Cash Stock Purchases (1)	31,173,215
	Net Proceeds Reinvested	$216,793,504
	Estimated net incremental rate of return	1.86%
	Reinvestment Income	$4,026,723
	Less: Shares Tax	0
	Less: Estimated cost of ESOP borrowings (2)	0
	Less: Amortization of ESOP borrowings (3)	768,939
	Less: Amortization of Options (4)	1,433,059
	Less: Recognition Plan Vesting (5)	1,537,879
	Net Earnings Impact	$286,846

			Net
		Before	Earnings	After
4.	Pro Forma Earnings	Conversion	Increase	Conversion

	12 Months ended December 31, 2018 (reported)	$16,797,000	$286,846	$17,083,846
	12 Months ended December 31, 2018 (core)	$16,708,000	$286,846	$16,994,846

		Before	Net Cash	Tax Benefit	After
5.	Pro Forma Net Worth	Conversion	Proceeds	Of Contribution	Conversion

	December 31, 2018	$126,394,000	$216,793,504	$1,415,840	$344,603,344
	December 31, 2018 (Tangible)	$116,389,000	$216,793,504	$1,415,840	$334,598,344

		Before	Net Cash	Tax Benefit	After
6.	Pro Forma Assets	Conversion	Proceeds	Of Contribution	Conversion

	December 31, 2018	$1,286,967,000	$216,793,504	$1,415,840	$1,505,176,344

(1)	Includes ESOP and RRP stock purchases equal to 8.0 and 4.0 percent of total shares issued, respectively.
(2)	ESOP stock purchases are internally financed by a loan from the holding company.

(3)	ESOP borrowings are amortized over 20 years, amortization expense is tax-effected at a 26.0 percent rate.
(4)	Option valuation based on Black-Scholes model, 5 year vesting, and assumes 25 percent is taxable.
(5)	RRP is amortized over 5 years, and amortization expense is tax effected at 26.0 percent.

EXHIBIT IV-9

Pioneer Bank

Pro Forma Analysis Sheet – Minority Stock Offering

EXHIBIT IV-9

PRO FORMA ANALYSIS SHEET - MINORITY STOCK OFFERING

Pioneer Bank

February 8, 2019

					Peer Group				New York Companies				All Publicly-Traded
Price Multiple		Symbol	Subject (1)		Average		Median		Average		Median		Average		Median
Price-earnings ratio (x)		P/E	11.74	x	24.33	x	24.95	x	19.04	x	13.72	x	25.85	x	19.67	x
Price-core earnings ratio (x)		P/Core	11.81	x	21.47	x	22.63	x	14.19	x	14.45	x	18.85	x	16.73	x
Price-book ratio (%)	=	P/B	99.30%		122.32%		133.04%		134.44%		125.57%		138.45%		126.33%
Price-tangible book ratio (%)	=	P/TB	104.60%		121.85%		131.36%		148.89%		136.66%		153.28%		135.95%
Price-assets ratio (%)	=	P/A	14.46%		15.06%		14.82%		12.74%		11.10%		16.80%		17.07%

Valuation Parameters

Pre-Conversion Earnings (Y)(2)	$16,795,000	ESOP Stock Purchases (E)	8.71%	(6)
Pre-Conversion Earnings (CY)(2)	$16,706,000	Cost of ESOP Borrowings (S)	0.00%	(5)
Pre-Conversion Book Value (B)(2)	$126,294,000	ESOP Amortization (T)	20.00	years
Pre-Conv. Tang. Book Value (TB)(2)	$116,289,000	MRP Amount (M)	4.36%
Pre-Conversion Assets (A)(2)	$1,286,867,000	MRP Vesting (N)	5.00	years (6)
Reinvestment Rate (3)(R)	2.51%	Foundation (F)	4.65%
Est. Conversion Expenses (4)(X)	2.63%	Tax Benefit (Z)	1,086,428
Tax Rate (TAX)	26.00%	Percentage Sold (PCT)	45.00%
		Option (O1)	10.89%	(7)
		Estimated Option Value (O2)	29.20%	(7)
		Option vesting (O3)	5.00	(7)
		Option pct taxable (O4)	25.00%	(7)

Calculation of Pro Forma Value After Conversion

1.	V=	P/E * (Y)	V=	$196,428,570
		1 - P/E * PCT * ((1-X-E-M-F)*R*(1-TAX) - (1-TAX)*E/T - (1-TAX)*M/N) - (1-(TAX*O4))*(O1*O2)/O3)

2.	V=	P/Core * (Y)	V=	$196,428,570
		1 - P/core * PCT * ((1-X-E-M-F)*R*(1-TAX) - (1-TAX)*E/T - (1-TAX)*M/N) - (1-(TAX*O4))*(O1*O2)/O3)

3.	V=	P/B * (B+Z)	V=	$196,428,570
		1 - P/B * PCT * (1-X-E-M-F)

4.	V=	P/TB * (TB+Z)	V=	$196,428,570
		1 - P/TB * PCT * (1-X-E-M-F)

5.	V=	P/A * (A+Z)	V=	$196,428,570
		1 - P/A * PCT * (1-X-E-M-F)

							Aggregate
					Shares		Market Value
	Shares Owned by	Shares Issued	Price Per	Gross Offering	Issued to	Total Shares	of Shares Issued	Full Value
Conclusion	The MHC	To the Public	Share	Proceeds	Foundation	Issued Publicly	Publicly	Total Shares
Super Maximum	14,287,723	11,170,402	10.00	$111,704,020	519,554	11,689,956	$116,899,560	25,977,679
Maximum	12,424,107	9,713,393	10.00	$97,133,930	451,786	10,165,179	101,651,790	22,589,286
Midpoint	10,803,571	8,446,429	10.00	$84,464,290	392,857	8,839,286	88,392,860	19,642,857
Minimum	9,183,035	7,179,465	10.00	$71,794,650	333,928	7,513,393	75,133,930	16,696,428

(1)	Pricing ratios shown reflect the midpoint value.
(2)	Adjusted for capitalizing MHC with $100,000.
(3)	Net return reflects a reinvestment rate of 2.51 percent, and a tax rate of 26.0 percent.
(4)	Offering expenses shown at estimated midpoint value.
(5)	No cost is applicable since holding company will fund the ESOP loan.
(6)	ESOP and MRP amortize over 20 years and 5 years, respectively; amortization expenses tax effected at 26.0 percent.
(7)	10 percent option plan with an estimated Black-Scholes valuation of 29.20 percent of the exercise price, including a 5 year vesting with 25 percent of the options (granted to directors) tax effected at 26.0 percent.

EXHIBIT IV-10

Pioneer Bank

Pro Forma Effect of Conversion Proceeds – Minority Stock Offering

Exhibit IV-10

PRO FORMA EFFECT OF CONVERSION PROCEEDS

Pioneer Bank

At the Minimum

1.	Pro Forma Market Capitalization	$75,133,930
	Less: Foundation Shares	3,339,280
2.	Offering Proceeds	$71,794,650
	Less: Estimated Offering Expenses	2,107,997
	Net Conversion Proceeds	$69,686,653

3.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds	$69,686,653
	Less: Cash Contribution to Foundation	250,000
	Less: Non-Cash Stock Purchases (1)	9,817,500
	Net Proceeds Reinvested	$59,619,153
	Estimated net incremental rate of return	1.86%
	Reinvestment Income	$1,107,366
	Less: Estimated cost of ESOP borrowings (2)	0
	Less: Amortization of ESOP borrowings (3)	242,165
	Less: Amortization of Options (4)	446,729
	Less: Recognition Plan Vesting (5)	484,330
	Net Earnings Impact	$(65,858)

			Net
		Before	Earnings	After
4.	Pro Forma Earnings	Conversion	Increase	Conversion

	12 Months ended December 31, 2018 (reported)	$16,795,000	$(65,858)	$16,729,142
	12 Months ended December 31, 2018 (core)	$16,706,000	$(65,858)	$16,640,142

		Before	Net Cash	Tax Benefit	After
5.	Pro Forma Net Worth	Conversion	Proceeds	Of Contribution	Conversion

	December 31, 2018	$126,294,000	$59,619,153	$933,213	$186,846,366
	December 31, 2018 (Tangible)	$116,289,000	$59,619,153	$933,213	$176,841,366

		Before	Net Cash	Tax Benefit	After
6.	Pro Forma Assets	Conversion	Proceeds	Of Contribution	Conversion

	December 31, 2018	$1,286,867,000	$59,619,153	$933,213	$1,347,419,366

(1)	Includes ESOP and MRP stock purchases equal to 8.71 percent and 4.36 percent of the public shares, respectively.
(2)	ESOP stock purchases are internally financed by a loan from the holding company.
(3)	ESOP borrowings are amortized over 20 years, amortization expense is tax-effected at a 26.0 percent rate.
(4)	Option valuation based on Black-Scholes model, 5 year vesting, and assuming 25 percent taxable.
(5)	MRP is amortized over 5 years, and amortization expense is tax effected at 26.0 percent.

Exhibit IV-10

PRO FORMA EFFECT OF CONVERSION PROCEEDS

Pioneer Bank

At the Midpoint

1.	Pro Forma Market Capitalization	$88,392,860
	Less: Foundation Shares	3,928,570
2.	Offering Proceeds	$84,464,290
	Less: Estimated Offering Expenses	2,223,143
	Net Conversion Proceeds	$82,241,147

3.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds	$82,241,147
	Less: Cash Contribution to Foundation	250,000
	Less: Non-Cash Stock Purchases (1)	11,550,000
	Net Proceeds Reinvested	$70,441,147
	Estimated net incremental rate of return	1.86%
	Reinvestment Income	$1,308,374
	Less: Estimated cost of ESOP borrowings (2)	0
	Less: Amortization of ESOP borrowings (3)	284,900
	Less: Amortization of Options (4)	525,564
	Less: Recognition Plan Vesting (5)	569,800
	Net Earnings Impact	$(71,890)

			Net
		Before	Earnings	After
4.	Pro Forma Earnings	Conversion	Increase	Conversion

	12 Months ended December 31, 2018 (reported)	$16,795,000	$(71,890)	$16,723,110
	12 Months ended December 31, 2018 (core)	$16,706,000	$(71,890)	$16,634,110

		Before	Net Cash	Tax Benefit	After
5.	Pro Forma Net Worth	Conversion	Proceeds	Of Contribution	Conversion

	December 31, 2018	$126,294,000	$70,441,147	$1,086,428	$197,821,575
	December 31, 2018 (Tangible)	$116,289,000	$70,441,147	$1,086,428	$187,816,575

		Before	Net Cash	Tax Benefit	After
6.	Pro Forma Assets	Conversion	Proceeds	Of Contribution	Conversion

	December 31, 2018	$1,286,867,000	$70,441,147	$1,086,428	$1,358,394,575

(1)	Includes ESOP and MRP stock purchases equal to 8.71 percent and 4.36 percent of the public shares, respectively.
(2)	ESOP stock purchases are internally financed by a loan from the holding company.

(3)	ESOP borrowings are amortized over 20 years, amortization expense is tax-effected at a 26.0 percent rate.
(4)	Option valuation based on Black-Scholes model, 5 year vesting, and assuming 25 percent taxable.
(5)	MRP is amortized over 5 years, and amortization expense is tax effected at 26.0 percent.

Exhibit IV-10

PRO FORMA EFFECT OF CONVERSION PROCEEDS

Pioneer Bank

At the Maximum

1.	Pro Forma Market Capitalization	$101,651,790
	Less: Foundation Shares	4,517,860
2.	Offering Proceeds	$97,133,930
	Less: Estimated Offering Expenses	2,338,289
	Net Conversion Proceeds	$94,795,641

3.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds	$94,795,641
	Less: Cash Contribution to Foundation	250,000
	Less: Non-Cash Stock Purchases (1)	13,282,501
	Net Proceeds Reinvested	$81,263,140
	Estimated net incremental rate of return	1.86%
	Reinvestment Income	$1,509,382
	Less: Estimated cost of ESOP borrowings (2)	0
	Less: Amortization of ESOP borrowings (3)	327,635
	Less: Amortization of Options (4)	604,398
	Less: Recognition Plan Vesting (5)	655,270
	Net Earnings Impact	$(77,922)

			Net
		Before	Earnings	After
4.	Pro Forma Earnings	Conversion	Increase	Conversion

	12 Months ended December 31, 2018 (reported)	$16,795,000	$(77,922)	$16,717,078
	12 Months ended December 31, 2018 (core)	$16,706,000	$(77,922)	$16,628,078

		Before	Net Cash	Tax Benefit	After
5.	Pro Forma Net Worth	Conversion	Proceeds	Of Contribution	Conversion

	December 31, 2018	$126,294,000	$81,263,140	$1,239,644	$208,796,784
	December 31, 2018 (Tangible)	$116,289,000	$81,263,140	$1,239,644	$198,791,784

		Before	Net Cash	Tax Benefit	After
6.	Pro Forma Assets	Conversion	Proceeds	Of Contribution	Conversion

	December 31, 2018	$1,286,867,000	$81,263,140	$1,239,644	$1,369,369,784

(1)	Includes ESOP and MRP stock purchases equal to 8.71 percent and 4.36 percent of the public shares, respectively.
(2)	ESOP stock purchases are internally financed by a loan from the holding company.

(3)	ESOP borrowings are amortized over 20 years, amortization expense is tax-effected at a 26.0 percent rate.
(4)	Option valuation based on Black-Scholes model, 5 year vesting, and assuming 25 percent taxable.
(5)	MRP is amortized over 5 years, and amortization expense is tax effected at 26.0 percent.

Exhibit IV-10

PRO FORMA EFFECT OF CONVERSION PROCEEDS

Pioneer Bank

At the Super Maximum Value

1.	Pro Forma Market Capitalization	$116,899,560
	Less: Foundation Shares	5,195,540
2.	Offering Proceeds	$111,704,020
	Less: Estimated Offering Expenses	2,470,708
	Net Conversion Proceeds	$109,233,312

3.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds	$109,233,312
	Less: Cash Contribution to Foundation	250,000
	Less: Non-Cash Stock Purchases (1)	15,274,876
	Net Proceeds Reinvested	$93,708,436
	Estimated net incremental rate of return	1.86%
	Reinvestment Income	$1,740,540
	Less: Estimated cost of ESOP borrowings (2)	0
	Less: Amortization of ESOP borrowings (3)	376,780
	Less: Amortization of Options (4)	695,058
	Less: Recognition Plan Vesting (5)	753,561
	Net Earnings Impact	$(84,858)

			Net
		Before	Earnings	After
4.	Pro Forma Earnings	Conversion	Increase	Conversion

	12 Months ended December 31, 2018 (reported)	$16,795,000	$(84,858)	$16,710,142
	12 Months ended December 31, 2018 (core)	$16,706,000	$(84,858)	$16,621,142

		Before	Net Cash	Tax Benefit	After
5.	Pro Forma Net Worth	Conversion	Proceeds	Of Contribution	Conversion

	December 31, 2018	$126,294,000	$93,708,436	$1,415,840	$221,418,277
	December 31, 2018 (Tangible)	$116,289,000	$93,708,436	$1,415,840	$211,413,277

		Before	Net Cash	Tax Benefit	After
6.	Pro Forma Assets	Conversion	Proceeds	Of Contribution	Conversion

	December 31, 2018	$1,286,867,000	$93,708,436	$1,415,840	$1,381,991,277

(1)	Includes ESOP and MRP stock purchases equal to 8.71 percent and 4.36 percent of the public shares, respectively.
(2)	ESOP stock purchases are internally financed by a loan from the holding company.
(3)	ESOP borrowings are amortized over 20 years, amortization expense is tax-effected at a 26.0 percent rate.
(4)	Option valuation based on Black-Scholes model, 5 year vesting, and assuming 25 percent taxable.
(5)	MRP is amortized over 5 years, and amortization expense is tax effected at 26.0 percent.

EXHIBIT V-1

RP® Financial, LC.
Firm Qualifications Statement

FIRM QUALIFICATION STATEMENT

RP® Financial (“RP®) provides financial and management consulting, merger advisory and valuation services to the financial services industry nationwide. We offer a broad array of services, high quality and prompt service, hands-on involvement by principals and senior staff, careful structuring of strategic initiatives and sophisticated valuation and other analyses consistent with industry practices and regulatory requirements. Our staff maintains extensive background in financial and management consulting, valuation and investment banking. Our clients include commercial banks, thrifts, credit unions, mortgage companies, insurance companies and other financial services companies.

STRATEGIC PLANNING SERVICES

RP®’s strategic planning services are designed to provide effective feasible plans with quantifiable results. We analyze strategic options to enhance shareholder value, achieve regulatory approval or realize other objectives. Such services involve conducting situation analyses; establishing mission/vision statements, developing strategic goals and objectives; and identifying strategies to enhance franchise and/or market value, capital management, earnings enhancement, operational matters and organizational issues. Strategic recommendations typically focus on: capital formation and management, asset/liability targets, profitability, return on equity and stock pricing. Our proprietary financial simulation models provide the basis for evaluating the impact of various strategies and assessing their feasibility and compatibility with regulations.

MERGER ADVISORY SERVICES

RP®’s merger advisory services include targeting potential buyers and sellers, assessing acquisition merit, conducting due diligence, negotiating and structuring merger transactions, preparing merger business plans and financial simulations, rendering fairness opinions, preparing mark-to-market analyses, valuing intangible assets and supporting the implementation of post-acquisition strategies. Our merger advisory services involve transactions of financially healthy companies and failed bank deals. RP® is also expert in de novo charters and shelf charters. Through financial simulations, comprehensive data bases, valuation proficiency and regulatory familiarity, RP®’s merger advisory services center on enhancing shareholder returns.

VALUATION SERVICES

RP®’s extensive valuation practice includes bank and thrift mergers, thrift mutual-to-stock conversions, goodwill impairment, insurance company demutualizations, ESOPs, subsidiary companies, merger accounting and other purposes. We are highly experienced in performing appraisals which conform to regulatory guidelines and appraisal standards. RP® is the nation’s leading valuation firm for thrift mutual-to-stock conversions, with appraised values ranging up to $4 billion.

OTHER CONSULTING SERVICES

RP® offers other consulting services including evaluating the impact of regulatory changes (TARP, etc.), branching and diversification strategies, feasibility studies and special research. We assist banks/thrifts in preparing CRA plans and evaluating wealth management activities on a de novo or merger basis. Our other consulting services are facilitated by proprietary valuation and financial simulation models.

KEY PERSONNEL (Years of Relevant Experience & Contact Information)

Ronald S. Riggins, Managing Director (39)	(703) 647-6543	rriggins@rpfinancial.com
William E. Pommerening, Managing Director (35)	(703) 647-6546	wpommerening@rpfinancial.com
Marcus Faust, Managing Director (31)	(703) 647-6553	mfaust@rpfinancial.com
Gregory E. Dunn, Director (36)	(703) 647-6548	gdunn@rpfinancial.com
James P. Hennessey, Director (32)	(703) 647-6544	jhennessey@rpfinancial.com
James J. Oren, Director (32)	(703) 647-6549	joren@rpfinancial.com
Carla Pollard, Senior Vice President (29)	(703) 647-6556	cpollard@rpfinancial.com

Washington Headquarters
4250 North Fairfax Drive	Telephone: (703) 528-1700
Suite 600	Fax No.: (703) 528-1788
Arlington, VA 22203	Toll-Free No.: (866) 723-0594
www.rpfinancial.com	E-Mail: mail@rpfinancial.com